Exhibit 10.1

Execution Version

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

FIRST AMENDMENT TO CREDIT AGREEMENT AND GUARANTY

This FIRST AMENDMENT TO CREDIT AGREEMENT AND GUARANTY (this “Amendment”), dated as of March 27, 2025, is entered into by and among VERONA PHARMA, INC., a Delaware corporation (the “Borrower”), VERONA PHARMA PLC, a public limited company registered in England and Wales with company number 05375156 (“Holdings”), the lenders party hereto, constituting all of the Lenders (as defined below) to the Existing Credit Agreement (as defined below), and OAKTREE FUND ADMINISTRATION, LLC, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).

WHEREAS, certain of the parties hereto are party to that certain Credit Agreement and Guaranty, dated as of May 9, 2024 (the “Existing Credit Agreement”, and as amended by this Amendment, the “Credit Agreement”), by and among the Borrower, Holdings, the lenders from time to time party thereto party (the “Existing Lenders”), and the Administrative Agent;

WHEREAS, Oaktree Jalapeno Investment Fund, L.P. (the “New Lender” and, together with the Existing Lenders, the “Lenders”) is willing to provide Term Loans in the amount set forth on Schedule 1 hereto and to become a “Lender” under the Credit Agreement, on the terms and subject to the conditions set forth herein and in the Credit Agreement; and

WHEREAS, the Borrower has requested that (i) the Lenders increase the Commitments for the Tranche C Term Loan from $75,000,000 to $125,000,000 and (ii) the Lenders and the Administrative Agent agree to make certain amendments to the Existing Credit Agreement, subject to the terms and conditions contained herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows.

SECTION 1          Capitalized Terms. All capitalized terms used in this Amendment (including in the recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

SECTION 2          New Lender. The New Lender hereby agrees to provide Term Loans in an amount set forth on Schedule 1 hereto on the terms and subject to the conditions set forth herein and in the Credit Agreement. The New Lender acknowledges and agrees that, as of and on the Amendment Effective Date, it shall become a “Lender” under, and for all purposes of, the Credit Agreement and the other Loan Documents and shall be subject to and bound by the terms hereof, and shall perform all the obligations of and shall have all rights of a Lender thereunder.

SECTION 3          Amendments to the Existing Credit Agreement. Subject to the satisfaction (or waiver by the Lenders in accordance with Section 14.04 of the Existing Credit Agreement) of the conditions precedent specified in Section 5 hereof, the Existing Credit Agreement is hereby amended by deleting the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and by inserting the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement attached hereto as Exhibit A.

SECTION 4          Amendment to Schedules to the Existing Credit Agreement. Subject to the satisfaction (or waiver by the Lenders in accordance with Section 14.04 of the Existing Credit Agreement) of the conditions precedent specified in Section 5 hereof, Schedule 1 of the Existing Credit Agreement is hereby amended and restated in its entirety as set forth on Schedule 1 hereto.

SECTION 5          Conditions Precedent. This Amendment shall become effective upon the satisfaction or waiver of the following conditions precedent (the date of such satisfaction or waiver of the following conditions being referred herein as the “Amendment Effective Date”):

(a)            Each Obligor and the Lenders shall have executed this Amendment, and the Administrative Agent shall have received a fully executed copy of this Amendment.

(b)            The conditions precedent set forth in Section 6.02 of the Existing Credit Agreement are satisfied or waived in accordance with the terms of the Existing Credit Agreement.

(c)            The Revenue Interest Financing Agreement (other than contingent obligations (including indemnification obligations) that by their terms are to survive the termination of the relevant documentation evidencing the Revenue Interest Financing Agreement) shall have been repaid or satisfied and discharged, and in connection therewith, all guarantees and Liens in respect thereof shall have been released on or prior to the Amendment Effective Date.

SECTION 6          Reaffirmation. Each Obligor hereby acknowledges that is receiving substantial direct and indirect benefits as a result of this Amendment and the transactions contemplated hereby. Each Obligor hereby confirms its respective guarantees, pledges and grants of security interests, as applicable, under the Credit Agreement and each of the Security Documents to which it is party, and agrees that, notwithstanding the effectiveness of this Amendment and the transactions contemplated hereby, such guarantees, pledges and grants of security interests, as applicable, shall continue to be in full force and effect and shall, to the extent provided in the Credit Agreement or the applicable Security Document, accrue to the benefit of the Secured Parties in respect of, and to secure, the Obligations as amended by this Amendment. Each Obligor hereby reaffirms its obligations under each provision of each Loan Document to which it is party.

SECTION 7          Representations and Warranties. The Borrower and each other Obligor hereby jointly and severally represents and warrants to the Administrative Agent and each Lender party hereto, as set forth below:

(a)            Power and Authority. Each Obligor has full power, authority and legal right to enter into and perform its obligations under this Amendment.

(b)            Authorization; Enforceability. The execution of this Amendment and the performance hereunder are within the applicable Obligor’s corporate or other organizational powers and have been duly authorized by all necessary corporate or other organizational action including, if required, approval by all necessary holders of Equity Interests. This Amendment has been duly executed and delivered by each Obligor and constitutes a legal, valid and binding obligation of each Obligor, enforceable against each Obligor in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (ii) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); provided that in the case of a U.K. Obligor, each representation and warranty made in this clause (b) shall be subject to the Legal Reservations and the Perfection Requirements.

(c)            Governmental and Other Approvals; No Conflicts. None of the execution, delivery and performance by each Obligor of the Amendment (i) requires any Governmental Approval of, registration or filing with, or any other action by, any Governmental Authority or any other Person, except for (x) such as have been obtained or made and are in full force and effect, (y) filings and recordings in respect of perfecting or recording the Liens created pursuant to the Security Documents, and (z) registrations or filings required under applicable securities laws, (ii) will violate (1) any Law, (2) any Organic Document of any Obligor or (3) any order of any Governmental Authority, that in the case of clause (ii)(1) or clause (ii)(3), individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect, (iii) will violate or result in a default under any Material Agreement binding upon any Obligor or any of its Subsidiaries that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect or (iv) will result in the creation or imposition of any Lien (other than Permitted Liens) on any asset of any Obligor or any of its Subsidiaries.

(d)            Representations and Warranties. After giving effect to this Amendment, the representations and warranties contained in the Credit Agreement and in the other Loan Documents are true and correct in all material respects (or, in the case of any representation or warranty that is qualified by materiality, in all respects) on and as of the date hereof to the same extent as though made on and as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties are true and correct in all material respects (or, in the case of any representation or warranty that is qualified by materiality, in all respects) on and as of such earlier date.

(e)            No Default or Event of Default. No event has occurred and is continuing or would result after giving effect to this Amendment that would constitute an Event of Default or a Default.

SECTION 8          Miscellaneous.

(a)            References Within Loan Documents. On and after the Amendment Effective Date, (i) each reference in the Credit Agreement to “this Agreement” and the words “hereof,” “herein,” “hereunder,” or words of like import, and (ii) each reference in the Loan Documents to the “Credit Agreement”, in each case, shall mean and be a reference to the Credit Agreement as amended by Section 3 of this Amendment.

(b)            Binding Effect. This Amendment binds and is for the benefit of the successors and permitted assigns of each party.

(c)            No Waiver. The Credit Agreement and all other Loan Documents shall remain in full force and effect, and are hereby ratified and confirmed and the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of any provision of the Credit Agreement or any of the Loan Documents. None of the Administrative Agent or any Lender is under any obligation to enter into this Amendment. The entering into this Amendment by such parties shall not be deemed to limit or hinder any rights of any such party under the Loan Documents, nor shall it be deemed to create or infer a course of dealing between any such party, on the one hand, and the Borrower, on the other hand, with regard to any provision of the Loan Documents.

(d)            Governing Law.

(i)            EXCEPT AS PROVIDED IN SECTION 8(d)(ii) BELOW, THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION; PROVIDED THAT SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY.

(ii)            THE REAFFIRMATION OF SECURITY INTERESTS PURSUANT TO SECTION 6 OF THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED AND TAKE EFFECT IN ACCORDANCE WITH ENGLISH LAW WHERE IT RELATES TO A SECURITY DOCUMENT GOVERNED BY ENGLISH LAW.

(e)            Severability of Provisions. Each provision of this Amendment is severable from every other provision in determining the enforceability of any provision.

(f)            Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Amendment. Delivery of an executed counterpart of a signature page of this Amendment by facsimile, portable document format (.pdf) or other electronic transmission will be as effective as delivery of a manually executed counterpart hereof.

(g)            Loan Documents. This Amendment shall constitute a Loan Document.

(h)            Electronic Execution of Certain Other Documents. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Amendment and the transactions contemplated hereby (including without limitation assignments, assumptions, amendments, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment, as of the date first above written.

BORROWER: VERONA PHARMA, INC.

By:	/s/ Mark W. Hahn
	Name:	Mark W. Hahn
	Title:	Treasurer, Secretary and Chief Financial Officer

[Signature Page to First Amendment to Credit Agreement]

HOLDINGS:

VERONA PHARMA PLC

By:	/s/ Mark W. Hahn
	Name:	Mark W. Hahn
	Title:	Chief Financial Officer

[Signature Page to First Amendment to Credit Agreement]

ADMINISTRATIVE AGENT:

OAKTREE FUND ADMINISTRATION, LLC

By:	Oaktree Capital Management, L.P.
Its:	Managing Member

By:	/s/ Mary Gallegly
	Name:	Mary Gallegly
	Title:	Managing Director

By:	/s/ Jessica Dombroff
	Name:	Jessica Dombroff
	Title:	Senior Vice President

[Signature Page to First Amendment to Credit Agreement]

LENDERS:

OAKTREE LOAN ACQUISITION FUND, L.P.

By:	Oaktree Fund GP IIA, LLC
Its:	General Partner

By:	Oaktree Fund GP II, L.P.
Its:	Managing Member

By:	/s/ Mary Gallegly
	Name:	Mary Gallegly
	Title:	Authorized Signatory

By:	/s/ Jessica Dombroff
	Name:	Jessica Dombroff
	Title:	Authorized Signatory

[Signature Page to First Amendment to Credit Agreement]

OAKTREE-TCDRS STRATEGIC CREDIT, LLC

By:	Oaktree Capital Management, L.P.
Its:	Manager

By:	/s/ Mary Gallegly
	Name:	Mary Gallegly
	Title:	Managing Director

By:	/s/ Jessica Dombroff
	Name:	Jessica Dombroff
	Title:	Senior Vice President

[Signature Page to First Amendment to Credit Agreement]

OAKTREE-FORREST MULTI-STRATEGY, LLC

By:	Oaktree Capital Management, L.P.
Its:	Manager

By:	/s/ Mary Gallegly
	Name:	Mary Gallegly
	Title:	Managing Director

By:	/s/ Jessica Dombroff
	Name:	Jessica Dombroff
	Title:	Senior Vice President

[Signature Page to First Amendment to Credit Agreement]

OAKTREE-TBMR STRATEGIC CREDIT FUND C, LLC

By:	Oaktree Capital Management, L.P.
Its:	Manager

By:	/s/ Mary Gallegly
	Name:	Mary Gallegly
	Title:	Managing Director

By:	/s/ Jessica Dombroff
	Name:	Jessica Dombroff
	Title:	Senior Vice President

[Signature Page to First Amendment to Credit Agreement]

OAKTREE-TBMR STRATEGIC CREDIT FUND F, LLC

By:	Oaktree Capital Management, L.P.
Its:	Manager

By:	/s/ Mary Gallegly
	Name:	Mary Gallegly
	Title:	Managing Director

By:	/s/ Jessica Dombroff
	Name:	Jessica Dombroff
	Title:	Senior Vice President

[Signature Page to First Amendment to Credit Agreement]

OAKTREE-TBMR STRATEGIC CREDIT FUND G, LLC

By:	Oaktree Capital Management, L.P.
Its:	Manager

By:	/s/ Mary Gallegly
	Name:	Mary Gallegly
	Title:	Managing Director

By:	/s/ Jessica Dombroff
	Name:	Jessica Dombroff
	Title:	Senior Vice President

[Signature Page to First Amendment to Credit Agreement]

OAKTREE-TSE 16 STRATEGIC CREDIT, LLC

By:	Oaktree Capital Management, L.P.
Its:	Manager

By:	/s/ Mary Gallegly
	Name:	Mary Gallegly
	Title:	Managing Director

By:	/s/ Jessica Dombroff
	Name:	Jessica Dombroff
	Title:	Senior Vice President

[Signature Page to First Amendment to Credit Agreement]

INPRS STRATEGIC CREDIT HOLDINGS, LLC

By:	Oaktree Capital Management, L.P.
Its:	Manager

By:	/s/ Mary Gallegly
	Name:	Mary Gallegly
	Title:	Managing Director

By:	/s/ Jessica Dombroff
	Name:	Jessica Dombroff
	Title:	Senior Vice President

[Signature Page to First Amendment to Credit Agreement]

OAKTREE SPECIALTY LENDING CORPORATION

By:	Oaktree Fund Advisors, LLC
Its:	Investment Advisor

By:	/s/ Mary Gallegly
	Name:	Mary Gallegly
	Title:	Managing Director

By:	/s/ Jessica Dombroff
	Name:	Jessica Dombroff
	Title:	Senior Vice President

[Signature Page to First Amendment to Credit Agreement]

OAKTREE STRATEGIC CREDIT FUND

By:	Oaktree Fund Advisors, LLC
Its:	Investment Advisor

By:	/s/ Mary Gallegly
	Name:	Mary Gallegly
	Title:	Managing Director

By:	/s/ Jessica Dombroff
	Name:	Jessica Dombroff
	Title:	Senior Vice President

[Signature Page to First Amendment to Credit Agreement]

OAKTREE AZ STRATEGIC LENDING FUND, L.P.

By:	Oaktree AZ Strategic Lending Fund GP, L.P.
Its:	General Partner

By:	Oaktree Fund GP IIA, LLC
Its:	General Partner

By:	Oaktree Fund GP II, L.P.
Its:	Managing Member

By:	/s/ Mary Gallegly
	Name:	Mary Gallegly
	Title:	Authorized Signatory

By:	/s/ Mary Jessica Dombroff
	Name:	Jessica Dombroff
	Title:	Authorized Signatory

[Signature Page to First Amendment to Credit Agreement]

OAKTREE LSL FUND DELAWARE HOLDINGS EURRC, L.P.

By:	Oaktree Life Sciences Lending Fund GP, L.P.
Its:	General Partner

By:	Oaktree Life Sciences Lending Fund GP Ltd.
Its:	General Partner

By:	Oaktree Capital Management, L.P.
Its:	Director

By:	/s/ Mary Gallegly
	Name:	Mary Gallegly
	Title:	Managing Director

By:	/s/ Jessica Dombroff
	Name:	Jessica Dombroff
	Title:	Senior Vice President

[Signature Page to First Amendment to Credit Agreement]

OAKTREE DIRECT LENDING FUND DELAWARE HOLDINGS NON-EURRC, L.P.

By:	Oaktree Direct Lending Fund GP, L.P.
Its:	General Partner

By:	Oaktree Direct Lending Fund GP Ltd.
Its:	General Partner

By:	Oaktree Capital Management, L.P.
Its:	Director

By:	/s/ Mary Gallegly
	Name:	Mary Gallegly
	Title:	Managing Director

By:	/s/ Jessica Dombroff
	Name:	Jessica Dombroff
	Title:	Senior Vice President

[Signature Page to First Amendment to Credit Agreement]

OAKTREE DIRECT LENDING FUND UNLEVERED DELAWARE HOLDINGS NON-EURRC, L.P.

By:	Oaktree Direct Lending Fund GP, L.P.
Its:	General Partner

By:	Oaktree Direct Lending Fund GP Ltd.
Its:	General Partner

By:	Oaktree Capital Management, L.P.
Its:	Director

By:	Oaktree Capital Management, L.P.
Its:	Director

By:	/s/ Mary Gallegly
	Name:	Mary Gallegly
	Title:	Managing Director

By:	/s/ Jessica Dombroff
	Name:	Jessica Dombroff
	Title:	Senior Vice President

[Signature Page to First Amendment to Credit Agreement]

OAKTREE DIRECT LENDING FUND VCOC DELAWARE HOLDINGS NON-EURRC, L.P.

By:	Oaktree Direct Lending Fund VCOC (Parallel), L.P.
Its:	General Partner

By:	Oaktree Direct Lending Fund GP, L.P.
Its:	General Partner

By:	Oaktree Direct Lending Fund GP Ltd.
Its:	General Partner

By:	Oaktree Capital Management, L.P.
Its:	Director

By:	/s/ Mary Gallegly
	Name:	Mary Gallegly
	Title:	Managing Director

By:	/s/ Jessica Dombroff
	Name:	Jessica Dombroff
	Title:	Senior Vice President

[Signature Page to First Amendment to Credit Agreement]

OAKTREE JALAPENO INVESTMENT FUND, L.P.

By:	Oaktree Jalapeno Investment Fund GP, L.P.
Its:	General Partner

By:	Oaktree Fund GP IIA, LLC
Its:	General Partner

By:	Oaktree Fund GP II, L.P.
Its:	Managing Member

By:	/s/ Mary Gallegly
	Name:	Mary Gallegly
	Title:	Authorized Signatory

By:	/s/ Jessica Dombroff
	Name:	Jessica Dombroff
	Title:	Authorized Signatory

[Signature Page to First Amendment to Credit Agreement]

OCM LIFE SCIENCES PORTFOLIO LP

By:	OCM Life Sciences Portfolio G.P. Inc.
Its:	General Partner

By:	/s/ Danial Lam
	Name:	Danial Lam
	Title:	Vice President

By:	/s/ Brendan Rowaan
	Name:	Brendan Rowaan
	Title:	Vice President

[Signature Page to First Amendment to Credit Agreement]

Exhibit A

Amended Credit Agreement

[To be attached]

Execution Version

EXHIBIT A TO FIRST AMENDMENT

CREDIT AGREEMENT AND GUARANTY

dated as of May 9, 2024

as amended by the First Amendment to Credit Agreement and Guaranty,

dated as of March 27, 2025

by and among

VERONA PHARMA, INC.,

as the Borrower,

THE GUARANTORS FROM TIME TO TIME PARTY HERETO,

as the Guarantors,

THE LENDERS FROM TIME TO TIME PARTY HERETO

as the

Lenders,

and

OAKTREE FUND ADMINISTRATION, LLC,

as the Administrative Agent

 U.S. $~~400,000,000~~450,000,000

CREDIT AGREEMENT AND GUARANTY		i

Section 1. DEFINITIONS		1
1.01	Certain Defined Terms	1
1.02	Accounting Terms and Principles	~~36~~38
1.03	Interpretation	~~37~~38
1.04	Division	~~38~~39

Section 2. THE COMMITMENT AND THE LOANS		~~38~~40
2.01	Loans	~~38~~40
2.02	Borrowing Procedures	~~39~~40
2.03	Funding of Borrowings	~~39~~41
2.04	Notes	~~40~~41
2.05	Use of Proceeds	~~40~~41
2.06	Defaulting Lenders	~~40~~41

Section 3. PAYMENTS OF PRINCIPAL AND INTEREST, ETC.		~~41~~43
3.01	Scheduled Repayments and Prepayments Generally; Application	~~41~~43
3.02	Interest	~~42~~43
3.03	Prepayments	~~42~~44
3.04	Commitment Termination	~~44~~46
3.05	Exit Fee	~~44~~46

Section 4. PAYMENTS, ETC.		~~45~~46
4.01	Payments	~~45~~46
4.02	Computations	~~46~~48
4.03	Set-Off	~~46~~48

Section 5. YIELD PROTECTION, TAXES, ETC.		~~47~~49
5.01	Additional Costs	~~47~~49
5.02	Illegality	~~48~~50
5.03	Taxes	~~49~~50
5.04	Mitigation Obligations; Replacement of Lenders	~~52~~54
5.05	Survival	~~53~~55

Section 6. CONDITIONS		~~53~~55
6.01	Conditions to Closing	~~53~~55
6.02	Conditions to the Borrowing of All Loans	~~57~~58

Section 7. REPRESENTATIONS AND WARRANTIES		~~58~~59
7.01	Power and Authority	~~58~~59
7.02	Authorization; Enforceability	~~58~~59
7.03	Governmental and Other Approvals; No Conflicts	~~58~~60
7.04	Financial Statements; Material Adverse Effect	~~59~~60
7.05	Properties	~~59~~61
7.06	No Actions or Proceedings	~~62~~64
7.07	Compliance with Laws and Agreements	~~63~~64
7.08	Taxes	~~63~~65
7.09	Full Disclosure	~~63~~65
7.10	Investment Company Act and Margin Stock Regulation	~~64~~65
7.11	Solvency	~~64~~65
7.12	Subsidiaries	~~64~~65
7.13	Indebtedness and Liens	~~64~~66
7.14	Material Agreements	~~64~~66
7.15	Restrictive Agreements	~~64~~66
7.16	Real Property	~~64~~66
7.17	Pension Matters	~~65~~66
7.18	Regulatory Approvals	~~65~~67
7.19	Transactions with Affiliates	~~66~~68
7.20	OFAC; Anti-Terrorism Laws	~~66~~68
7.21	Anti-Corruption	~~67~~68
7.22	Priority of Obligations	~~67~~69
7.23	Royalty and Other Payments	~~67~~69
7.24	Non-Competes	~~67~~69
7.25	Security Interest	~~67~~69
7.26	New Molecular Entity	69

Section 8. AFFIRMATIVE COVENANTS		~~68~~69
8.01	Financial Statements and Other Information	~~68~~69
8.02	Notices of Material Events	~~70~~72
8.03	Existence	~~72~~74
8.04	Payment of Obligations	~~72~~74

8.05	Insurance	~~73~~74
8.06	Books and Records; Inspection Rights	~~73~~75
8.07	Compliance with Laws and Other Obligations	~~74~~76
8.08	Maintenance of Properties, Etc.	~~74~~76
8.09	Licenses	~~74~~76
8.10	Use of Proceeds	~~74~~76
8.11	Certain Obligations Respecting Subsidiaries; Further Assurances	~~75~~76
8.12	Termination of Non-Permitted Liens	~~77~~79
8.13	Quarterly Call with Borrower and Management	~~77~~79
8.14	~~Evidence of New Chemical Exclusivity~~[Reserved]	~~77~~79
8.15	Maintenance of Regulatory Approvals, Contracts, Intellectual Property, Etc.	~~77~~79
8.16	ERISA Compliance	~~78~~80
8.17	Cash Management	~~78~~80
8.18	Post-Closing Obligations	~~79~~81
8.19	Pension Schemes.	~~79~~82

Section 9. NEGATIVE COVENANTS		~~80~~82
9.01	Indebtedness	~~80~~82
9.02	Liens	~~82~~84
9.03	Fundamental Changes and Acquisitions	~~85~~87
9.04	Lines of Business	~~86~~88
9.05	Investments	~~86~~88
9.06	Restricted Payments	~~88~~90
9.07	Payments of Indebtedness	~~89~~91
9.08	Change in Fiscal Year	~~89~~91
9.09	Sales of Assets, Etc.	~~89~~91
9.10	Transactions with Affiliates	~~91~~93
9.11	Restrictive Agreements	~~92~~94
9.12	Modifications and Terminations of Material Agreements and Organic Documents	~~92~~95
9.13	Outbound Licenses	~~93~~95
9.14	Sales and Leasebacks	~~93~~95

9.15	Hazardous Material	~~93~~95
9.16	Accounting Changes	~~93~~95
9.17	Compliance with ERISA	~~93~~96
9.18	Sanctions; Anti-Corruption Use of Proceeds	~~94~~96

Section 10. FINANCIAL COVENANTS		~~94~~96
10.01	Minimum Liquidity	~~94~~96
10.02	Minimum Net Sales	~~94~~96

Section 11. EVENTS OF DEFAULT		~~95~~97
11.01	Events of Default	~~95~~97
11.02	Remedies	~~98~~101
11.03	Additional Remedies	~~99~~101
11.04	Minimum Net Sales Covenant Cure	~~99~~101
11.05	Payment of Yield Protection Premium and Exit Fee	~~100~~102

Section 12. THE ADMINISTRATIVE AGENT		~~101~~104
12.01	Appointment and Duties	~~101~~104
12.02	Binding Effect	~~103~~105
12.03	Use of Discretion	~~103~~105
12.04	Delegation of Rights and Duties	~~103~~106
12.05	Reliance and Liability	~~104~~106
12.06	Administrative Agent Individually	~~105~~108
12.07	Lender Credit Decision	~~106~~108
12.08	Expenses; Indemnities	~~106~~108
12.09	Resignation of the Administrative Agent	~~107~~109
12.10	Release of Collateral or Guarantors	~~107~~110
12.11	Additional Secured Parties	~~108~~110
12.12	Agent May File Proofs of Claim	~~109~~111
12.13	Acknowledgements of Lenders	~~109~~112
12.14	Permitted Working Capital Intercreditor Agreement	114

Section 13. GUARANTY		~~112~~115
13.01	The Guaranty	~~112~~115
13.02	Obligations Unconditional	~~112~~115
13.05	Reinstatement	~~116~~119
13.06	Subrogation	~~116~~119

13.07	Remedies	~~116~~119
13.08	Instrument for the Payment of Money	~~117~~120
13.09	Continuing Guarantee	~~117~~120
13.10	Contribution with Respect to Guaranteed Obligations	~~117~~120
13.11	General Limitation on Guarantee Obligations	~~118~~121

Section 14. MISCELLANEOUS		~~118~~121
14.01	No Waiver	~~118~~121
14.02	Notices	~~118~~121
14.03	Expenses, Indemnification, Etc.	~~118~~121
14.04	Amendments, Etc.	~~120~~123
14.05	Successors and Assigns	~~122~~125
14.06	Survival	~~124~~127
14.07	Captions	~~125~~128
14.08	Counterparts, Effectiveness	~~125~~128
14.09	Governing Law	~~125~~128
14.10	Jurisdiction, Service of Process and Venue	~~126~~129
14.11	Waiver of Jury Trial	~~126~~129
14.12	Waiver of Immunity	~~126~~129
14.13	Entire Agreement	~~126~~129
14.14	Severability	~~127~~130
14.15	No Fiduciary Relationship	~~127~~130
14.16	Confidentiality	~~127~~130
14.17	Interest Rate Limitation	~~128~~131
14.18	Judgment Currency	~~128~~131
14.19	USA PATRIOT Act	~~129~~132
14.20	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	~~129~~132

SCHEDULES AND EXHIBITS

Schedule 1	-	Loans Schedule
Schedule 2	-	Permitted Licenses
Schedule 7.05(b)	-	Certain Intellectual Property

Schedule 7.06(b)		Environmental Matters
Schedule 7.08	-	Taxes
Schedule 7.12	-	Information Regarding Subsidiaries
Schedule 7.13(a)	-	Existing Indebtedness
Schedule 7.13(b)	-	Existing Liens
Schedule 7.14		Material Agreements
Schedule 7.15	-	Restrictive Agreements
Schedule 7.16	-	Real Property Owned or Leased by Obligors
Schedule 7.18(c)	-	Adverse Findings
Schedule 7.19	-	Transactions with Affiliates
Schedule 7.23	-	Royalty and Other Payments
Schedule 9.05	-	Existing Investments
Exhibit A	-	Form of Borrowing Notice
Exhibit B	-	Form of Note
Exhibit C	-	Form of Guarantee Assumption Agreement
Exhibit D-1	-	Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit D-2	-	Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit D-3	-	Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit D-4	-	Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit E	-	Form of Compliance Certificate
Exhibit F	-	Form of Assignment and Assumption
Exhibit H	-	Form of Bailee Letter
Exhibit I	-	Form of Intercompany Subordination Agreement
Exhibit K	-	Form of Solvency Certificate
Exhibit L	-	Form of Funding Date Certificate
Exhibit M-1	-	~~Form of Tranche C Net Sales Condition Certificate~~[Reserved]
Exhibit M-2	-	Form of Tranche D Net Sales Condition Certificate

Execution Version

EXHIBIT A TO FIRST AMENDMENT

CREDIT AGREEMENT AND GUARANTY

CREDIT AGREEMENT AND GUARANTY, dated as of May 9, 2024 (this “Agreement”), among VERONA PHARMA, INC., a Delaware corporation (the “Borrower”), VERONA PHARMA PLC, a public limited company registered in England and Wales with company number 05375156 (“Holdings”), and certain Subsidiaries of the Borrower that may be required to provide Guarantees from time to time hereunder (together with Holdings, each a “Guarantor” and collectively, the “Guarantors”), the lenders from time to time party hereto (each a “Lender” and collectively, the “Lenders”), and OAKTREE FUND ADMINISTRATION, LLC, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).

WITNESSETH:

WHEREAS, the Borrower has requested that the Lenders provide a first-lien term loan facility to the Borrower in an aggregate principal amount of $~~400,000,000~~450,000,000, consisting of (a) a $55,000,000 Tranche A Term Loan to be extended on the Closing Date, (b) a $70,000,000 Tranche B Term Loan to be extended on the Applicable Funding Date for the Tranche B Term Loan, (c) a $~~75,000,000~~125,000,000 Tranche C Term Loan to be extended on the Applicable Funding Date for the Tranche C Term Loan, (d) a $100,000,000 Tranche D Term Loan to be extended on the Applicable Funding Date for the Tranche D Term Loan, and (e) a $100,000,000 Tranche E Term Loan to be extended on the Applicable Funding Date for the Tranche E Term Loan; and

WHEREAS, the Lenders are willing, on the terms and subject to the conditions set forth herein, to provide such senior secured term loan facility.

NOW, THEREFORE, the parties hereto agree as follows:

Section 1.
DEFINITIONS

1.01            Certain Defined Terms. As used herein, the following terms have the following respective meanings:

“Account Control Agreement Completion Date” has the meaning set forth in Section 8.18(c).

“Acquisition” means any transaction, or any series of related transactions, by which any Person (for purposes of this definition, an “acquirer”) directly or indirectly, by means of amalgamation, consolidation, merger, purchase of assets, purchase of Equity Interests, exclusive licensing of Intellectual Property or otherwise, (i) acquires all or substantially all of the assets of any other Person, (ii) acquires (including via licensing and in-licensing) an entire business line, product, product line, unit or division of any other Person, (iii) with respect to any other Person that is managed or governed by a Board, acquires control of Equity Interests of such other Person representing more than fifty percent (50%) of the ordinary voting power (determined on a fully-diluted basis) for the election of directors of such Person’s Board, or (iv) acquires control of more than fifty percent (50%) of the Equity Interests in any other Person (determined on a fully-diluted basis) that is not managed by a Board.

“Administrative Agent” has the meaning set forth in the preamble hereto.

“Administrative Agent Voting Rights Notice” has the meaning that is given to such term in the English Debenture.

“Affected Financial Institution” means (i) any EEA Financial Institution or (ii) any U.K. Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified; provided, that with respect to OCM Life Sciences Portfolio LP, an Affiliate shall include any person in respect of which OMERS Administration Corporation, as administrator of the OMERS primary pension plan and trustee of the pension funds thereunder, holds, directly or indirectly, more than 50% of the Equity Interests of such Person.

“Agreement” has the meaning set forth in the preamble hereto.

“Allocable Amount” has the meaning set forth in Section 13.10(b).

“American Depositary Shares” means American depositary shares listed on NASDAQ, each representing eight (8) Common Shares.

“Anti-Terrorism Laws” means any laws relating to terrorism or money laundering, including (i) the Money Laundering Control Act of 1986 (e.g., 18 U.S.C. §§ 1956 and 1957), (ii) the Bank Secrecy Act of 1970 (e.g., 31 U.S.C. §§ 5311 – 5330), as amended by the Patriot Act, (iii) the laws, regulations and Executive Orders administered by the United States Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), (iv) the Comprehensive Iran Sanctions, Accountability, and Divestment Act of 2010 and implementing regulations by the United States Department of the Treasury, (v)  the laws, regulations and orders administered by the UK Office of Financial Sanctions Implementation, (vi) any law prohibiting or directed against terrorist activities or the financing of terrorist activities (e.g., 18 U.S.C. §§ 2339A and 2339B), or (vii) any similar laws enacted in the United States, the United Kingdom, European Union or any other jurisdictions in which the parties to this agreement operate, and all other present and future legal requirements of any Governmental Authority governing, addressing, relating to, or attempting to eliminate, terrorist acts and acts of war.

“Applicable Availability Period” means, (i) with respect to the Tranche A Term Loans, the day after the Closing Date, ~~and~~ (ii) with respect to the Tranche C Term Loans, the day after the First Amendment Effective Date, and (iii) with respect to each other tranche of Loans, the meaning set forth on Schedule 1 for such tranche of Loans.

“Applicable Funding Condition” means, (i) with respect to the Tranche A Term Loans, the conditions precedent set forth in Section 6, ~~and~~ (ii) with respect to the Tranche C Term Loans, the conditions precedent set forth in Section 4 of the First Amendment and (iii) with respect to each other tranche of Loans, the meaning set forth in the Loans Schedule for such tranche of Loans.

“Applicable Funding Date” means, (i) with respect to the Tranche A Term Loans, the Closing Date, ~~and~~ (ii) with respect to the Tranche C Term Loans, the First Amendment Effective Date, and (iii) with respect to each other tranche of Loans, the date during the Applicable Availability Period for such tranche of Loans on which all conditions precedent set forth in Section 6.02 are satisfied or waived in accordance with the terms of this Agreement.

“Arm’s Length Transaction” means, with respect to any transaction, the terms of such transaction shall not be less favorable to Holdings or any of its Subsidiaries than commercially reasonable terms that would be obtained in a transaction not while in financial distress with a Person that is an unrelated third party.

“Asset Sale” has the meaning set forth in Section 9.09.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee of such Lender substantially in the form of Exhibit F, or such other form as agreed by the Administrative Agent.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, (i) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (ii) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bailee Letter” means, with respect to locations in the United States, a bailee letter substantially in the form of Exhibit H, or such other form as is reasonably acceptable to the Administrative Agent.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy.”

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any employee benefit plan as defined in Section 3(3) of ERISA (whether governed by the laws of the United States or otherwise) to which any Obligor or Subsidiary thereof incurs or otherwise has any obligation or liability, contingent or otherwise.

“Board” means, with respect to any Person, the board of directors or equivalent management or oversight body of such Person or any committee thereof authorized to act on behalf of such board (or equivalent body).

“Borrower” has the meaning set forth in the preamble hereto.

“Borrower Party” has the meaning set forth in Section 14.03(b).

“Borrowing” means the borrowing of the Loans on each Applicable Funding Date.

“Borrowing Notice” means a written notice substantially in the form of Exhibit A.

“Business Day” means a day (other than a Saturday or Sunday) on which commercial banks are not authorized or required to close in New York City, Toronto, Canada or London, England.

“Capital Lease Obligations” means, as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) any property by such Person as lessee, which obligations are required to be classified and accounted for as a capital lease or finance lease on a balance sheet of such Person under GAAP, and for the purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP. “Capital Lease Obligations” shall not include any obligations under a straight-line or operating lease (including any lease that would not have been a capital lease under GAAP prior to giving effect to Accounting Standards Codification 842, Leases).

“Casualty Event” means the damage, destruction or condemnation, as the case may be, of property of Holdings or any of its Subsidiaries in excess of $2,000,000 (or the Equivalent Amount in other currencies).

“Change of Control” means (i) an event or series of events (a) as a result of which any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Act, but excluding any of such person or its Subsidiaries, and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any Plan) becomes the “beneficial owner”, directly or indirectly, of thirty-five percent (35%) or more of the Equity Interests of Holdings entitled to vote for members of the Board of Holdings on a fully-diluted basis (and taking into account all such Equity Interests that such person or group has the right to acquire pursuant to any Option Right); (b) as a result of which, during any period of twelve (12) consecutive months, a majority of the members of the Board of Holdings cease to be composed of individuals (x) who were members of such Board on the first day of such period, (y) whose election, appointment or nomination to such Board was approved by individuals referred to in clause (x) above constituting at the time of such election, appointment or nomination, at least a majority of such Board or equivalent governing body or (z) whose election, appointment or nomination to such Board was approved by individuals referred to in clauses (x) and (y) above constituting at the time of such election, appointment or nomination, at least a majority of such Board; (ii) an event or series of events that results in the sale of all or substantially all of the assets or businesses of Holdings and its Subsidiaries, taken as a whole, or (iii) except to the extent permitted by this Agreement, an event or series of events that results in Holdings’ failure to own, directly or indirectly, beneficially and of record, one-hundred percent (100%) of all issued and outstanding Equity Interests of the Borrower and each Subsidiary Guarantor (other than, in the case of this clause (iii) solely with respect to any Subsidiary Guarantor, as a result of any Asset Sale permitted by Section 9.09, liquidation or dissolution permitted by Section 9.03(b) and any Equity Interests in the nature of directors’ qualifying shares required pursuant to applicable Law). For purposes of this definition, “beneficial owner” is as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person or group shall be deemed to have “beneficial ownership” of all Equity Interests that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “Option Right”).

“Charges” has the meaning set forth in Section 14.17.

“Claims” means (and includes) any claim, demand, complaint, investigations, grievance, action, application, suit, cause of action, order, charge, indictment, prosecution, judgement or other similar process, whether in respect of assessments or reassessments, debts, liabilities, expenses, costs, damages or losses, contingent or otherwise, whether liquidated or unliquidated, matured or unmatured, disputed or undisputed, contractual, legal or equitable, including loss of value, professional fees, including fees and disbursements of legal counsel, and all costs incurred in investigating or pursuing any of the foregoing or any proceeding relating to any of the foregoing.

“Closing Date” means the date on which the conditions precedent specified in Section 6.01 are satisfied (or waived in accordance with Section 14.04).

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means any real, personal and mixed property (including Equity Interests), whether tangible or intangible, in which Liens are granted or purported to be granted to the Administrative Agent as security for the Obligations under any Loan Document on or after the Closing Date, including future acquired or created assets or property (or collectively, all such real, personal and mixed property, as the context may require); provided, that “Collateral” shall not include any “Excluded Asset” (as defined in the Security Agreement).

“Commitment” means, with respect to each Lender, the obligation of such Lender to make Loans to the Borrower on each Applicable Funding Date in accordance with the terms and conditions of this Agreement, which commitment is in the amount set forth opposite such Lender’s name on Schedule 1 under the caption “Applicable Commitment”, as such Schedule may be amended from time to time pursuant to an Assignment and Assumption or otherwise (such amount as to any Lender, its “Applicable Commitment”). The aggregate amount of Commitments on the ~~date of this Agreement equals $400,000,000.~~Original Closing Date was $400,000,000. After giving effect to (i) the Borrowings of the Tranche A Term Loans and the Tranche B Term Loans and (ii) the increase in Commitments of the Tranche C Term Loans pursuant to the First Amendment, the aggregate amount of undrawn Commitments on the First Amendment Effective Date equals $325,000,000.

“Common Shares” means the ordinary shares, nominal value £0.05 per share, of Holdings.

“Company Competitor” means (i) any competitor of Holdings or any of its Subsidiaries primarily operating in the same line of business as Holdings or any of its Subsidiaries and (ii) any of such competitor’s Affiliates (other than any Person that is a bona fide debt fund primarily engaged in the making, purchasing, holding or other investing in commercial loans, notes, bonds or similar extensions of credit or securities in the Ordinary Course) that are either clearly identifiable as an Affiliate of any such competitor on the basis of such Person’s name or identified by name in writing by the Borrower to the Administrative Agent from time to time. Notwithstanding anything to the contrary contained in this Agreement, (a) the Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Company Competitor, (b) the Borrower, the Guarantors and the Lenders acknowledge and agree that the Administrative Agent shall have no responsibility or obligation to determine whether any Lender or potential Lender is a Company Competitor and that the Administrative Agent shall have no liability with respect to any assignment or participation made to a Company Competitor and (c) in no event shall any Oaktree Lender or any OMERS Lender be deemed to be a Company Competitor.

“Compliance Certificate” has the meaning set forth in Section 8.01(d).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Contracts” means any contract, license, lease, agreement, obligation, promise, undertaking, understanding, arrangement, document, commitment, entitlement or engagement under which a Person has, or will have, any liability or contingent liability (in each case, whether written or oral, express or implied, and whether in respect of monetary or payment obligations, performance obligations or otherwise).

“Control” means, in respect of a particular Person, the possession by one or more other Persons, directly or indirectly, of the power to direct or cause the direction of the management or policies of such particular Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Controlled Account” has the meaning set forth in Section 8.17(a).

“Copyright” means published and unpublished works of authorship whether or not copyrightable, including software, website and mobile content, data, databases, and other compilations of information, in each case, whether or not registered, any and all copyrights in and to together with all neighboring and related rights, common law rights and moral rights relating thereto, and all copyrights, copyright registrations and applications for copyright registrations, including all renewals, extensions, restorations, derivative works and reversions thereof and all common law rights, moral rights and other rights whatsoever accruing thereunder or pertaining thereto throughout the world.

“Cure Expiration Date” has the meaning set forth in Section 11.04(a).

“Default” means any Event of Default and any event that, upon the giving of notice, the lapse of time or both, would constitute an Event of Default.

“Defaulting Lender” means, subject to Section 2.06(b), any Lender, as determined by the Administrative Agent, that (a) has failed to perform any of its funding obligations hereunder, including with respect to any Commitments of such Lender, within three (3) Business Days of the date required to be funded by it hereunder, (b) has notified the Borrower or the Administrative Agent that it does not intend to comply with its funding obligations hereunder, or (c) has (i) become the subject of an Insolvency Proceeding, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment or (iv) become the subject of a Bail-In Action; provided, that, a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interests in that Lender or any direct or indirect parent company thereof by a Governmental Authority. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (c) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.06(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrower and each Lender promptly following such determination.

“Default Rate” has the meaning set forth in Section 3.02(b).

“Deferred Acquisition Consideration” means any purchase price adjustments, royalty, earn-out, milestone payments, contingent or other deferred payments of a similar nature (including any non-compete payments and consulting payments) made in connection with any Permitted Acquisition or other acquisition or investment permitted under this Agreement.

“Designated Jurisdiction” means, at any time, any country, region or territory to the extent that such country, region or territory is the subject or target of any Sanctions (which, at the time of this Agreement, includes the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea Region of Ukraine, Cuba, Iran, North Korea and Syria).

“Disqualified Equity Interests” means, with respect to any Person, any Equity Interest of such Person that, by its terms (or by the terms of any security or other Equity Interest into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (i) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable (in each case, other than solely for (a) Qualified Equity Interests and (b) customary cash in lieu of fractional shares), including pursuant to a sinking fund obligation or otherwise, (ii) is redeemable at the option of the holder thereof (other than solely for (a) Qualified Equity Interests and (b) cash in lieu of fractional shares), in whole or in part, (iii) provides for the scheduled payments of dividends or other distributions in cash (other than the payment of cash in lieu of fractional shares) or other securities that would constitute Disqualified Equity Interests, or (iv) is or becomes convertible into or exchangeable for (unless at the sole option of the issuer thereof) Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is ninety-one (91) days after the Maturity Date; provided, that, any Disqualified Equity Interests that would not constitute Disqualified Equity Interests but for provisions thereof giving holders of such Equity Interests (or the holders of any security into or for which such Equity Interests are convertible, exchangeable or exercisable) the right to require the issuer thereof to redeem or repurchase such Equity Interests upon the occurrence of a change in control (including for this purpose an asset sale that would require prepayment in full of the Obligations) occurring prior to the 91st day after the Maturity Date shall not constitute Disqualified Equity Interests if such right to redemption or repurchase is subject, to the satisfaction of the Administrative Agent in its reasonable discretion, to the prior payment in full of all Obligations (other than contingent indemnification obligations for which no claim has been asserted) under the Loan Documents; provided, further, that, if such Equity Interests are issued pursuant to a customary employee benefits or equity incentive plan for the benefit of employees of Holdings or any Subsidiary or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Equity Interests solely because (x) such employee may deliver such Equity Interests to Holdings and its Subsidiaries (or Holdings or such Subsidiary withholds such Equity Interests) in satisfaction of any exercise price or tax withholding obligations with respect to such Equity Interests, or (y) they may be required to be repurchased by Holdings or its Subsidiaries as a result of any such employee’s termination, death or disability.

“Distressed Debt Investor” means a vulture fund, distressed debt fund or any fund or investor whose principal business or principal portfolio or investment strategy is to invest in loans or other debt securities purchased with a view to owning the equity or gaining ownership of the equity in the business (directly or indirectly). In no event shall any Oaktree Lender or any OMERS Lender be deemed to be a Distressed Debt Investor. Notwithstanding anything to the contrary contained in this Agreement, Administrative Agent shall not have any duty or obligation to carry out due diligence in order to identify or determine whether a Person would be a Distressed Debt Investor, and the Administrative Agent shall have no liability with respect to any assignment or participation made to a Distressed Debt Investor.

“Division” has the meaning set forth in Section 1.04.

“Dollars” and “$” means lawful money of the United States of America.

“EEA Financial Institution” means (i) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (ii) any entity established in an EEA Member Country which is a parent of an institution described in clause (i) of this definition, or (iii) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clause (i) or (ii) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any body, public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Transferee” means and includes (i) any commercial bank, (ii) any insurance company, (iii) any finance company, (iv) any financial institution, (v) any Person that is a bona fide debt fund primarily engaged in the making, purchasing, holding or other investing in commercial loans, notes, bonds or similar extensions of credit or securities in the Ordinary Course, (vi) with respect to any Lender, any of its Affiliates or such Lender’s or Affiliate’s managed funds or accounts, and (vii) any other “accredited investor” (as defined in Regulation D of the Securities Act) that is principally in the business of managing investments or holding assets for investment purposes; provided, that no Defaulting Lender, Distressed Debt Investor or Company Competitor shall be an Eligible Transferee.

“English Debenture” means the Debenture, delivered pursuant to Section 6.01(g), between Holdings and the Administrative Agent, as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Ensifentrine” means 9,10-dimethoxy-2(2,4,6-trimethylphenylimino)-3-(n-carbamoyl-2-aminoethyl)-3,4,6,7-tetrahydro-2H-pyrimido[6,1-a]isoquinolin-4-one, a dual inhibitor of the enzymes phosphodiesterase 3 and 4, including any prodrugs, metabolites, salts, congeners, bases, anhydrides, hydrates, crystal forms, non-crystal forms, polymorphs, solvates, stereoisomers, radioisomers, or ester forms thereof and any other improvements, variations, and modifications thereto, and shall include all dosages, dosage forms and formulations of the foregoing.

“Environmental Claim” means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, information request, abatement order or other order or directive (conditional or otherwise), by any Governmental Authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of, or liability relating to, any Environmental Law; (ii) in connection with any Hazardous Material or any actual or alleged Hazardous Materials Activity; or (iii) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment, arising out of a violation of Environmental Law or any Hazardous Materials Activity.

“Environmental Law” means all laws (including common law and any federal, state, provincial, foreign or local governmental law), rule, regulation, order, writ, judgment, notice, requirement, binding agreement, injunction or decree, whether U.S. or non-U.S., relating in any way to (i) environmental matters, including those relating to any Hazardous Materials Activity; (ii) the generation, use, storage, transportation or disposal of Hazardous Materials; or (iii) to the extent related to Hazardous Materials Activity, occupational safety and health, industrial hygiene, land use, natural resources or the protection of human, plant or animal health or welfare, in any manner applicable to Holdings or any of its Subsidiaries or any Facility.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Obligor or any of its Subsidiaries directly or indirectly resulting from or based upon (i) violation of any Environmental Law, (ii) the generation, use, presence, emission, discharge, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (iii) exposure to any Hazardous Materials, (iv) the release or threatened release of any Hazardous Materials into the environment or (v) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means, with respect to any Person (for purposes of this defined term, an “issuer”), all shares of, interests or participations in, or other equivalents in respect of such issuer’s capital stock, including all membership interests, partnership interests or equivalent, whether now outstanding or issued after the Closing Date, and in each case, however designated and whether voting or non-voting. Notwithstanding the foregoing, in no event shall any Indebtedness convertible or exchangeable into Equity Interests constitute “Equity Interests” hereunder.

“Equivalent Amount” means, with respect to an amount denominated in one currency, the amount in another currency that could be purchased by the amount in the first currency determined by reference to the Exchange Rate at the time of determination. Where the permissibility of a transaction, accuracy of a representation or warranty or compliance with a covenant hereunder is determined by reference to amounts stated in Dollars (or the Equivalent Amount in other currencies), the time of determination shall, in each case, be the time at which any applicable transaction is entered into (e.g. the time at which Indebtedness is incurred or at which an Investment or Asset Sale is made), financial covenant is tested, or representation or warranty is made, and the permissibility of actions taken under this Agreement shall not be affected by, and no Default or Event of Default shall arise as a result of, subsequent fluctuations in exchange rates.

“ERISA” means the United States Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means, collectively, any Obligor, Subsidiary thereof, and any Person under common control, or treated as a single employer, with any Obligor or Subsidiary thereof, within the meaning of Section 414(b), (c), (m) or (o) of the Code.

“ERISA Event” means (i) a reportable event as defined in Section 4043 of ERISA with respect to a Title IV Plan, excluding, however, such events as to which the PBGC by regulation has waived the requirement of Section 4043(a) of ERISA that it be notified within thirty (30) days of the occurrence of such event; (ii) the applicability of the requirements of Section 4043(b) of ERISA with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, to any Title IV Plan where an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such plan within the following thirty (30) days; (iii) a withdrawal by any Obligor or any ERISA Affiliate thereof from a Title IV Plan or the termination of any Title IV Plan resulting in liability under Sections 4063 or 4064 of ERISA; (iv) the withdrawal of any Obligor or any ERISA Affiliate thereof in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefore, or the receipt by any Obligor or any ERISA Affiliate thereof of written notice from any Multiemployer Plan that it is insolvent pursuant to Section 4245 of ERISA; (v) the filing of a notice of intent to terminate, the treatment of a plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Title IV Plan or Multiemployer Plan, but in the case of a multiple-employer plan or a Multiemployer Plan, only one notice has been received from the plan administrator; (vi) the imposition of liability on any Obligor or any ERISA Affiliate thereof pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the failure by any Obligor or any ERISA Affiliate thereof to make any required contribution to a Plan, or the failure to meet the minimum funding standard of Section 412 of the Code with respect to any Title IV Plan (whether or not waived in accordance with Section 412(c) of the Code) or the failure to make by its due date a required installment under Section 430 of the Code with respect to any Title IV Plan or the failure to make any required contribution to a Multiemployer Plan; (viii) the determination that any Title IV Plan is considered an at-risk plan or a plan in endangered to critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; (ix) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan, but in the case of a multiple-employer plan or a Multiemployer Plan, only one notice has been received from the plan administrator; (x) the imposition of any liability under Title I or Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Obligor or any ERISA Affiliate thereof; (xi) an application for a funding waiver under Section 303 of ERISA or an extension of any amortization period pursuant to Section 412 of the Code with respect to any Title IV Plan; (xii) the occurrence of a non-exempt prohibited transaction under Section 406 or 407 of ERISA for which any Obligor or any Subsidiary thereof would reasonably be expected to be directly or indirectly liable; (xiii) a violation of the applicable requirements of Section 404 or 405 of ERISA or the exclusive benefit rule under Section 401(a) of the Code by any fiduciary or disqualified person for which any Obligor or any ERISA Affiliate thereof would reasonably be expected to be directly or indirectly liable; (xiv) the occurrence of an act or omission which would reasonably be expected to give rise to the imposition on any Obligor or any ERISA Affiliate thereof of fines, penalties, taxes or related charges under Chapter 43 of the Code or under Sections 409, 502(c), (i) or (1) or 4071 of ERISA; (xv) the assertion of a material claim (other than routine claims for benefits) against any Plan or the assets thereof, or against any Obligor or any Subsidiary thereof in connection with any such plan; (xvi) receipt from the IRS of written notice of the failure of any Qualified Plan to qualify under Section 401(a) of the Code, or the failure of any trust forming part of any Qualified Plan to fail to qualify for exemption from taxation under Section 501(a) of the Code; or (xvii) the imposition of any lien (or the fulfillment of the conditions for the imposition of any lien) on any of the rights, properties or assets of any Obligor or any ERISA Affiliate thereof, in either case pursuant to Title I or IV, including Section 302(f) or 303(k) of ERISA or to Section 401(a)(29) or 430(k) of the Code.

“ERISA Funding Rules” means the rules regarding minimum required contributions (including any installment payment thereof) to Title IV Plans, as set forth in Sections 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

“Erroneous Payment” has the meaning set forth in Section 12.13(a).

“Erroneous Payment Deficiency Assignment” has the meaning set forth in Section 12.13(d).

“Erroneous Payment Impacted Loans” has the meaning set forth in Section 12.13(d).

“Erroneous Payment Return Deficiency” has the meaning set forth in Section 12.13(d).

“Erroneous Payment Subrogation Rights” has the meaning set forth in Section 12.13(d).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Event of Default” has the meaning set forth in Section 11.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Rate” means, as of any date, the rate at which any currency may be exchanged into another currency, as set forth on the relevant Reuters screen at or about 11:00 a.m. (Eastern time) on such date. In the event that such rate does not appear on the Reuters screen, the “Exchange Rate” shall be determined by reference to such other publicly available service for displaying exchange rates as may be reasonably designated by the Administrative Agent.

“Excluded Accounts” means (i) deposit accounts exclusively used for payroll, payroll Taxes and other employee wage and benefit payments to or for the benefit of any Obligor’s employees; provided, that with respect to payroll accounts, the amounts in such accounts shall not exceed the amount necessary for the applicable Obligor to fully-fund its next two complete payroll cycles in the Ordinary Course and such minimum account as may be required by any applicable Law or as customary by the applicable financial institution with respect to such account, (ii) zero balance accounts that are swept no less frequently than weekly to a Controlled Account (including any such account where payments pursuant to Medicaid, Medicare, TRICARE or other state or federal healthcare payor programs are deposited), (iii) accounts (including trust accounts) used exclusively for bona fide escrow purposes, insurance or fiduciary purposes, (iv) cash collateral accounts (including trust accounts) containing cash and Permitted Cash Equivalent Investments used exclusively for Permitted Liens incurred pursuant to Sections 9.02(e), 9.02(f), 9.02(k), 9.02(l), 9.02(r), 9.02(s) and 9.02(t), in each case which such cash and/or Permitted Cash Equivalent Investments shall not exceed the amounts permitted pursuant to any of the foregoing listed clauses of Section 9.02, (v) collateral accounts~~,~~  in respect of and solely to the extent a Permitted Revenue Interest Financing is outstanding ~~(including, to the extent the Revenue Interest Financing Agreement remains outstanding, the “RIPSA Account” as defined therein)~~, and (vi) any other deposit accounts or securities accounts only for so long as the amounts therein do not exceed $500,000 (or the Equivalent Amount in other currencies) in the aggregate.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (i) Taxes imposed on or measured by net income (however denominated), franchise Taxes and branch profits Taxes, in each case, (x) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivisions thereof) or (y) that are Other Connection Taxes, (ii) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (1) such Lender acquires such interest in the Loan or Commitment or (2) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 5.03, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (iii) Taxes attributable to such Recipient’s failure to comply with Section 5.03(f), and (iv) any withholding Taxes imposed under FATCA.

“Existing Credit Facility” means the Indebtedness incurred under that certain Loan and Security Agreement, dated as of December 27, 2023, by and among Verona Pharma, Inc., Oxford Finance LLC, and the lenders party thereto.

“Exit Fee” has the meaning assigned to such term in Section 3.05.

“Facility” means any real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased or operated by any Obligor or any of its Subsidiaries.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“FD&C Act” means the U.S. Food, Drug and Cosmetic Act, 21 U.S.C. §§ 301 et seq. (or any successor thereto), as amended from time to time, and the rules and regulations, issued or promulgated thereunder.

“FDA” means the U.S. Food and Drug Administration and any successor entity.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depositary institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided, that (a) if such day is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Effective Rate for such day shall be the average rate charged to three (3) major banks on such day on such transactions as determined by the Administrative Agent; provided, further, that if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“Fee Letters” means (i) the Upfront Fee Letter, dated the date of this Agreement, among the Borrower, the Lenders and the Administrative Agent and (ii) the Agency Fee Letter, dated the date of this Agreement, among the Borrower and the Administrative Agent.

“First Amendment” means that certain First Amendment to Credit Agreement and Guaranty, dated as of the First Amendment Effective Date, by and among the Obligors, the Administrative Agent and the Lenders party thereto.

“First Amendment Effective Date” is March 27, 2025.

“Foreign Lender” means a Lender that is not a U.S. Person.

“Funding Date Certificate” means a certificate substantially in the form of Exhibit L.

“GAAP” means generally accepted accounting principles in (i) the United States of America, as in effect from time to time, set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants, in the statements and pronouncements of the Financial Accounting Standards Board and in such other statements by such other entity as may be in general use by significant segments of the accounting profession that are applicable to the circumstances as of the date of determination and (ii) in relation to a Guarantor incorporated in a jurisdiction other than the United States of America, generally accepted accounting principles consistently applied in the jurisdiction in which such Guarantor is incorporated and/or carries on business. All references to “GAAP” shall be to GAAP applied consistently with the principles used in the preparation of the financial statements delivered pursuant to Section 6.01(e).

“Governmental Approval” means any consent, authorization, approval, order, license, franchise, permit, certification, accreditation, registration, clearance or exemption that is issued or granted by or from (or pursuant to any act of) any Governmental Authority, including any application or submission related to any of the foregoing.

“Governmental Authority” means any nation, government, branch of power (whether executive, legislative or judicial), state, province or municipality or other political subdivision thereof and any entity exercising executive, legislative, judicial, monetary, regulatory or administrative functions of or pertaining to government, including regulatory authorities, governmental departments, agencies, commissions, bureaus, officials, ministers, courts, bodies, boards, tribunals and dispute settlement panels, and other law-, rule- or regulation-making organizations or entities of any state, territory, county, city or other political subdivision of any country, in each case whether U.S. or non-U.S.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation (the “primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such primary obligations or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (ii) to purchase or lease property, securities or services for the purpose of assuring the owner of such primary obligations of the payment thereof, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such primary obligations or (iv) as an account party in respect of any letter of credit or letter of guaranty (including any bank guarantee) issued to support such primary obligations; provided, that the term Guarantee shall not include endorsements for collection or deposit or guarantees of any straight-line or operating lease (including any lease that would not have been a capital lease under GAAP prior to giving effect to Accounting Standards Codification 842, Leases).

“Guarantee Assumption Agreement” means a Guarantee Assumption Agreement substantially in the form of Exhibit C by an entity that, pursuant to Section 8.11(a), is required to become a “Guarantor.”

“Guaranteed Obligations” has the meaning set forth in Section 13.01.

“Guarantor Payment” has the meaning set forth in Section 13.10(a).

“Guaranty” means the Guaranty made by Holdings and the Subsidiary Guarantors under Section 13 in favor of the Secured Parties (including any Guaranty assumed by an entity that is required to become a “Subsidiary Guarantor” pursuant to a Guarantee Assumption Agreement).

“Hazardous Material” means any chemical, material or substance, exposure to which is prohibited, limited or regulated by any Governmental Authority or which may or would reasonably be expected to pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of any Facility or to the indoor or outdoor environment.

“Hazardous Materials Activity” means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, release, threatened release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, recycling, disposition or handling of any Hazardous Materials, and any investigation, monitoring, corrective action or response action with respect to any of the foregoing.

“Healthcare Laws” means, collectively, all Laws regulating the distribution, dispensing, importation, exportation, quality, manufacturing, labeling, promotion and provision of and payment for drugs, medical devices, medical or healthcare products, items and services, including the Health Insurance Portability and Accountability Act of 1996, as amended (“HIPAA”); 42 U.S.C. § 1320a-7b (Criminal Penalties Involving Medicare or State Health Care Programs), commonly referred to as the “Federal Anti-Kickback Statute”; 42 U.S.C. § 1320a-7h (the Physician Payment Sunshine Act), the FD&C Act; and all rules and regulations promulgated under or pursuant to any of the foregoing, including any non-U.S. equivalents.

“Hedging Agreement” means any interest rate exchange agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement. Notwithstanding anything to the contrary in the foregoing, neither any Permitted Bond Hedge Transaction nor any Permitted Warrant Transaction shall be a Hedging Agreement.

“HIPAA” has the meaning set forth in “Healthcare Laws”.

“IND” means an investigational new drug application submitted to the FDA pursuant to 21 C.F.R. Part 312 for allowance to initiate human clinical trials in the United States, or any equivalent application submitted to a Regulatory Authority outside of the United States including all amendments that may be submitted with respect to the foregoing.

“Indebtedness” of any Person means, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or similar instruments, (iii) all obligations of such Person upon which interest charges are customarily paid (excluding interest penalties for late payments under commercial contracts entered into in the Ordinary Course and, for the avoidance of doubt, which commercial contracts do not relate to obligations for borrowed money or purchase money indebtedness), (iv) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (v) all obligations of such Person in respect of the deferred purchase price of property or services (it being agreed that seller notes or earn-out obligations are addressed in clause (xii)), (vi) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (vii) all Guarantees by such Person of Indebtedness of others, (viii) all Capital Lease Obligations of such Person, (ix) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (x) obligations under any Hedging Agreement, currency swaps, forwards, futures or derivatives transactions, (xi) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (xii) all obligations under any earn-out and guaranteed minimum milestone and other payments of such Person under any license or other agreements appearing on such Person’s balance sheet in accordance with GAAP (but excluding any payments based on sales under any such license or other agreement), (xiii) any Disqualified Equity Interests of such Person and (xiv) all other obligations required to be classified as indebtedness of such Person under GAAP; provided that, notwithstanding the foregoing, Indebtedness shall not include (A) accrued expenses, deferred rent, deferred Taxes, deferred compensation or customary obligations under employment agreements (including obligations in respect of early retirement or termination obligations, deferred compensatory or employee or director equity plans, pension fund obligations or contributions or similar claims, obligations or contributions or social security or wage taxes), or (B) accounts payable incurred in the Ordinary Course, in each case, not overdue by more than sixty (60) days, unless contested in good faith by appropriate proceedings and reserved for in accordance with GAAP. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Indemnified Party” has the meaning set forth in Section 14.03(b).

“Indemnified Taxes” means (i) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Obligor under any Loan Document and (ii) to the extent not otherwise described in clause (i), Other Taxes.

“Insolvency Act” means the Insolvency Act of 1986, as amended, of the United Kingdom.

“Insolvency Proceeding” means (i) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, administration, moratorium, liquidation, receivership, examinership, dissolution, winding-up or relief of debtors (including by way of voluntary arrangement, scheme of arrangement, restructuring plan or otherwise), or (ii) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other similar arrangement in respect of any Person’s creditors generally or any substantial portion of such Person’s creditors, in each case undertaken under U.S. federal or state or foreign law, including the Bankruptcy Code or the Insolvency Act.

“Intellectual Property” means all intellectual property or proprietary rights of any kind anywhere in the world, including any rights in or to Patents, Trademarks, Copyrights, Trade Secrets, and database rights, whether U.S. or non-U.S, together with all rights to claim priority from such rights and all similar or equivalent rights or forms of protection which subsist or will subsist now or in the future in any part of the world.

“Intercompany Subordination Agreement” means a subordination agreement to be executed and delivered by each Obligor and each of its Subsidiaries, pursuant to which all obligations in respect of any Indebtedness owing to any such Person by an Obligor shall be subordinated to the prior payment in full in cash of all Obligations, such agreement to be in substantially the form attached hereto as Exhibit I.

“Interest Rate” means ~~11.00% per annum~~(a) from the Closing Date to and until the First Amendment Effective Date, 11.00% per annum, (b) from the First Amendment Effective Date to and until the Interest Rate Step Down Date, 9.70%, and (c) from the Interest Rate Step Down Date and thereafter, 9.35%, in each case of the foregoing clauses (a) through (c), as may be increased pursuant to Section 3.02(b).

“Interest Rate Step Down Date” means the first day of the fiscal quarter immediately succeeding the fiscal quarter in which Net Sales for the trailing twelve (12) consecutive month period exceeds [***]; provided, that a Responsible Officer of the Borrower shall deliver a certificate during such succeeding fiscal quarter certifying that such condition has been satisfied.

“Invention” means any novel, inventive or useful art, apparatus, method, process, machine (including any article or device), manufacture or composition of matter, or any novel, inventive and useful improvement in any art, apparatus, method, process, machine (including article or device), manufacture or composition of matter.

“Investment” means, for any Person: (i) the acquisition (whether for cash, property, services or securities or otherwise) of any debt or Equity Interests, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person (including any “short sale” or any sale of any securities at a time when such securities are not owned by the Person entering into such sale); (ii) the making of any deposit with, or advance, loan, assumption of debt or other extension of credit to, or capital contribution in any other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such Person), but excluding any such advance, loan or extension of credit having a term not exceeding ninety (90) days arising in connection with the sale of inventory or supplies by such Person in the Ordinary Course; (iii) the entering into of any Guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person; or (iv) the consummation of an Acquisition. The amount of an Investment shall be the amount actually invested (which, in the case of any Investment constituting the contribution of an asset or property, shall be based on such Person’s good faith estimate of the fair market value of such asset or property at the time such Investment is made), minus the amount of cash received or returned for such Investment, without adjustment for subsequent increases or decreases in the value of such Investment or write-ups, write-downs or write-offs with respect thereto; provided that in no event shall such amount be less than zero or increase any basket or amount pursuant to Section 9.05 above the fixed amount set forth therein. Notwithstanding anything to the contrary in the foregoing, the purchase of any Permitted Bond Hedge Transaction by Holdings or any of its Subsidiaries and the performance of its obligations thereunder shall not be an Investment.

“IRS” means the U.S. Internal Revenue Service or any successor agency.

“Landlord Consent” means, with respect to locations in the United States, a Landlord Consent in a form reasonably acceptable to the Administrative Agent.

“Law” means, collectively, all U.S. or non-U.S. federal, state, provincial, territorial, municipal or local statute, treaty, rule, guideline, regulation, ordinance, code or administrative or judicial precedent or authority, including any interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case having the force of law.

“Legal and IP Expenses” has the meaning set forth in Section 14.03(a).

“Legal Reservations” means:

(a) the principle that equitable remedies (or remedies that are analogous to equitable remedies in other jurisdictions) may be granted or refused at the discretion of a court (regardless of whether considered in a proceeding in equity or at law), the limitation of enforcement by laws relating to bankruptcy, insolvency, liquidation, reorganization, judicial management, court schemes, moratoria, administration, examinership and other laws generally affecting the rights of creditors and secured creditors and similar principles or limitations under the laws of any applicable jurisdiction;

(b) the time barring of claims under applicable limitation laws and defenses of acquiescence, set-off or counterclaim and the possibility that an undertaking to assume liability for or indemnify a person against non-payment of stamp duty may be void and defenses of set-off, counterclaim or acquiescence and similar principles or limitations under the laws of any applicable jurisdiction;

(c) the principle that any additional interest or default interest imposed under any relevant agreement may be held to be unenforceable on the grounds that it is a penalty and thus void;

(d) the principle that a court may not give effect to an indemnity for legal costs incurred by an unsuccessful litigant;

(e) the principle that the creation or purported creation of security interests over any contract or agreement which is subject to a prohibition on transfer, assignment or charging may be void, ineffective or invalid and may give rise to a breach of the contract or agreement over which security interests have purportedly been created;

(f) the principle that certain remedies in relation to regulated entities may require further approval from government or regulatory bodies or pursuant to agreements with such bodies; and

(g) similar principles, rights and defenses under the laws of any relevant jurisdiction.

“Lenders” has the meaning set forth in the preamble hereto.

“Lien” means (a) any mortgage, lien, license, pledge, hypothecation, charge, assignment, security interest, or other encumbrance of any kind or character whatsoever, whether or not filed, recorded or otherwise perfected under applicable Law, or any lease, title retention agreement, mortgage, restriction, easement, right-of-way, option or adverse claim (of ownership or possession) (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any other encumbrance on title to real property, any option or other agreement to sell, or give a security interest in, such asset and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes of any jurisdiction)) or any preferential arrangement that has the practical effect of creating a security interest and (b) in the case of Equity Interests, any purchase option, call or similar right of a third party with respect to such Equity Interests.

“Loan” means each loan advanced by a Lender pursuant to Section 2.01.

“Loan Documents” means, collectively, this Agreement, the First Amendment, the Notes, the Security Documents, the Fee Letters, any Guarantee Assumption Agreement, the Intercompany Subordination Agreement and any subordination agreement, intercreditor agreement (including the Permitted Intercreditor Agreement and/or the Permitted Working Capital Intercreditor Agreement but, for the avoidance of doubt, excluding any other documentation related to any Permitted Working Capital Indebtedness or a Permitted Revenue Interest Financing) or other present or future document, instrument, agreement or certificate delivered to the Administrative Agent (for itself or for the benefit of any other Secured Party) in connection with this Agreement or any of the other Loan Documents, in each case, as amended or otherwise modified.

“Loss” means judgments, debts, liabilities, expenses, costs, damages or losses, contingent or otherwise, whether liquidated or unliquidated, matured or unmatured, disputed or undisputed, contractual, legal or equitable, including loss of value, professional fees, including fees and disbursements of legal counsel on a full indemnity basis, and all costs incurred in investigating or pursuing any Claim or any proceeding relating to any Claim.

“Majority Lenders” means, at any time, Lenders having at such time in excess of fifty percent (50%) of the sum of (i) aggregate unused Commitments then in effect and (ii) the outstanding principal amount of the Loans at such time. The Commitments of any Defaulting Lender shall be disregarded in determining Majority Lenders at any time.

“Margin Stock” means “margin stock” within the meaning of Regulation U and Regulation X.

“Market Capitalization” means, for any given date of determination, an amount equal to (a) the average official closing price of Holdings’ American Depositary Shares as reported on NASDAQ (or, if the primary listing of such American Depositary Shares is on another exchange, on such other exchange) for each of the thirty (30) Trading Days preceding such date of determination multiplied by (b) the total number of American Depositary Shares of Holdings that are issued and outstanding on the date of the determination and listed on the NASDAQ (or, if the primary listing of such American Depositary Shares is on another exchange, on such other exchange), subject to appropriate adjustment for any share dividend, share split, share combination, reclassification or other similar transaction during the applicable calculation period.

“Material Adverse Effect” mean a material adverse effect on (i) the business, operations, financial condition, assets or liabilities of Holdings and its Subsidiaries taken as a whole, (ii) the ability of the Obligors, taken as a whole, to perform their payment obligations under the Loan Documents, as and when due, (iii) the legality, validity, binding effect or enforceability of the Loan Documents or (iv) the rights, remedies and benefits available to, or conferred upon, the Administrative Agent or the Secured Parties under any of the Loan Documents.

“Material Agreement” means any Contract required to be disclosed (including amendments thereto) under regulations promulgated under the Securities Act or Securities Exchange Act of 1934, as may be amended. For the avoidance of doubt, employment and management contracts shall not be Material Agreements.

“Material Environmental Liability” means any Environmental Liability that has had or would reasonably be expected to have a Material Adverse Effect.

“Material License” has the meaning set forth in Section 8.02(g).

“Material Indebtedness” means, at any time, any Indebtedness of any Obligor or Subsidiary thereof, the outstanding principal amount of which, individually or in the aggregate, exceeds $10,000,000 (or the Equivalent Amount in other currencies).

“Material Intellectual Property” means all Intellectual Property that is currently owned by (or purported to be owned by) or, licensed to (or purported to be licensed to) the Borrower or any of its Subsidiaries, or acquired, developed or obtained by, or otherwise licensed to the Borrower or any of its Subsidiaries after the date hereof that is, in each case, material to any current, planned or anticipated business of the Borrower or any of its Subsidiaries. “Material Intellectual Property” shall include all Intellectual Property that is material to, or specifically embodied in, covering or related to or directed toward, (i) Ensifentrine or (ii) Product Commercialization and Development Activities with respect to Ensifentrine.

“Material Software” has the meaning set forth in Section 7.05(b)(G).

“Maturity Date” means May 9, 2029 or, if such date is not a Business Day, the immediately preceding Business Day.

“Maximum Rate” has the meaning set forth in Section 14.17.

“Medicaid” means that government-sponsored entitlement program under Title XIX, P.L. 89-97 of the Social Security Act, which provides federal grants to states for medical assistance based on specific eligibility criteria, as set forth on Section 1396, et seq. of Title 42 of the United States Code.

“Medicare” means that government-sponsored insurance program under Title XVIII, P.L. 89-97, of the Social Security Act, which provides for a health insurance system for eligible elderly and disabled individuals, as set forth at Section 1395, et seq. of Title 42 of the United States Code.

“Minimum Liquidity Amount” means (i) from the Closing Date until the date on which the Tranche B Term Loans are funded, $30,000,000, (ii) from the date the Tranche B Term Loans are funded until the date on which the Tranche D Term Loans are funded, $40,000,000, and (iii) after the Tranche D Term Loans are funded, $20,000,000.

“Minimum Liquidity Covenant” has the meaning set forth in Section 10.01.

“Minimum Net Sales” means, with respect to any period, [***].

“Minimum Net Sales Covenant” has the meaning set forth in Section 10.02.

“Minimum Net Sales Cure Right” has the meaning set forth in Section 11.04(a).

“Mortgage Deliverables” has the meaning set forth in Section 8.11(b)(iv).

“Multiemployer Plan” means any multiemployer plan, as defined in Section 400l(a)(3) of ERISA, to which any ERISA Affiliate incurs or otherwise has any obligation or liability, contingent or otherwise.

“NASDAQ” means The Nasdaq Global Market.

“NDA” means a new drug application, submitted to the FDA pursuant to 21 U.S.C. § 355 seeking approval to market a new drug in the United States, or any equivalent application submitted to a Regulatory Authority outside of the United States, and all supplements or amendments thereto.

“Net Cash Proceeds” means, (i) with respect to any Casualty Event experienced or suffered by any Obligor or any of its Subsidiaries, the amount of cash proceeds received (directly or indirectly) from time to time by or on behalf of such Person in respect of such Casualty Event after deducting therefrom only (a) reasonable costs and expenses related thereto incurred by such Obligor or such Subsidiary in connection therewith, (b) Taxes (including transfer Taxes or net income Taxes) paid or reasonably expected to be payable in connection therewith, (c) reasonable reserves established for liabilities estimated to be payable in respect of such Casualty Event and deposited into escrow with a third party escrow agent on customary terms or set aside in a Controlled Account and (d) any amounts required to be used to prepay Permitted Indebtedness pursuant to Sections 9.01(j) ~~and~~, 9.01(l) and 9.01(m) secured by the assets subject to such Casualty Event (other than (x) Indebtedness owing to the Administrative Agent or any Lender under this Agreement or the other Loan Documents and (y) Indebtedness assumed by the purchaser of such asset); and (ii) with respect to any Asset Sale by any Obligor or any of its Subsidiaries, the amount of cash proceeds received (directly or indirectly) from time to time by or on behalf of such Person in respect of such Asset Sale after deducting therefrom only (a) reasonable costs and expenses related thereto incurred by such Obligor or such Subsidiary in connection therewith, (b) Taxes (including transfer Taxes or net income Taxes) paid or reasonably be expected to be payable in connection therewith, (c) reasonable reserves established for liabilities estimated to be payable in respect of such Asset Sale and deposited into escrow with a third party escrow agent on customary terms or set aside in a Controlled Account and (d) any amounts required to be used to prepay Permitted Indebtedness pursuant to Sections 9.01(j) ~~and~~, 9.01(l) and 9.01(m) secured by the assets subject to such Asset Sale (other than (x) Indebtedness owing to the Administrative Agent or any Lender under this Agreement or the other Loan Documents and (y) Indebtedness assumed by the purchaser of such asset); provided that, in each case of clauses (i) and (ii), costs and expenses shall only be deducted to the extent, that the amounts so deducted are (x) actually paid or payable to a Person that is not an Affiliate of any Obligor or any of its Subsidiaries and (y) properly attributable to such Casualty Event or Asset Sale, as the case may be.

“Net Sales” means, for any relevant fiscal period, the consolidated net sales of Holdings and its Subsidiaries attributable to sales of Ensifentrine in the United States for such fiscal period, as determined on a consolidated basis in accordance with GAAP.

“Net Sales Cure Payment” means, with respect to any fiscal quarter of Holdings to which the Minimum Net Sales Covenant applies, the amount, if positive, by which Net Sales for the four consecutive fiscal quarter period of Holdings ending on the last day of such fiscal quarter is less than the Minimum Net Sales for such period; provided that the Net Sales Cure Payment shall in no event be less than $10,000,000.

“Note” means a promissory note, in substantially the form of Exhibit B hereto, executed and delivered by the Borrower to any Lender in accordance with Section 2.04.

“Notice of Intent to Cure Net Sales Covenant” has the meaning set forth in Section 11.04(b).

“NY UCC” means the UCC as in effect from time to time in the state of New York.

“Oaktree” means Oaktree Capital Management, L.P.

“Oaktree Lender” means any Lender that is an Affiliate or managed fund or account of Oaktree.

“Oaktree LOI” means that certain letter of intent by and between Holdings and Oaktree, dated as of March 15, 2024.

“Obligations” means, with respect to any Obligor, all amounts, obligations, liabilities, covenants and duties of every type and description owing by such Obligor to any Secured Party (including all Guaranteed Obligations), any other indemnitee hereunder or any participant, in each case, arising out of, under, or in connection with, any Loan Document, whether direct or indirect (regardless of whether acquired by assignment), absolute or contingent, due or to become due, whether liquidated or not, now existing or hereafter arising and however acquired, and whether or not evidenced by any instrument or for the payment of money, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, whether arising by reason of any borrowing, loan, guaranty, indemnification or in any manner, including, without duplication, (i) if such Obligor is the Borrower, all Loans, (ii) all interest, whether or not accruing after the filing of any petition in bankruptcy or after the commencement of any insolvency, reorganization or similar proceeding, and whether or not a claim for post-filing or post-petition interest is allowed in any such proceeding, and (iii) all other fees, expenses (including fees, charges and disbursement of counsel), interest, Yield Protection Premium, Exit Fee, commissions, charges, costs, disbursements, indemnities and reimbursement of amounts paid and other sums chargeable to such Obligor under any Loan Document, regardless of whether allowed or allowable in any bankruptcy, insolvency, reorganization or other similar proceeding.

“Obligors” means, collectively, Holdings, the Borrower and the Subsidiary Guarantors and their respective successors and permitted assigns.

“OFAC” has the meaning assigned to such term in the definition of “Anti-Terrorism Laws.”

“OMERS Lender” means OCM Life Sciences Portfolio LP or any of its Affiliates, in each case, that is a Lender hereunder.

“Option Right” has the meaning set forth in the definition of “Change of Control.”

“Ordinary Course” means ordinary course of business or ordinary trade activities that are customary for similar businesses in the normal course of their ordinary operations and not while in financial distress.

“Organic Document” means, for any Person, such Person’s formation documents, including, as applicable, its certificate of incorporation, certificate of name change, constitutional documents, by-laws, certificate of partnership, partnership agreement, certificate of formation, limited liability agreement, operating agreement and all shareholder agreements, voting trusts and similar arrangements applicable to such Person’s Equity Interests, or any equivalent document of any of the foregoing.

“Original Closing Date” means May 9, 2024.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 5.04(b)).

“Participant” has the meaning set forth in Section 14.05(e).

“Participant Register” has the meaning set forth in Section 14.05(e).

“Patents” means (i) all domestic, national, regional and foreign patents, patent rights, patent applications, provisional applications, patent disclosures and Invention disclosures issued or filed, (ii) any domestic, national, regional or foreign patent applications filed from such patents, patent rights, patent applications, provisional applications, patent disclosures and Invention disclosures claiming priority to any of these, including renewals, divisionals, continuations, continuations-in-part, substitutions, provisionals, converted provisionals, and continued prosecution applications, (iii) any domestic, national, regional or foreign patents that have issued or in the future issue from the foregoing described in clauses (i) and (ii), including utility models, petty patents, design patents and all other rights in designs and certificates of invention; and (iv) all extensions or restorations by existing or future extension or restoration mechanisms, including revalidations, reissues, re-examinations, revisions, and term extensions (including any supplementary protection certificates and the like) of the foregoing patents or patent applications described in clauses (i), (ii) and (iii), including the Inventions claimed in any of the foregoing and any priority rights arising therefrom.

“Patriot Act” has the meaning set forth in Section 14.19.

“Payment Date” means (i) March 31, June 30, September 30 and December 31 of each year, commencing on the first such date to occur after the Closing Date (provided, that if such date is not a Business Day, then on the immediately succeeding Business Day; provided that if such next succeeding Business Day would fall after the Maturity Date, payment shall be made on the immediately preceding Business Day) and (ii) the Maturity Date.

“Payment Recipient” has the meaning set forth in Section 12.13(a).

“PBGC” means the United States Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Perfection Certificate” means the Collateral, Perfection and Information Certificate delivered pursuant to Section 6.01(d).

“Perfection Requirements” means the making or the procuring of the appropriate registrations, filings, endorsements, notarization, stampings and/or notifications of or under the Security Documents and/or the security interests created thereunder and any other actions or steps, necessary in any jurisdiction or under any laws or regulations in order to create, attach or perfect any security interests (or equivalent concepts in any applicable jurisdiction) or the Security Documents or to achieve the relevant priority expressed therein.

“Permitted Acquisition” means any Acquisition by Holdings or any of its Subsidiaries, whether by license, purchase, merger or otherwise; provided that:

(a)            immediately prior to, and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or would reasonably be expected to result therefrom;

(b)            such Acquisition shall comply in all material respects with all applicable Laws and all applicable Governmental Approvals;

(c)            subject to clause (j) below, in the case of any Acquisition of Equity Interests of another Person, after giving effect to such Acquisition, all Equity Interests of such other Person acquired by Holdings or any of its Subsidiaries shall be owned, directly or indirectly, beneficially and of record, by Holdings or any of its Subsidiaries, and, the Borrower shall cause such acquired Person to satisfy each of the actions set forth in Section 8.11 as and when required by such Section and clause (j) below;

(d)            on a pro forma basis after giving effect to such Acquisition, Holdings and its Subsidiaries shall be in compliance with the financial covenants set forth in Section 10;

(e)             if such Acquisition is structured as the acquisition or in-licensing of the right to use, make, have made, import, export, develop, sell or offer for sale, any product, product line or Intellectual Property of or from any other Person, such product, product line or Intellectual Property shall be acquired or in-licensed by an Obligor, shall be free and clear of Liens other than Permitted Liens and all other actions shall have been taken that are necessary or reasonably requested by the Administrative Agent to provide and perfect a first priority Lien to the Administrative Agent for the benefit of the Secured Parties in such Intellectual Property or Intellectual Property directed to such product or product line (in each case, subject to Permitted Liens);

(f)             to the extent that all or any portion of the purchase price (including reasonable estimates of any Deferred Acquisition Consideration other than any Deferred Acquisition Consideration consisting of customary milestone and royalty payments (and not payments based on passage of time or regulatory approval, in each case, without a corresponding performance-based metric) that are calculated on the basis of future revenues pursuant to an agreement entered into as an Arm’s Length Transaction) for any such Acquisition is paid in cash, the amount thereof does not exceed (i) $30,000,000 (or the Equivalent Amount in other currencies) in the aggregate with all other Permitted Acquisitions during the term of this Agreement plus (ii) the portion of any substantially concurrent contributions to the common equity of Holdings designated solely for this purpose (provided, that such designated portion of any such contribution must be used within thirty (30) days of such contribution to pay the costs of such Permitted Acquisition);

(g)            to the extent that all or any portion of the purchase price for any such Acquisition is paid in Equity Interests, all such Equity Interests shall be Qualified Equity Interests;

(h)            in the case of any such Acquisition that has a purchase price (including reasonable estimates of any Deferred Acquisition Consideration other than any Deferred Acquisition Consideration consisting of customary milestone and royalty payments (and not payments based on passage of time or regulatory approval) that are calculated on the basis of future revenues pursuant to an agreement entered into as an Arm’s Length Transaction) in excess of $35,000,000 (or the Equivalent Amount in other currencies), (i) the Borrower shall provide to the Administrative Agent (A) at least ten (10) Business Day’s prior written notice of any such Acquisition, together with summaries, prepared in reasonable detail, of all due diligence conducted by or on behalf of Holdings or the applicable Subsidiary, as applicable, prior to such Acquisition, in each case subject to customary confidentiality restrictions, (B) subject to customary confidentiality restrictions, a copy of the draft purchase agreement, license agreement or other proposed transaction agreement related to the proposed Acquisition (and any related documents reasonably requested by the Administrative Agent), (C) pro forma financial statements of Holdings and its Subsidiaries (as of the last day of the most recently ended fiscal quarter prior to the date of consummation of such Acquisition for which financial statements are required to be delivered pursuant to Sections 8.01(a) or (b)) after giving effect to such Acquisition and, subject to customary confidentiality restrictions, all copies of any quality of earnings or other report, and (D) subject to customary confidentiality restrictions, any other information reasonably requested (to the extent available), by the Administrative Agent and available to the Obligors, and (ii) to the extent the cash purchase price exceeds $35,000,000 (or the Equivalent Amount in other currencies) including reasonable estimates of any Deferred Acquisition Consideration other than any Deferred Acquisition Consideration consisting of customary milestone and royalty payments (and not payments based on passage of time or regulatory approval, in each case, without a corresponding performance-based metric) that are calculated on the basis of future revenues pursuant to an agreement entered as an Arm’s Length Transaction the Majority Lenders shall have consented to in writing to such Acquisition (such consent not to be unreasonably delayed, withheld or conditioned);

(i)             no Obligor or any of its Subsidiaries (including any acquired Person) shall, in connection with any such Acquisition, assume or remain liable with respect to (x) any Indebtedness of the related seller or the business, Person or assets acquired, except to the extent permitted pursuant to Section 9.01(l), (y) any Lien on any business, Person or assets acquired, except to the extent permitted pursuant to Section 9.02, and (z) any other liabilities that are not Indebtedness (including Tax, ERISA and environmental liabilities), except to the extent the assumption of such liabilities would not reasonably be expected to result in a Material Adverse Effect; provided that if such assumed liabilities exceed $15,000,000 in the aggregate, the Majority Lenders shall have consented in writing to such acquisition in its sole discretion. Any other such Indebtedness, liabilities or Liens not permitted to be assumed, continued or otherwise supported by any Obligor or Subsidiary thereof hereunder shall be paid in full or released within thirty (30) days after the acquisition date (or such longer period of time as agreed by the Administrative Agent in its sole discretion) as to the business, Persons or properties being so acquired on or before the consummation of such Acquisition; and

(j)             such Acquisition shall be conducted in the United States or the United Kingdom (or in other jurisdictions so long as all material assets and/or the entities that are the subject of such Acquisition are contributed, disposed or otherwise transferred to an Obligor and become Collateral within sixty (60) days of the consummation of such Acquisition).

“Permitted Bond Hedge Transaction” means any call or capped call option (or substantively equivalent derivative transaction) relating to Holdings’ Common Shares or American Depositary Shares representing such Common Shares (or other securities or property following a merger event, reclassification or other change of the Common Shares) that is (A) purchased by Holdings in connection with the issuance of any Permitted Convertible Debt, (B) settled in Common Shares or American Depositary Shares (or such other securities or property), cash or a combination thereof (such amount of cash determined by reference to the price of the Common Shares or American Depositary Shares or such other securities or property), and cash in lieu of fractional Common Shares and (C) on terms and conditions customary for bond hedge transactions as reasonably determined by Holdings.

“Permitted Cash Equivalent Investments” means (i) marketable direct obligations issued or unconditionally guaranteed by the United States, United Kingdom or any member states of the European Union or any agency or any state thereof having maturities of not more than one (1) year from the date of acquisition, (ii) commercial paper maturing no more than two hundred seventy (270) days after the date of acquisition thereof and having the highest rating from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc., (iii) certificates of deposit maturing no more than one (1) year after issue that are issued by any bank organized under the Laws of the United States, or any state thereof, the District of Columbia or any non-U.S. jurisdiction, or any U.S. branch of a foreign bank having, at the date of acquisition thereof, combined capital and surplus of not less than $500,000,000 (or the Equivalent Amount in other currencies), (iv) any money market or similar funds that exclusively hold any of the foregoing and (v) any other Investments permitted by the Obligors’ investment policy as in effect on the Closing Date, and as amended from time to time with the prior written consent of the Agent.

“Permitted Convertible Debt” means unsecured Indebtedness of Holdings or Subsidiary pursuant to clause (B) below, that is either (i) convertible into a fixed number (subject to customary conversion and adjustment rights for broadly distributed 144A convertible bond transactions as of the date of issuance) of the Common Shares, or American Depositary Shares representing such Common Shares (or other securities or property following a merger event or other change of the Common Shares), cash or a combination thereof (such amount of cash determined by reference to the price of the Common Shares or American Depositary Shares or such other securities or property), or cash in lieu of fractional Common Shares or (ii) sold as units with call options, warrants or rights to purchase (or substantially equivalent equity derivative transactions) that are exercisable for the Common Shares, or American Depositary Shares representing such Common Shares (or other securities or property following a merger event or other change of the Common Shares), cash or a combination thereof (such amount of cash determined by reference to the price of the Common Shares or American Depositary Shares or such other securities or property), or cash in lieu of fractional shares of the Common Shares; provided that any such Indebtedness shall (A) not require any scheduled amortization or otherwise require, pursuant to its terms, payment of principal prior to, (other than in connection with (x) any offer to purchase such Indebtedness as a result of “change of control”, “fundamental change”, “free float event” or any comparable term under and as defined in any indenture or other documents governing any Permitted Convertible Debt, (y) any early conversion of such Indebtedness in accordance with the terms thereof and (z) any redemption of such Indebtedness upon satisfaction of a condition related to the stock price of the Common Shares or American Depositary Shares representing such Common Shares), at least 180 days after the Maturity Date; provided, further that any right to require the scheduled amortization, payment, redemption or repurchase of such Permitted Convertible Debt shall be subject, to the satisfaction of the Majority Lenders in their discretion, to the prior payment in full of all Obligations (other than contingent indemnification obligations for which no claim has been asserted), (B) have recourse only to Holdings or be exchangeable notes issued by a Subsidiary of Holdings using a so-called “cash box” structure, under which each of the following conditions are met: (I) such Subsidiary is an Obligor; (II) the only assets of such Subsidiary are the cash proceeds of such exchangeable notes; (III) such exchangeable notes are only exchangeable into securities of Holdings; and (IV) the cash proceeds of such exchangeable notes are either held by such Subsidiary or are otherwise paid directly to Holdings, and (C) not have an all-in-yield greater than 500 basis points as determined in good faith by the Administrative Agent (with any original issue discount equated to interest based on the convertible debt maturity date and excluding any additional or special interest that may become payable from time to time).

“Permitted Hedging Agreement” means a Hedging Agreement entered into by any Obligor in such Obligor’s Ordinary Course for the purpose of hedging currency risks or interest rate risks (and not for speculative purposes) and (x) with respect to hedging currency risks, in an aggregate notional amount for all such Hedging Agreements not in excess of $10,000,000 (or the Equivalent Amount in other currencies) and (y) with respect to hedging interest rate risks, in an aggregate notional amount for all such Hedging Agreements not more than 50%, of the aggregate principal amount of Loans outstanding at such time.

“Permitted Indebtedness” means any Indebtedness permitted under Section 9.01.

“Permitted Intercreditor Agreement” means an intercreditor agreement entered into by and between the Administrative Agent and the providers (or agent or trustee on their behalf) of any Permitted Revenue Interest Financing, in form and substance acceptable to the Administrative Agent, in its sole discretion (it being understood that, to the extent the Borrower enters into an additional revenue interest financing agreement with a third party pursuant to clause (i) of the definition of “Permitted Revenue Interest Financing”, an intercreditor agreement on terms substantially similar to the Permitted Intercreditor Agreement by and between the Administrative Agent and Oaktree shall be deemed acceptable to the Administrative Agent).

“Permitted Licenses” means (i) licenses of off-the-shelf software that is commercially available to the public, (ii) intercompany licenses or grants of rights for development, manufacture, production, commercialization (including commercial sales to end users), marketing, promotion, co-promotion, sales or distribution, which may be exclusive if each party to such license or grant is an Obligor at the time such license or grant is entered into, (iii) each license agreement existing on the Closing Date and set forth on Schedule 2 and (iv) any out-bound license granted for the use of Intellectual Property of any Obligor for development, manufacture, production, commercialization (including commercial sales to end users), marketing, promotion, co-promotion, sales or distribution of any Product, in each case, entered into in the Ordinary Course, which license may be (A) non-exclusive or exclusive if the territorial scope of such license is outside the United States and (B) with respect to the United States as the licensed territory, may only be non-exclusive (and shall not be exclusive) and may only be granted to service providers, including contract research organizations, contract manufacturing organizations, clinical trial sites and other contractors for the exploitation of the Product; provided, that, with respect to each such license or grant described in clause (ii) and this clause (iv), (a) no Default or Event of Default has occurred and is continuing at the time such license or grant, or the agreement governing such license or grant is entered into and (b) such license or grant constitutes an Arm’s Length Transaction, the terms of which do not provide for a sale or assignment, or exclusive control of Intellectual Property.

“Permitted Liens” means any Liens permitted under Section 9.02.

“Permitted Priority Liens” means (i) Liens permitted under Sections 9.02(c), (d), (e), (f), (g), (h), (i), (j), (k), (p), (q), (r), (s)(ii), (t) and (u) and (ii) Liens permitted under Sections 9.02(b); provided that such Liens are also of the type described in clause (i) of this definition.

“Permitted Refinancing” means, with respect to any Indebtedness permitted to be refinanced, extended, renewed or replaced hereunder, any refinancings, extensions, renewals and replacements of such Indebtedness; provided that such refinancing, extension, renewal or replacement shall not (i) increase the outstanding principal amount of the Indebtedness being refinanced, extended, renewed or replaced, except by an amount equal to accrued interest, any required prepayment premium and customary fees and expenses reasonably incurred, in connection therewith, (ii) contain terms relating to outstanding principal amount, amortization, maturity, collateral security (if any) or subordination (if any), or other material terms that, taken as a whole, are less favorable in any material respect to the Obligors and their respective Subsidiaries or the Secured Parties than the terms of any agreement or instrument governing such existing Indebtedness (as determined in good faith by the Borrower), (iii) have an applicable interest rate which does not exceed the greater of (A) the rate of interest of the Indebtedness being replaced and (B) the then applicable market interest rate, (iv) contain any new requirement to grant any Lien or to give any Guarantee that was not an existing requirement of such Indebtedness and (v) after giving effect to such refinancing, extension, renewal or replacement, no Default shall have occurred (or would reasonably be expected to occur) as a result thereof.

“Permitted Revenue Interest Financing” means (i) the transaction contemplated by the Revenue Interest Financing Agreement; provided, that if Holdings and/or the Borrower and Oaktree enter into the Revenue Interest Financing Agreement, Holdings and/or the Borrower may pledge up to an additional [***] of U.S. net sales from the Revenue Interest Financing Secured Product in an additional revenue interest financing agreement with a third party, so long as such additional revenue interest financing agreement is entered into with such third party and effective by no later than December 31, 2025, and is subject to a Permitted Intercreditor Agreement or (ii) if the Borrower and Oaktree do not enter into the Revenue Interest Financing Agreement, a revenue interest financing agreement entered into with a third party and effective by no later than December 31, 2025; provided, that such revenue interest financing agreement may not be secured by more than [***] of U.S. net sales from the Revenue Interest Financing Secured Product and such revenue interest financing agreement shall be subject to a Permitted Intercreditor Agreement.

“Permitted Working Capital Agent” means any person or entity acting as administrative agent, collateral agent or any similar position under any Permitted Working Capital Loan Document.

“Permitted Working Capital Indebtedness” means any Indebtedness in connection with a working capital facility or an asset-based lending facility that is unsecured or secured solely by accounts receivable, inventory, proceeds related thereto (and any accounts holding cash proceeds), and any records related thereto after the First Amendment Effective Date, including any Permitted Refinancing thereof; provided that (i) no Subsidiary that is not an Obligor shall guarantee, or otherwise be an obligor, in respect of such Indebtedness (unless such Subsidiary becomes an Obligor under this Agreement), and (ii) any Liens securing such Indebtedness shall be subject to a Permitted Working Capital Intercreditor Agreement.

“Permitted Working Capital Intercreditor Agreement” means a customary intercreditor agreement entered into after the First Amendment Effective Date by and among the Administrative Agent, the Permitted Working Capital Agent (or the providers of the Permitted Working Capital Indebtedness), in form and substance reasonably acceptable to the Administrative Agent and the Majority Lenders.

“Permitted Working Capital Loan Agreement” means any credit agreement, loan agreement or other similar definitive document entered into by any Obligor(s) after the First Amendment Effective Date.

“Permitted Working Capital Loan Documents” means each Permitted Working Capital Loan Agreement, each Permitted Working Capital Security Document, and each other “loan document,” “credit document” or document included in a similar term under and as defined in any such Permitted Working Capital Loan Agreement (excluding any Permitted Working Capital Intercreditor Agreement).

“Permitted Working Capital Security Documents” means any security documents, collateral documents or other similar documents entered into by any Obligor in connection with any Permitted Working Capital Loan Agreement to create or perfect Liens on assets held by the Obligors as security for the Permitted Working Capital Indebtedness, and any other documents that are designated under any Permitted Working Capital Loan Agreement as “Security Documents” for purposes of a Permitted Working Capital Intercreditor Agreement.

“Permitted Warrant Transaction” means any call option, warrant or right to purchase (or substantively equivalent derivative transaction) relating to the Common Shares or American Depositary Shares representing such Common Shares (or other securities or property following a merger event, reclassification or other change of the Common Shares) sold by Holdings, substantially concurrently with any purchase by Holdings of a Permitted Bond Hedge Transaction and settled in Common Shares or American Depositary Shares, cash or a combination thereof (such amount of cash determined by reference to the price of the Common Shares or American Depositary Shares or such other securities or property), and cash in lieu of fractional shares of the Common Shares.

“Person” means any individual, corporation, company, voluntary association, partnership, limited liability company, joint venture, trust, unincorporated organization or Governmental Authority or other entity of whatever nature.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Prepayment Price” has the meaning set forth in Section 3.03(a)(i).

“Pro Forma Basis” or “pro forma basis” means, with respect to the calculation of any financial ratio, as of any date, that pro forma effect will be given to the Transactions, any Permitted Acquisition, any issuance, incurrence, assumption or permanent repayment of Indebtedness (including Indebtedness issued, incurred or assumed as a result of, or to finance, any relevant transaction and for which any such financial ratio is being calculated) and all sales, transfers and other dispositions or discontinuance of any subsidiary, line of business or division, in each case that have occurred during the four consecutive fiscal quarter period of the Borrower being used to calculate such financial ratio (the “Reference Period”), or subsequent to the end of the Reference Period but prior to such date or prior to or simultaneously with the event for which a determination under this definition is made (including any such event occurring at an entity that became a Subsidiary after the commencement of the Reference Period), as if each such event occurred on the first day of the Reference Period.

“Product” means (i) Ensifentrine in all dosage forms and indications, (ii) any current or future pharmaceutical product that contains Ensifentrine, either alone or in combination with one or more other active pharmaceutical ingredients or therapeutic agents and (iii) any current or future pharmaceutical or biological product developed, distributed, dispensed, imported, exported, labeled, promoted, manufactured, licensed, marketed, sold or otherwise commercialized by any Obligor or any of its Subsidiaries, including any such product in development or which may be developed.

“Product Authorizations” means any and all Governmental Approvals, whether U.S. or non-U.S. (including all applicable NDAs, INDs, supplements, amendments, governmental price and reimbursement approvals and approvals of applications for regulatory exclusivity) of any Regulatory Authority, in each case, necessary to be held or maintained by, or for the benefit of, any Obligor or any of its Subsidiaries for the ownership, use or commercialization of any Product or for any Product Commercialization and Development Activities with respect thereto in any country or jurisdiction.

“Product Commercialization and Development Activities” means, with respect to any Product, any combination of research, development, manufacture, import, use, sale, licensing, importation, exportation, shipping, storage, handling, design, labeling, marketing, promotion, supply, distribution, testing, packaging, purchasing or other commercialization activities, receipt of payment in respect of any of the foregoing (including in respect of licensing, royalty or similar payments), or any similar or other activities the purpose of which is to commercially exploit such Product.

“Prohibited Payment” means any bribe, rebate, payoff, influence payment, kickback or other payment or gift of money or anything of value (including meals or entertainment) to any officer, employee or ceremonial office holder of any government or instrumentality thereof, political party or supra-national organization (such as the United Nations), any political candidate, any royal family member or any other person who is connected or associated personally with any of the foregoing that is prohibited under any Law for the purpose of influencing any act or decision of such payee in his official capacity, inducing such payee to do or omit to do any act in violation of his lawful duty, securing any improper advantage or inducing such payee to use his influence with a government or instrumentality thereof to affect or influence any act or decision of such government or instrumentality.

“Proportionate Share” means, with respect to any Lender, the percentage obtained by dividing (i) the sum of the Commitments (or, if the Commitments are terminated, the outstanding principal amount of the Loans) of such Lender then in effect by (ii) the sum of the Commitments (or, if the Commitments are terminated, the outstanding principal amount of the Loans) of all Lenders then in effect.

“Qualified Equity Interest” means, with respect to any Person, any Equity Interest of such Person that is not a Disqualified Equity Interest.

“Qualified Plan” means an employee benefit plan (as defined in Section 3(3) of ERISA) other than a Multiemployer Plan (i) that is or was at any time maintained or sponsored by any Obligor or any ERISA Affiliate thereof or to which any Obligor or any ERISA Affiliate thereof has ever made, or was ever obligated to make, contributions, and (ii) that is intended to be tax qualified under Section 401(a) of the Code.

“Real Property Security Documents” means any Mortgage Deliverables, Landlord Consents or Bailee Letters.

“Recipient” means any Lender or any other recipient of any payment to be made by or on account of any Obligation.

“Reference Period” has the meaning set forth in the definition of “Pro Forma Basis”.

“Register” has the meaning set forth in Section 14.05(d).

“Regulation T” means Regulation T of the Board of Governors of the Federal Reserve System, as amended.

“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System, as amended.

“Regulation X” means Regulation X of the Board of Governors of the Federal Reserve System, as amended.

“Regulatory Authority” means any Governmental Authority, whether U.S. or non-U.S., that has regulatory or supervisory oversight under applicable Laws with respect to any Product or any Product Commercialization and Development Activities relating to any Product, including the FDA and all equivalent Governmental Authorities, whether U.S. or non-U.S.

“Reinvestment” has the meaning set forth in Section 3.03(b)(i).

“Reinvestment Period” has the meaning set forth in Section 3.03(b)(i).

“Related Parties” has the meaning set forth in Section 14.16.

“Resignation Effective Date” has the meaning set forth in Section 12.09(a).

“Resolution Authority” means an EEA Resolution Authority or, with respect to any U.K. Financial Institution, a U.K. Resolution Authority.

“Responsible Officer” of any Person means each of the president, chief executive officer, chief financial officer, vice president, finance and similar officer or director of such Person.

“Restricted Payment” means (i) any dividend or other distribution (whether in cash, Equity Interests or other property) with respect to, or on account of, any Equity Interests of any Obligor or any of its Subsidiaries, (ii) any payment (whether in cash, Equity Interests or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests of any Obligor or any of its Subsidiaries, or (iii) any option, warrant or other right to acquire any such Equity Interests of any Obligor or any of its Subsidiaries; provided, that any payments on Indebtedness convertible or exchangeable into Equity Interests shall not be Restricted Payments.

“Restrictive Agreement” means any Contract or other arrangement that prohibits, restricts or imposes any condition upon (i) the ability of any Obligor or any of its Subsidiaries to create, incur or permit to exist any Lien in favor of the Administrative Agent or the Lenders upon any of its properties or assets (other than (x) customary provisions in Contracts (including leases and in-bound licenses of Intellectual Property) restricting the assignment thereof and (y) restrictions or conditions imposed by any Contract governing secured Permitted Indebtedness permitted under Section 9.01(j), to the extent that such restrictions or conditions apply only to the property or assets securing such Indebtedness), or (ii) the ability of any Obligor or any of its Subsidiaries to make Restricted Payments with respect to any of their respective Equity Interests or to make or repay loans or advances to any other Obligor or any of its Subsidiaries or such other Obligor or to Guarantee Indebtedness of any other Obligor or any of its Subsidiaries thereof or such other Obligor.

“Revenue Interest Financing Agreement” means a revenue interest financing agreement dated as of the Closing Date by and among Holdings, the Borrower and the Affiliates or managed funds or accounts of Oaktree and OCM Life Sciences Portfolio LP.

“Revenue Interest Financing Secured Product” means Ensifentrine and any Product that contains Ensifentrine, including any improvements or modifications thereto, across all marketed indications in the United States.

“Sanction” means any international economic or financial sanction or trade embargo imposed, administered or enforced from time to time by the United States Government (including OFAC), the United Nations Security Council, the European Union or its Member States, the United Kingdom (including His Majesty’s Treasury) or other relevant sanctions authority where the Borrower is located or conducts business.

“Sanctioned Person” means, at any time, (i) any Person listed in any Sanctions-related list of designated Persons maintained by the United States Government (including OFAC), the United Nations Security Council, the European Union or its Member States, the government of the United Kingdom (including His Majesty’s Treasury), or other relevant sanctions authority, (ii) any Person organized, incorporated or resident in a Designated Jurisdiction or (iii) any Person fifty percent (50%) or more owned or is controlled by any such Person or Persons described in the foregoing clause (i) or (ii).

“SEC” means the U.S. Securities and Exchange Commission and any successor agency thereto.

“Secured Parties” means the Lenders, the Administrative Agent and any of their respective successors and permitted transferees or assigns.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Agreement” means the Security Agreement, delivered pursuant to Section 6.01(g), among the Obligors and the Administrative Agent, granting a security interest in the Obligors’ Collateral in favor of the Administrative Agent, for the benefit of the Secured Parties.

“Security Documents” means, collectively, the Security Agreement, each Short-Form IP Security Agreement, the Perfection Certificate, each Real Property Security Document, the English Debenture and each other security document, control agreement or financing statement required or recommended to perfect Liens in favor of the Secured Parties for purposes of securing the Obligations.

“Short-Form IP Security Agreements” means short-form Copyright, Patent or Trademark (as the case may be) security agreements, dated as of the Closing Date and substantially in the form of Exhibit C, D and E to the Security Agreement, entered into by one or more Obligors in favor of the Secured Parties, each in form and substance satisfactory to the Administrative Agent (and as amended, modified or replaced from time to time).

“Solvent” means, as to any Person as of any date of determination, that on such date (i) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (ii) the present fair saleable value of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured in the Ordinary Course, (iii) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature in the Ordinary Course and (iv) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such Person’s property would constitute an unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged or is to engage. The amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than fifty percent (50%) of the equity or more than fifty percent (50%) of the ordinary voting power or, in the case of a partnership, more than fifty percent (50%) of the general partnership interests are, as of such date, owned, controlled or held, directly or indirectly. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of Holdings.

“Subsidiary Guarantors” means each Subsidiary of the Borrower identified on the signature pages hereto and each Subsidiary of the Borrower that becomes, or is required to become, a “Subsidiary Guarantor” after the date hereof pursuant to Section 8.11(a) or 8.11(b).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Termination Conditions” has the meaning set forth in Section 13.03.

“Title IV Plan” means an employee benefit plan (as defined in Section 3(3) of ERISA) other than a Multiemployer Plan (i) that is or was at any time maintained or sponsored by any Obligor or any ERISA Affiliate thereof or to which any Obligor or any ERISA Affiliate thereof has ever made, or was obligated to make, contributions, and (ii) that is or was subject to Section 412 of the Code, Section 302 of ERISA or Title IV of ERISA.

“Trade Secrets” means all know-how, trade secrets and other proprietary or confidential information, any information of a scientific, technical, or business nature in any form or medium, Inventions and Invention disclosures, all documented research, developmental, demonstration or engineering work (including all novel manufacturing methods), and all other technical data, clinical data and information related thereto, including laboratory notebooks, chemical and biological materials (including any compounds, DNA, RNA, clones, vectors, cells and any expression product, progeny, derivatives or improvements thereto) and the results of experimentation and testing, including samples.

“Trademarks” means all trade names, trademarks and service marks, rights in get up, trade dress, corporate names, logos, Internet domain names, IP addresses, social media handles, uniform resource locators and other indicia of origin, trademark and service mark registrations, and applications for trademark and service mark registrations, whether or not registered, and any and all common law rights thereto, including (i) all renewals of trademark and service mark registrations and (ii) all rights whatsoever accruing thereunder or pertaining thereto throughout the world, together, in each case, with the goodwill of the business connected with the use thereof and symbolized thereby and rights to sue for passing off or unfair competition relating thereto.

“Trading Day” means a day on which the Common Shares or American Depositary Shares is traded on a Trading Market or, if the Common Shares or American Depositary Shares are not traded on a Trading Market, then on the principal securities exchange or securities market on which the Common Shares or American Depositary Shares are then traded.

“Trading Market” means any market or exchange of The Nasdaq Stock Market LLC or the New York Stock Exchange.

“Tranche A Term Loans” has the meaning assigned to such term in Section 2.01(a)(i).

“Tranche B Term Loans” has the meaning assigned to such term in Section 2.01(a)(ii).

“Tranche C Term Loans” has the meaning assigned to such term in Section 2.01(a)(iii).

“Tranche D Term Loans” has the meaning assigned to such term in Section 2.01(a)(iv).

“Tranche E Term Loans” has the meaning assigned to such term in Section 2.01(a)(v).

“Transactions” means (a) the negotiation, preparation, execution, delivery and performance by each Obligor of this Agreement and the other Loan Documents to which such Obligor is (or is intended to be) a party, the making of the Loans hereunder, and all other transactions contemplated pursuant to this Agreement and the other Loan Documents, including the creation of the Liens pursuant to the Security Documents, (b) the repayment in full and termination of the Existing Credit Facility and (c) the payment of all fees and expenses incurred or paid by the Obligors in connection with the foregoing.

“U.K. Financial Institutions” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“U.K. Obligor” means any Obligor incorporated under the laws of England and Wales.

“U.K. Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any U.K. Financial Institution.

“UCC” means, with respect to any applicable jurisdictions, the Uniform Commercial Code as in effect in such jurisdiction, as may be modified from time to time.

“United States” or “U.S.” means the United States of America, its fifty states and the District of Columbia.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning set forth in Section 5.03(f)(ii)(B)(3).

“Voting Rights Waiver Notice” has the meaning that is given to such term in the English Debenture.

“Voting Rights Withdrawal Notice” has the meaning that is given to such term in the English Debenture.

“Waiver Condition” has the meaning set forth in Section 10.02(b).

“Withdrawal Liability” means, at any time, any liability incurred (whether or not assessed) by any ERISA Affiliate and not yet satisfied or paid in full at such time with respect to any Multiemployer Plan pursuant to Section 4201 of ERISA.

“Withholding Agent” means the Borrower and the Administrative Agent.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any U.K. Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

“Yield Protection Premium” means with respect to any payment, termination, cancellation, redemption, repayment or prepayment of all or any portion of the Loans (in each case, other than payment, termination, cancellation, redemption, repayment or prepayment as a result of a Casualty Event), or any distribution under a plan pursuant to the United States Bankruptcy Code (or any equivalent laws or regulations in any other jurisdiction) on account of the outstanding principal of the Loans, (i) on or prior to the first anniversary of the Closing Date, an amount equal to seven percent (7%) of the aggregate outstanding principal amount of the Loans being so repaid or prepaid, (ii) at any time after the first anniversary of the Closing Date but on or prior to the second anniversary of the Closing Date, an amount equal to five percent (5%) of the aggregate outstanding principal amount of the Loans being so repaid or prepaid, (iii) at any time after the second anniversary of the Closing Date but on or prior to the third anniversary of the Closing Date, an amount equal to two percent (2%) of the aggregate outstanding principal amount of the Loans being so repaid or prepaid, (iv) at any time after the third anniversary of the Closing Date but on or prior to the fourth anniversary of the Closing Date, an amount equal to one percent (1%) of the aggregate outstanding principal amount of the Loans being so repaid or prepaid and (v) at any time after the fourth anniversary of the Closing Date, 0%.

1.02        Accounting Terms and Principles. Unless otherwise specified, all accounting terms used in each Loan Document shall be interpreted, and all accounting determinations and computations thereunder (including under Section 10 and any definitions used in such calculations) shall be made, in accordance with GAAP. Unless otherwise expressly provided, all financial covenants and defined financial terms shall be computed on a consolidated basis for the Holdings and its Subsidiaries, in each case without duplication. If the Borrower requests an amendment to any provision hereof to eliminate the effect of (a) any change in GAAP or the application thereof or (b) the issuance of any new accounting rule or guidance or in the application thereof, in each case, occurring after the date of this Agreement, then the Lenders and Borrower agree that they will negotiate in good faith amendments to the provisions of this Agreement that are directly affected by such change or issuance with the intent of having the respective positions of the Lenders and Borrower after such change or issuance conform as nearly as possible to their respective positions as of the date of this Agreement and, until any such amendments have been agreed upon, (i) the provisions in this Agreement shall be calculated as if no such change or issuance has occurred and (ii) the Borrower shall provide to the Lenders a written reconciliation in form and substance reasonably satisfactory to the Lenders, between calculations of any baskets and other requirements hereunder before and after giving effect to such change or issuance. Notwithstanding anything to the contrary in this Agreement, all obligations of any Person that would have been treated as operating leases pursuant to GAAP prior to the effectiveness of Accounting Standards Codification 842 shall continue to be treated as operating leases for the purposes of the Loan Documents. For the avoidance of doubt, and without limitation of the foregoing, Permitted Convertible Debt shall at all times be valued at the outstanding principal amount thereof and shall not include any reduction or appreciation in value of the shares deliverable upon conversion thereof.

1.03        Interpretation. For all purposes of this Agreement, except as otherwise expressly provided herein or unless the context otherwise requires,

(a)            the terms defined in this Agreement include the plural as well as the singular and vice versa;

(b)            words importing gender include all genders;

(c)            any reference to a Section, Annex, Schedule or Exhibit refers to a Section of, or Annex, Schedule or Exhibit to, this Agreement;

(d)            any reference to “this Agreement” refers to this Agreement, including all Annexes, Schedules and Exhibits hereto, and the words herein, hereof, hereto and hereunder and words of similar import refer to this Agreement and its Annexes, Schedules and Exhibits as a whole and not to any particular Section, Annex, Schedule, Exhibit or any other subdivision;

(e)            references to days, months and years refer to calendar days, months and years, respectively;

(f)             all references herein to “include” or “including” shall be deemed to be followed by the words “without limitation”;

(g)            the word “from” when used in connection with a period of time means “from and including” and the word “until” means “to but not including”;

(h)            the words “asset” and “property” shall be construed to have the same meaning and effect and to refer broadly to any and all assets and properties, whether tangible or intangible, real or personal, including cash, securities, rights under contractual obligations and permits and any right or interest in any such assets or property;

(i)             accounting terms not specifically defined herein (other than “property” and “asset”) shall be construed in accordance with GAAP, subject to Section 1.02;

(j)             the word “will” shall have the same meaning as the word “shall”;

(k)            where any provision in this Agreement or any other Loan Document refers to an action to be taken by any Person, or an action which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or, to the knowledge of such Person, indirectly; and

(l)             references to any Lien granted or created hereunder or pursuant to any other Loan Document securing any Obligations shall deemed to be a Lien for the benefit of the Secured Parties.

Unless otherwise expressly provided herein, references to organizational documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto permitted by the Loan Documents. Any definition or reference to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

If any payment required to be made pursuant to the terms and conditions of any Loan Document falls due on a day which is not a Business Day, then such required payment date shall be extended to the immediately following Business Day. For purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Obligors and their Subsidiaries will be deemed to be equal to 100% of the outstanding principal amount thereof or payment obligations with respect thereto at the time of determination thereof, or with respect to any Hedging Agreements, the amount that would be payable if the agreement governing such Hedging Agreements were terminated on the date of termination.

1.04        Division. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws) (a “Division”), if (a) any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

Section 2.
THE COMMITMENT AND THE LOANS

2.01        Loans.

(a)            On the terms and subject to the conditions of this Agreement, each Lender agrees:

(i)            to make Loans to the Borrower in a principal amount not to exceed the amount of such Lender’s Commitment with respect to Tranche A Term Loans on the Closing Date (“Tranche A Term Loans”);

(ii)           to make Loans to the Borrower in a principal amount not to exceed the amount of such Lender’s Commitment with respect to Tranche B Term Loans on the Applicable Funding Date for the Tranche B Term Loans (“Tranche B Term Loans”);

(iii)          to make Loans to the Borrower in a principal amount not to exceed the amount of such Lender’s Commitment with respect to Tranche C Term Loans on the Applicable Funding Date for the Tranche C Term Loans (“Tranche C Term Loans”);

(iv)          to make Loans to the Borrower in a principal amount not to exceed the amount of such Lender’s Commitment with respect to Tranche D Term Loans on the Applicable Funding Date for the Tranche D Term Loans (“Tranche D Term Loans”); and

(v)           to make Loans to the Borrower in a principal amount not to exceed the amount of such Lender’s Commitment with respect to Tranche E Term Loans on any Applicable Funding Date for the Tranche E Term Loans (“Tranche E Term Loans”).

(b)            No amounts paid or prepaid with respect to any Loan may be re-borrowed.

(c)            Any term or provision hereof (or of any other Loan Document) to the contrary notwithstanding, Loans made to the Borrower will be denominated solely in Dollars and will be repayable solely in Dollars and no other currency.

2.02        Borrowing Procedures.

(a)            Other than with respect to the Tranche B Term Loans or the Tranche C Term Loans, at least five (5) Business Days prior to any Applicable Funding Date (or such shorter period agreed by all of the Lenders), the Borrower shall deliver to the Administrative Agent an irrevocable Borrowing Notice in the form of Exhibit A signed by a duly authorized representative of the Borrower (which notice, if received by the Administrative Agent on a day that is not a Business Day or after 10:00 A.M. (Eastern time) on a Business Day, shall be deemed to have been delivered on the next Business Day). Each Borrowing Notice shall be for at least a majority of the full amount of the applicable Commitment. If the full amount of the applicable Commitment is not drawn on the Applicable Funding Date, the remaining amount of such undrawn Commitment shall terminate. Notwithstanding the foregoing a Borrowing Notice other than with respect to the Tranche B Term Loan may state that such notice is conditional upon the occurrence of some identifiable event or condition, in which case such Borrowing Notice may be revoked or delayed by the Borrower (by notice to the Administrative Agent on or prior to the specified date of borrowing) if such condition is not satisfied or is postponed later than the expected borrowing date, as applicable.

(b)            With respect to the Tranche B Term Loans, within three (3) Business Days after the satisfaction of the Applicable Funding Condition for Tranche B Term Loans, the Borrower shall be obligated to deliver to the Administrative Agent an irrevocable Borrowing Notice for the full amount of the applicable Commitments, and the Lenders shall fund such Tranche B Term Loans to the Borrower within five (5) Business Days after receipt thereof (or shorter period agreed by all of the Lenders).

(c)            With respect to the Tranche C Term Loans, at least two (2) Business Days prior to the Applicable Funding Date (or such shorter period agreed by all the Lenders), the Borrower shall deliver to the Administrative Agent an irrevocable Borrowing Notice, and the Lenders shall fund such Tranche C Term Loans to the Borrower within two (2) Business Days after receipt thereof (or shorter period agreed by all of the Lenders). Such Borrowing Notice shall be for the full amount of the applicable Commitment.

2.03        Funding of Borrowings. Promptly following receipt of any written Borrowing Notice the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing. Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof solely by wire transfer of immediately available funds, by 2:00 p.m. Eastern time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. Upon receipt of all funds the Administrative Agent will make such Loans available to the Borrower promptly by wire transfer of the amounts so received, in like funds, to an account designated by the Borrower in the applicable Borrowing Notice.

2.04        Notes. If requested by any Lender, the Loan of such Lender shall be evidenced by one or more Notes. The Borrower shall prepare, execute and deliver to the Lender such promissory note(s) substantially in the form attached hereto as Exhibit B.

2.05        Use of Proceeds. The Borrower shall use the proceeds of the Loans (i) for repaying the Existing Credit Facility and the Revenue Interest Financing Agreement, (ii) to fund the commercialization of Ensifentrine, and clinical development of expanded indications for Ensifentrine, and (iii) for general corporate purposes, including, but not limited to, the payment of fees and expenses associated with this Agreement and the other Loan Documents.

2.06        Defaulting Lenders.

(a)            Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law,

(i)            Waivers and Amendment. The Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 14.04.

(ii)           Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 11 or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 4.03), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided, that, if (x) such payment is a payment of the principal amount of any Loans in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans were made at a time when the conditions set forth in Section 6.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of that Defaulting Lender. Any payments, prepayments, repayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section 2.06(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(b)            Defaulting Lender Cure. If the Borrower and the Administrative Agent agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will cease to be a Defaulting Lender; provided, that, no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; provided, further, that, except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender having been a Defaulting Lender.

(c)            Certain Fees. No Defaulting Lender shall be entitled to receive any fee payable hereunder or pursuant to the Fee Letters for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fees that otherwise would have been required to have been paid to that Defaulting Lender).

Section 3.
PAYMENTS OF PRINCIPAL AND INTEREST, ETC.

3.01        Scheduled Repayments and Prepayments Generally; Application.

(a)            Scheduled Repayments and Prepayments. The Borrower hereby promises to pay in cash to the Administrative Agent for the account of each Lender (as such amounts may in each case be reduced from time to time in accordance with Section 3.03): on the Maturity Date, all outstanding Obligations in full, together with the Exit Fee, the accrued and unpaid interest and any other accrued and unpaid charges thereon and all other obligations due and payable by the Borrower under this Agreement (other than inchoate indemnification and expense reimbursement obligations for which no claim has been made).

(b)            Application of Payments. Except as otherwise specifically provided in this Agreement, each payment pursuant to this Section 3.01 (including each repayment and prepayment) by the Borrower (other than fees payable pursuant to the Fee Letters) will be deemed to be made ratably in accordance with the Lenders’ Proportionate Shares and applied ratably among each tranche of the Loans. On any date occurring prior to the Maturity Date that payment or prepayment in full of the Loans hereunder occurs, the Borrower shall pay in full all outstanding Obligations, which shall include the Yield Protection Premium and Exit Fee, if applicable (but other than inchoate indemnification and expense reimbursement obligations for which no claim has been made).

3.02        Interest.

(a)            Interest Generally. The outstanding principal amount of the Loans shall accrue interest from the date made to (but excluding) the date of repayment (whether by acceleration or otherwise and whether voluntary or mandatory) at the Interest Rate.

(b)            Default Interest. Notwithstanding the foregoing, upon the occurrence and during the continuance of any Event of Default, the Interest Rate shall increase (i) automatically, in the case of any Event of Default under Section 11.01(a), (b) or (h) and (ii) upon the request of the Majority Lenders, in the case of any other Event of Default, by two percent (2.0%) per annum (the Interest Rate, as increased pursuant to this Section 3.02(b), being the “Default Rate”); provided, that, with respect to the preceding clause (ii), the Majority Lenders may impose the Default Rate retroactively to the occurrence of such Event of Default. Any Default Rate interest shall be due and payable in cash on demand by the Administrative Agent or the Majority Lenders.

(c)            Interest Payment Dates. Accrued interest on the Loans shall be payable in arrears on each Payment Date in cash, and upon the payment or prepayment of the Loans (on the principal amount being so paid or prepaid); provided that interest payable at the Default Rate shall also be payable in cash from time to time on demand by the Administrative Agent.

3.03        Prepayments.

(a)            Optional Prepayments.

(i)            Subject to prior written notice pursuant to Section 3.03(a)(ii) below, the Borrower shall have the right to optionally prepay in whole or in part the outstanding principal amount of the Loans on any Business Day for an amount equal to the sum of (A) the aggregate principal amount of the Loans being prepaid, (B) any accrued but unpaid interest on the principal amount of the Loans being prepaid, (C) any applicable Yield Protection Premium or Exit Fee in each case with respect to the principal amount of the Loans being prepaid and (D) if applicable, other unpaid amounts then due and owing pursuant to this Agreement and the other Loan Documents (such aggregate amount, the “Prepayment Price”); provided that each partial prepayment of principal of Loans shall be in an aggregate amount at least equal to $5,000,000 and integral multiples of $1,000,000 in excess thereof (or, if less, the full remaining outstanding principal amount of the Loans).

(ii)           A notice of optional prepayment shall be in writing (including by e-mail) and shall be effective only if received by the Administrative Agent not later than 2:00 p.m. (Eastern time) on a date not less than two (2) Business Days prior to the proposed prepayment date; provided that a notice of optional prepayment may state that such notice is conditional upon the effectiveness of other credit facilities or the receipt of the proceeds from the issuance of other Indebtedness or the occurrence of some other identifiable event or condition, in which case such notice of prepayment may be revoked or delayed by the Borrower (by notice to the Administrative Agent on or prior to the specified date of prepayment) if such condition is not satisfied or is postponed later than the expected prepayment date, as applicable. Each notice of optional prepayment shall specify the proposed prepayment date, the Prepayment Price (or specifying that such prepayment will be in full) and any conditions to prepayment (if applicable).

(b)            Mandatory Prepayments.

(i)            Mandatory Prepayments for Casualty Events or Asset Sales. Within three (3) Business Days after the receipt of Net Cash Proceeds from the occurrence of any Casualty Event or Asset Sale pursuant to Section 9.09(g), (k) or (m) or that is not permitted by Section 9.09, the Borrower shall make a mandatory prepayment of the Loans in an amount equal to the sum of (i) one hundred percent (100%) of the Net Cash Proceeds received by the Borrower or any of its Subsidiaries with respect to such Asset Sale or insurance proceeds or condemnation awards in respect of such Casualty Event, as the case may be, (ii) any accrued but unpaid interest on any principal amount of the Loans being paid and (iii) other than with respect to Net Cash Proceeds received from a Casualty Event, any applicable Yield Protection Premium or Exit Fee; provided that, so long as no Default has occurred and is continuing or shall immediately result therefrom, if, within ten (10) Business Days following the occurrence of any such Casualty Event or Asset Sale as a result of which the Borrower or any of its Subsidiaries receives Net Cash Proceeds in an aggregate amount less than $15,000,000, a Responsible Officer of the Borrower delivers to the Administrative Agent a notice (which may, for the avoidance of doubt be by e-mail) to the effect that the Borrower or the applicable Subsidiary intends to apply the Net Cash Proceeds from such Asset Sale or insurance proceeds or condemnation awards in respect of such Casualty Event, to reinvest in inventory or long term replacement assets in the case of Casualty Event, or inventory or long term assets, in the case of an Asset Sale, of the Borrower or any of its Subsidiaries (a “Reinvestment”), then such Net Cash Proceeds of such Asset Sale or insurance proceeds or condemnation awards in respect of such Casualty Event may be applied for such purpose in lieu of such mandatory prepayment to the extent such Net Cash Proceeds of such Asset Sale or insurance proceeds or condemnation awards in respect of such Casualty Event are actually applied for such purpose; provided, further, that, if such Casualty Event or Asset Sale occurs with respect to any Obligor, such Reinvestment shall be made in the business of an Obligor; provided, further, that, in the event that Net Cash Proceeds have not been so applied within three hundred sixty-five (365) days (the “Reinvestment Period”) following the occurrence of such Casualty Event or Asset Sale, the Borrower shall no later than the end of such period make a mandatory prepayment of the Loans in an aggregate amount equal to the sum of (i) one hundred percent (100%) of the unused balance of such Net Cash Proceeds received by any Obligor or any of its Subsidiaries with respect to such Asset Sale or insurance proceeds or condemnation awards in respect of such Casualty Event, (ii) any accrued but unpaid interest on any principal amount of the Loans being prepaid and (iii) any applicable Yield Protection Premium or Exit Fee. Notwithstanding the foregoing, no mandatory prepayment shall be required pursuant to this Section 3.03(b)(i) as a result of any Permitted License.

(ii)           Mandatory Prepayments for Debt Issuances. Immediately upon receipt by any Obligor or any of its Subsidiaries of proceeds from any issuance, incurrence or assumption of Indebtedness other than Indebtedness permitted by Section 9.01, on or after the Closing Date, the Borrower shall prepay the Loans and other Obligations in an amount equal to 100% of the cash proceeds received, plus any accrued but unpaid interest on any principal amount of the Loans being prepaid, plus any applicable Yield Protection Premium or Exit Fee, if applicable.

(iii)          Mandatory Prepayment for Change of Control. Upon the occurrence of any Change of Control, the Borrower shall prepay all of the Loans and Obligations, including any accrued but unpaid interest on the principal amount of the Loans being prepaid and any applicable Yield Protection Premium and Exit Fee.

(iv)          Mandatory Prepayment for Net Sales Cure Payment. The amount of any Net Sales Cure Payment shall be applied to the prepayment of the Loans, including any accrued but unpaid interest on any principal amount of the Loans being prepaid and any applicable Yield Protection Premium and Exit Fee.

(v)           Notice. The Borrower shall notify the Administrative Agent not later than 2:00 p.m. (Eastern time) on a date not less than two (2) Business Days prior to any mandatory prepayment. Each notice of mandatory prepayment shall specify the proposed prepayment date, the Prepayment Price (or specifying that such prepayment will be in full), and the subsection under which the prepayment is required; provided that, with respect to any mandatory prepayment pursuant to preceding clause (iv), the applicable Notice of Intent to Cure Net Sales Covenant shall satisfy such notice requirement. Notwithstanding anything in this Section 3.03 to the contrary, any Lender may elect, by written notice to the Administrative Agent no later than 2:00 p.m. (Eastern time), one (1) Business Day prior to the prepayment date (or such later time as the Administrative Agent may agree), to decline all or any portion of any mandatory prepayment of its Loans pursuant to this Section 3.03. Any Lender that fails to deliver such notice to the Administrative Agent in the time frame set forth above shall be deemed to have accepted its share of any mandatory prepayment. The aggregate amount of the prepayment that would have been applied to prepay Loans but was so declined may be retained by the Borrower and used for any general corporate purpose not prohibited by this Agreement.

(c)            [Reserved].

(d)            Yield Protection Premium. Without limiting the foregoing, whenever the Yield Protection Premium is in effect and payable pursuant to the terms hereof or any other Loan Document, such Yield Protection Premium shall be payable on each payment or prepayment of all or any portion of the Loans, whether by optional or mandatory prepayment, acceleration or otherwise (other than as a result of a Casualty Event).

(e)            Payments. All payments shall be accompanied by accrued but unpaid interest.

3.04        Commitment Termination. Each Applicable Commitment shall terminate automatically without further action upon the earliest of (i) the making by the Lenders of the Loans to which such Applicable Commitment relates on the Applicable Funding Date, (ii) the last day of the Applicable Availability Period and (iii) the acceleration of the Loans hereunder. The Borrower shall have the right at any time or from time to time to terminate in full (but not in part) all the then outstanding Applicable Commitments; provided that the Borrower shall give the Lender at least five (5) Business Days’ notice of each such termination. The termination of any Applicable Commitment shall be permanent.

3.05        Exit Fee. Upon any termination, cancellation, distribution under a plan pursuant to the United States Bankruptcy Code (or any equivalent laws or regulations in any other jurisdiction) on account of the outstanding principal of, redemption, repayment, payment or prepayment in full or in part of the Loans hereunder, whether voluntary or involuntary, prior to, on or after the Maturity Date or following the acceleration of the Obligations hereunder, including as a result of the commencement of any Insolvency Proceeding, the Borrower shall pay to each of the Lenders for its own account a fee equal to two and a half percent (2.5%) of the aggregate principal amount of such Loans to be paid, distributed on account of, redeemed, repaid or prepaid or accelerated or otherwise becoming due (the “Exit Fee”). The Exit Fee shall be earned, due and payable immediately upon any such payment or prepayment, and shall be in addition to any accrued and unpaid interest, reimbursement obligations, Yield Protection Premium or other amounts payable in connection therewith. Notwithstanding the foregoing, no Exit Fee shall be due on any termination, cancellation, redemption, repayment, payment or prepayment in full or in part of the Loans prior to the second anniversary of the of the Closing Date.

Section 4.
PAYMENTS, ETC.

4.01        Payments.

(a)            Payments Generally. Each payment of principal, interest and any other amount to be made by the Obligors under this Agreement or any other Loan Document shall be made (i) in Dollars in cash, in immediately available funds, without deduction, set off or counterclaim, to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, to the deposit account of the Administrative Agent designated by the Administrative Agent by notice to the Borrower, and (ii) not later than 2:00 p.m. (Eastern time) on the date on which such payment is due (each such payment made after such time on such due date may, in the Administrative Agent’s discretion, be deemed to have been made on the next succeeding Business Day).

(b)            Application of Payments. Notwithstanding anything herein to the contrary, following the occurrence and continuance of an Event of Default, all payments shall be applied as follows:

(A)           first, to the payment of that portion of the Obligations constituting unpaid fees, indemnities, expenses or other amounts (including fees and disbursements and other charges of counsel payable under Section 14.03) payable to the Administrative Agent in its capacity as such;

(B)            second, to the payment of that portion of the Obligations constituting unpaid fees, indemnities, costs, expenses and other amounts (other than principal and interest, but including fees and disbursements and other charges of counsel payable under Section 14.03, any applicable Yield Protection Premium or Exit Fee) payable to the Lenders arising under the Loan Documents, ratably among them in proportion to the respective amounts described in this Section 4.01(b)(B) payable to them;

(C)            third, to the payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans, ratably among the Lenders in proportion to the respective amounts described in this Section 4.01(b)(C) payable to them;

(D)            fourth, to the payment of that portion of the Obligations constituting unpaid principal of the Loans, ratably among the Lenders in proportion to the respective amounts described in this Section 4.01(b)(D) payable to them;

(E)            fifth, in reduction of any other Obligation then due and owing, ratably among the Administrative Agent and the Lenders based upon the respective aggregate amount of all such Obligations owing to them in accordance with the respective amounts thereof then due and payable; and

(F)            sixth, the balance, if any, after all Obligations (other than inchoate indemnification and expense reimbursement obligations for which no claim has been made) have been paid in full, to the Borrower or such other Person as may be lawfully entitled to or directed by the Borrower to receive the remainder.

(c)            Non-Business Days. If the due date of any payment under this Agreement (whether in respect of principal, interest, fees, costs or otherwise) would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall continue to accrue and be payable for the period of such extension; provided that if such next succeeding Business Day would fall after the Maturity Date, payment shall be made on the immediately preceding Business Day.

4.02        Computations. All computations of interest and fees hereunder shall be computed on the basis of a year of three hundred and sixty (360) days and actual days elapsed during the period for which payable.

4.03        Set-Off.

(a)            Set-Off Generally. Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent, each of the Lenders and each of their Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Administrative Agent, any Lender and any of their Affiliates to or for the credit or the account of any Obligor against any and all of the Obligations, whether or not such Person shall have made any demand and although such obligations may be unmatured; provided, that, in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.06 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. Any Person exercising rights of set off hereunder agrees promptly to notify the Borrower after any such set-off and application; provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Administrative Agent, the Lenders and each of their Affiliates under this Section 4.03 are in addition to other rights and remedies (including other rights of set-off) that such Persons may have.

(b)            Exercise of Rights Not Required. Nothing contained in Section 4.03(a) shall require the Administrative Agent, any Lender or any of their Affiliates to exercise any such right or shall affect the right of such Persons to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of any Obligor.

(c)            Payments Set Aside. To the extent that any payment by or on behalf of any Obligor is made to the Administrative Agent or any Lender, or the Administrative Agent, any Lender or any Affiliate of the foregoing exercises its right of setoff pursuant to this Section 4.03, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, such Lender or such Affiliate in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then (i) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (ii) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Effective Rate from time to time in effect.

Section 5.
YIELD PROTECTION, TAXES, ETC.

5.01        Additional Costs.

(a)            Change in Law Generally. If, on or after the date hereof (or, with respect to any Lender, such later date on which such Lender becomes a party to this Agreement), the adoption of any Law, or any change in any Law, or any change in the interpretation or administration thereof by any court or other Governmental Authority charged with the interpretation or administration thereof, or compliance by the Administrative Agent or any of the Lenders (or its lending office) with any request or directive (whether or not having the force of law) of any such Governmental Authority, shall impose, modify or deem applicable any reserve (including any such requirement imposed by the Board of Governors of the Federal Reserve System), special deposit, contribution, insurance assessment or similar requirement, in each case that becomes effective after the date hereof (or, with respect to any Lender, such later date on which such Lender becomes a party to this Agreement), against assets of, deposits with or for the account of, or credit extended by, a Lender (or its lending office) or shall impose on a Lender (or its lending office) any other condition affecting the Loans or the Commitment, and the result of any of the foregoing is to increase the cost to such Lender of making or maintaining the Loans, or to reduce the amount of any sum received or receivable by such Lender under this Agreement or any other Loan Document, or subject any Lender to any Taxes on its Loan, Commitment or other obligations, or its deposits, reserves, other liabilities or capital (if any) attributable thereto by an amount reasonably deemed by such Lender in good faith to be material (other than (i) Indemnified Taxes, (ii) Taxes described in clauses (ii) through (iv) of the definition of Excluded Taxes and (iii) Connection Income Taxes), then the Borrower shall pay to such Lender, within three (3) Business Days after receipt of the certificate contemplated by Section 5.01(c), such additional amount or amounts as will compensate such Lender for such increased cost or reduction.

(b)            Change in Capital Requirements. If a Lender shall have determined that, on or after the date hereof (or, with respect to any Lender, such later date on which such Lender becomes a party to this Agreement), the adoption of any Law regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, in each case that becomes effective after the date hereof (or, with respect to any Lender, such later date on which such Lender becomes a party to this Agreement), has or would have the effect of reducing the rate of return on capital of a Lender (or its parent) as a consequence of a Lender’s obligations hereunder or the Loans to a level below that which a Lender (or its parent) could have achieved but for such adoption, change, request or directive by an amount reasonably deemed by it to be material, then the Borrower shall pay to such Lender, within three (3) Business Days after receipt of the certificate contemplated by Section 5.01(c), such additional amount or amounts as will compensate such Lender (or its parent) for such reduction.

(c)            Notification by Lender. Each Lender promptly will notify the Borrower of any event of which it has knowledge, occurring after the date hereof (or, with respect to any Lender, such later date on which such Lender becomes a party to this Agreement), which will entitle such Lender to compensation pursuant to this Section 5.01. Before giving any such notice pursuant to this Section 5.01(c) such Lender shall designate a different lending office if such designation (x) will, in the reasonable judgment of such Lender, avoid the need for, or reduce the amount of, such compensation and (y) will not, in the reasonable judgment of such Lender, be materially disadvantageous to such Lender. A certificate of such Lender claiming compensation under this Section 5.01, setting forth the additional amount or amounts to be paid to it hereunder, shall be conclusive and binding on the Borrower in the absence of manifest error. The Borrower shall not be required to compensate a Lender pursuant to the foregoing provisions of this Section 5.01 for any increased costs incurred or reductions suffered more than six (6) months prior to the date that such Lender notifies the Borrower of the change in law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the change in law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).

(d)            Notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to constitute a change in Law for all purposes of this Section 5.01, regardless of the date enacted, adopted or issued.

5.02        Illegality. Notwithstanding any other provision of this Agreement, in the event that on or after the date hereof (or, with respect to any Lender, such later date on which such Lender becomes a party to this Agreement) the adoption of or any change in any Law or in the interpretation or application thereof by any competent Governmental Authority shall make it unlawful for a Lender or its lending office to make or maintain the Loans (and, in the opinion of such Lender, the designation of a different lending office would either not avoid such unlawfulness or would be disadvantageous to such Lender), then such Lender shall promptly notify the Borrower thereof, following which if such Law shall so mandate, the Loans shall be prepaid by the Borrower on or before such date as shall be mandated by such Law in an amount equal to the Prepayment Price (notwithstanding anything herein to the contrary, without any Yield Protection Premium or Exit Fee) applicable on such prepayment date in accordance with Section 3.03(a).

5.03        Taxes.

(a)            Payments Free of Taxes. Any and all payments by or on account of any obligation of any Obligor under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by any Law. If any Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Laws and, if such Tax is an Indemnified Tax, then the sum payable by such Obligor shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 5.03) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)            Payment of Other Taxes by the Obligors. The Obligors shall timely pay to the relevant Governmental Authority in accordance with applicable Laws, or at the option of the Administrative Agent or each Lender, timely reimburse it for the payment of any Other Taxes.

(c)            Evidence of Payments. As soon as practicable after any payment of Taxes by an Obligor to a Governmental Authority pursuant to this Section 5.03, such Obligor shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(d)            Indemnification by the Obligors. The Obligors shall reimburse and indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 5.03) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Obligors by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e)            Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Obligors have not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Obligors to do so), and (ii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 5.03(e).

(f)            Status of Lenders.

(i)            Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Law or as reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two (2) sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 5.03(f)(ii)(A), (ii)(B), and (ii)(D)) shall not be required if in such Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)           Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person:

(A)            any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 (or successor form) certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)            any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1)            in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or successor forms) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or successor forms), establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)            executed copies of IRS Form W-8ECI (or successor form);

(3)            in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit D-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10-percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or successor forms); or

(4)            to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY (or successor form), accompanied by IRS Form W-8ECI (or successor form), IRS Form W-8BEN or IRS Form W-8BEN-E (or successor form), a U.S. Tax Compliance Certificate substantially in the form of Exhibit D-2 or D-3, IRS Form W-9 (or successor form), and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit D-4 on behalf of each such direct and indirect partner.

(C)            any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable Laws as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Laws to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)            if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this Section 5.03(f)(ii)(D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iii)            In addition, the Administrative Agent (or any successor Administrative Agent) shall, on or before the date on which it becomes a party hereto, provide to the Borrower duly completed and executed copies of (i) IRS Form W-9 or (ii) if the Administrative Agent is not a U.S. Person, IRS Form W-8IMY (with respect to amounts received on account of any Lender) and an appropriate IRS Form W-8 (with respect to amounts received on its own account), with the effect that, in either case, the Obligors will be entitled to make payments hereunder to the Administrative Agent (or any successor Administrative Agent) without withholding or deduction on account of United States federal taxes.

The Administrative Agent and each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower (and, with respect to any Lender, the Administrative Agent) in writing of its legal inability to do so.

(g)            Treatment of Certain Tax Benefits. If any party to this Agreement determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 5.03 (including by the payment of additional amounts pursuant to this Section 5.03), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 5.03 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 5.03(g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 5.03(g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 5.03(g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 5.03(g) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h)            Tax Treatment. Each party hereto hereby acknowledges and agrees that, for U.S. federal and applicable state and local income tax purposes, no portion of the interest payable pursuant to this Agreement shall be treated as contingent interest under Section 871(h)(4) of the Code and that, accordingly, provided that the conditions of Section 5.03(f) have been satisfied with respect to a Lender, payments to such Lender shall not be subject to withholding under Chapter 3 of the Code solely as a result of Section 871(h)(4) of the Code, unless otherwise required by a change in applicable Law subsequent to the date hereof or a final “determination” within the meaning of Section 1313 of the Code (or any similar provision of state or local applicable Law).

5.04        Mitigation Obligations; Replacement of Lenders.

(a)            If the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or to any Governmental Authority for the account of any Lender pursuant to Section 5.01 or 5.03, then such Lender shall (at the request of the Borrower) use commercially reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign and delegate its rights and obligations hereunder to another of its offices, branches or Affiliates if, in the sole reasonable judgment of such Lender, such designation or assignment and delegation would (i) eliminate or reduce amounts payable pursuant to Section 5.01 or 5.03, as the case may be, in the future, (ii) not subject such Lender to any unreimbursed cost or expense and (iii) not otherwise be disadvantageous to such Lender, and the Borrower hereby agrees to pay all reasonable and documented costs and expenses incurred by such Lender in connection with any such designation or assignment and delegation.

(b)            If any Lender requests compensation pursuant to Section 5.01, or if any Lender has declined or is unable to designate a different lending officer pursuant to the preceding clause (a), or if any Lender is a Defaulting Lender, then the Borrower may, at such Lender’s sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 14.05(b) (other than such Lender’s consent)), all of its interests, rights (other than its existing rights to payments pursuant to Section 5.01 or Section 5.03) and obligations under this Agreement and the related Loan Documents to an Eligible Transferee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that: (i) the Borrower shall have provided all of the documentation and information in accordance with Section 14.05(b); (ii) such Lender shall have received payment of an amount equal to (A) the outstanding principal of its Loans, (B) accrued interest thereon, (C) accrued fees and (D) all other amounts payable to it hereunder and under the other Loan Documents from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) (notwithstanding anything herein to the contrary, without any Yield Protection Premium or Exit Fee); (iii) in the case of any such assignment resulting from a claim for compensation under Section 5.01 or payments required to be made pursuant to Section 5.03, such assignment will result in a reduction in such compensation or payments thereafter; and (iv) such assignment does not conflict with applicable Law. A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

5.05        Survival. Each party’s obligations under this Section 5 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all Obligations under any Loan Document.

Section 6.
CONDITIONS

6.01        Conditions to Closing. The effectiveness of this Agreement shall be subject to the satisfaction (or waiver by the Lenders in accordance with Section 14.04) of each of the conditions precedent set forth below in this Section 6.01.

(a)            Loan Documents. The Administrative Agent shall have received each Loan Document required to be executed by the appropriate Obligor(s) on the Closing Date and delivered by each applicable Obligor in such number as reasonably requested by the Administrative Agent (which may be delivered by facsimile or other electronic means for the purposes of satisfying this clause (a) on the Closing Date) and such Loan Documents shall be in form and substance satisfactory to the Administrative Agent and the Lenders and their respective counsels.

(b)            Certificate of Good Standing. The Administrative Agent shall have received from each Obligor (other than a U.K. Obligor) a copy of a good standing certificate, dated a date reasonably close to the Closing Date, for each such Person.

(c)            Secretary’s Certificate. The Administrative Agent shall have received from each Obligor a certificate, dated as of the Closing Date, duly executed and delivered by such Person’s Responsible Officer, certifying that attached thereto is a copy of the resolutions of each such Person’s Board then in full force and effect authorizing the execution, delivery and performance of each Loan Document to be executed by such Person and the Transactions;

(i)            that attached thereto are the incumbency and signatures of Responsible Officers authorized to execute and deliver each Loan Document to be executed by such Person;

(ii)           that attached thereto is a copy of the Organic Documents of such Person then in full force and effect; and

(iii)          confirming that borrowing, guaranteeing and/or securing, as appropriate, the entry into the Loan Documents and the performance of its obligations thereunder would not cause any borrowing, guarantee, security or similar limit binding on such Person to be exceeded, upon which certificates shall be in form and substance reasonably satisfactory to the Administrative Agent and upon which the Administrative Agent and the Lenders may conclusively rely until they shall have received a further certificate of the Responsible Officer of any such Person cancelling or amending the prior certificate of such Person.

(d)            Perfection Certificate. The Administrative Agent shall have received a fully completed Perfection Certificate in form and substance reasonably satisfactory to the Administrative Agent, dated as of the Closing Date, duly executed and delivered by a Responsible Officer of the Borrower. All documents and agreements required to be appended to the Perfection Certificate, shall be in form and substance reasonably satisfactory to the Administrative Agent, shall have been executed and delivered by the requisite parties and shall be in full force and effect.

(e)            Financial Information, Etc. The Administrative Agent shall have received, or such information shall be publicly available on “EDGAR,” audited consolidated financial statements of Holdings and its Subsidiaries for the fiscal year ended December 31, 2023.

(f)            Solvency. The Administrative Agent shall have received a solvency certificate, substantially in the form of Exhibit K, duly executed and delivered by the chief financial officer, or other equivalent officer, of the Borrower, dated as of the Closing Date.

(g)            Security Documents. The Administrative Agent shall have received, in form and substance reasonably acceptable to it, executed counterparts of (i) a Security Agreement, dated as of the Closing Date, duly executed and delivered by each Obligor; and (ii) the English Debenture, in each case together with all documents (including share certificates, transfers and stock transfer forms, notices or any other instruments) required to be delivered or filed under or in connection with the Security Documents, duly executed by the Borrower, Holdings and/or any other party, as applicable, and evidence satisfactory to it that arrangements have been made or will be made with respect to all registrations, notices or actions required under or in connection with the Security Documents to be effected, given or made in order to establish a valid and perfected first priority (subject to Permitted Priority Liens, and, in the case of the U.K. Obligor, the Legal Reservations and Perfection Requirements) security interest in the Collateral in accordance with the terms of the Security Documents, including, as applicable:

(i)            delivery of all certificates (in the case of Equity Interests that are certificated securities (as defined in the UCC)) evidencing the issued and outstanding capital securities owned by each Obligor that are required to be pledged and so delivered under the Security Agreement, which certificates in each case shall be accompanied by undated instruments of transfer duly executed in blank, or, in the case of Equity Interests that are uncertificated securities (as defined in the UCC), confirmation and evidence reasonably satisfactory to the Administrative Agent and the Lenders that the security interest required to be pledged therein under the Security Agreement has been transferred to and perfected by the Administrative Agent and the Lenders in accordance with Articles 8 and 9 of the NY UCC and all laws otherwise applicable to the perfection of the pledge of such Equity Interests;

(ii)           financing statements naming each Obligor as a debtor and the Administrative Agent as the secured party, or other similar instruments or documents, in each case suitable for filing, filed under the UCC (or equivalent law) of all jurisdictions as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the Liens of the Administrative Agent pursuant to the Security Agreement;

(iii)          UCC-3 termination statements, Intellectual Property security agreement terminations and any other releases, if any, necessary to release all Liens and other rights of any Person in any collateral described in the Security Agreement previously granted by any Person (other than with respect to Permitted Liens); and

(iv)          all applicable Short-Form IP Security Agreements required to be provided under the Security Agreement, each dated as of the Closing Date, duly executed and delivered by each applicable Obligor.

(h)            Lien Searches. The Administrative Agent shall be satisfied with Lien searches regarding the Obligors made as of a date reasonably close to the Closing Date.

(i)            Payoff of Existing Credit Facility. The Existing Credit Facility (other than contingent obligations (including indemnification obligations) that by their terms are to survive the termination of the relevant loan documentation and debt instruments evidencing the Existing Credit Facility) shall have been (or substantially concurrently with the making of the Tranche A Term Loans on the Closing Date shall be) repaid or satisfied and discharged, and in connection therewith all guarantees and Liens in respect thereof shall have been released (including any reassignment, as applicable) on or prior to the Closing Date.

(j)            Opinion of Counsel. The Administrative Agent shall have received a duly executed legal opinion of (a) United States counsel to the Obligors, and (b) U.K. counsel to the Administrative Agent, in each case, dated as of the Closing Date and in form and substance reasonably acceptable to the Administrative Agent.

(k)            Fee Letters. The Administrative Agent shall have received executed counterparts of the Fee Letters, duly executed and delivered by the Borrower.

(l)            Closing Fees, Expenses, Etc. Each of the Administrative Agent and each Lender shall have received for its own account all fees, costs and expenses due and payable to it pursuant to the Fee Letters and Section 14.03 (and subject to the limitations and caps set forth in such Section), including all reasonable and documented closing costs and fees and all unpaid reasonable and documented expenses of the Administrative Agent and the Lenders incurred in connection with the Transactions (including the Administrative Agent’s and the Lenders’ reasonable and documented legal fees and expenses), to the extent invoiced (or as to which a good faith estimate has been provided to the Borrower) at least two (2) Business Days prior to the Closing Date, net of any amounts previously paid by the Borrower to the Administrative Agent or the Lenders as a deposit against such fees, costs and expenses.

(m)            Material Adverse Effect. Since December 31, 2023, no Material Adverse Effect shall have occurred, both immediately before and immediately after giving effect to the Loans to be made on the Closing Date.

(n)            [Reserved].

(o)            No Default. No event shall have occurred and be continuing that would constitute a Default or Event of Default.

(p)            Representations and Warranties. The representations and warranties contained in this Agreement and in the other Loan Documents delivered pursuant to Section 6.01(a) shall be true and correct in all material respects (unless such representations are already qualified by reference to materiality, Material Adverse Effect or similar language, in which case such representations and warranties shall be true and correct in all respects) on and as of the Closing Date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date.

(q)            Know Your Customer; Beneficial Ownership Certification. To the extent requested in writing by any Lender or the Administrative Agent at least ten (10) Business Days prior to the Closing Date, the Borrower shall have provided to such Lender and the Administrative Agent all documentation and other information so requested, including a duly executed IRS Form W-9 of the Borrower (or such other applicable tax form), in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, and if the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification, in each case prior to the Closing Date.

6.02        Conditions to the Borrowing of All Loans. The obligation of each Lender to make each tranche of Loans shall be subject to the delivery of a Borrowing Notice as required pursuant to Section 2.02, and the prior or concurrent satisfaction (or waiver by the Lenders in accordance with Section 14.04) of each of the conditions precedent set forth below in this Section 6.02:

(a)            Closing Date. The Closing Date shall have occurred.

(b)            Applicable Funding Date Certificate. The Administrative Agent shall have received a Funding Date Certificate substantially in the form of Exhibit L, dated as of the Applicable Funding Date, duly executed and delivered by a Responsible Officer of the Borrower.

(c)            Delivery of Notes. The Administrative Agent shall have received a Note to the extent requested by any Lender pursuant to Section 2.04 for the Loans made on such Applicable Funding Date duly executed and delivered by a Responsible Officer of the Borrower.

(d)            [Reserved].

(e)            Fees, Expenses, Etc. Each of the Administrative Agent and each Lender shall have received for its own account all fees, costs and expenses due and payable to it on or prior to the Applicable Funding Date pursuant to the Fee Letters and Section 14.03 (subject to the limitations set forth in such Section), including all reasonable and documented closing costs and fees and all unpaid reasonable and documented expenses of the Administrative Agent and the Lenders incurred in connection with the Transactions (including the Administrative Agent’s and the Lenders’ reasonable and documented legal fees and expenses) in each case, to the extent invoiced (or as to which a good faith estimate has been provided to the Borrower) at least two (2) Business Days prior to the Applicable Funding Date.

(f)            No Default. No event shall have occurred and be continuing or would result from the making of the Loans on the Applicable Funding Date that would constitute a Default or Event of Default.

(g)            Representations and Warranties. The representations and warranties contained in this Agreement and in the other Loan Documents delivered pursuant to Section 6.01(a) shall be true and correct in all material respects (unless such representations are already qualified by reference to materiality, Material Adverse Effect or similar language, in which case such representations and warranties shall be true and correct in all respects) on and as of the Applicable Funding Date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date.

(h)            Applicable Funding Condition. The Applicable Funding Condition shall have been satisfied in form and substance reasonably satisfactory to each Lender.

(i)            Applicable Availability Period. The Loans shall be borrowed on or prior to the last day of the Applicable Availability Period.

Section 7.
REPRESENTATIONS AND WARRANTIES

The Borrower and each other Obligor hereby jointly and severally represents and warrants to the Administrative Agent and each Lender on the Closing Date and each date on which a Loan is advanced pursuant to Section 2.01, and any other date such representation and warranty is required to be made under the Loan Documents, as set forth below:

7.01        Power and Authority. Each Obligor and each of its Subsidiaries (i) is duly organized or incorporated, as applicable, and validly existing under the laws of its jurisdiction of organization, (ii) has all requisite corporate or other power, and has all Governmental Approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted, except to the extent that failure to have the same would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (iii) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary except where failure so to qualify would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, and (iv) has full power, authority and legal right to enter into and perform its obligations under each of the Loan Documents to which it is a party and, in the case of the Borrower, to borrow the Loans hereunder.

7.02        Authorization; Enforceability.

(a)            Authorization. Each Transaction to which an Obligor is a party (or to which it or any of its assets or properties is subject) is within such Obligor’s corporate or other organizational powers and has been duly authorized by all necessary corporate or other organizational action including, if required, approval by all necessary holders of Equity Interests, and such authorizations are (or were) in full force and effect at the time of consummation of the applicable Transaction.

(b)            Enforceability. This Agreement has been duly executed and delivered by each Obligor and constitutes, and each of the other Loan Documents to which it is a party when executed and delivered by such Obligor will constitute, a legal, valid and binding obligation of such Obligor, enforceable against such Obligor in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium receivership, liquidation, examinership or similar laws of general applicability affecting the enforcement of creditors’ rights and (ii) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); provided that in the case of a U.K. Obligor, each representation and warranty made in this paragraph (b) of Section 7.02 shall be subject to the Legal Reservations and the Perfection Requirements.

7.03        Governmental and Other Approvals; No Conflicts. None of the execution, delivery and performance by each Obligor of the Loan Documents to which it is a party or the consummation by each Obligor of the Transactions (i) requires any Governmental Approval of, registration or filing with, or any other action by, any Governmental Authority or any other Person, except for (x) such as have been obtained or made and are in full force and effect (y) filings and recordings in respect of perfecting or recording the Liens created pursuant to the Security Documents and (z) registrations or filings required under applicable securities laws, (ii) will violate (1) any Law, (2) any Organic Document of any Obligor or any of its Subsidiaries or (3) any order of any Governmental Authority, that in the case of Section 7.03(ii)(1) or 7.03(ii)(3), individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect, (iii) will violate or result in a default under any Material Agreement binding upon any Obligor or any of its Subsidiaries that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect or (iv) will result in the creation or imposition of any Lien (other than Permitted Liens) on any asset of any Obligor or any of its Subsidiaries.

7.04        Financial Statements; Material Adverse Effect.

(a)            Financial Statements. The Borrower has heretofore furnished to the Administrative Agent (who shall forward to the Lenders) consolidated financial statements required to be delivered pursuant to this Agreement. Such financial statements present fairly, in all material respects, the consolidated financial position and results of operations and cash flows of Holdings and its Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements of the type described in Section 8.01(a).

(b)            No Material Adverse Effect. Since December 31, 2023, there has been no Material Adverse Effect.

7.05        Properties.

(a)            Property Generally. Each Obligor and each of its Subsidiaries has good and (in the case of real property only) marketable fee simple title to, or valid leasehold interests in, or license to, all its real and personal property material to its business, including all properties and assets, whether tangible or intangible, relating to its Products or Product Commercialization and Development Activities and all Material Intellectual Property, subject only to Permitted Liens and except for minor defects in title (other than with respect to Material Intellectual Property) that (i) do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes and (ii) would not reasonably be expected to prevent or interfere with the ability of any Obligor or any of its Subsidiaries to conduct any Product Commercialization and Development Activities with respect to any of its Products in any material respect.

(b)            Intellectual Property; Privacy.

(i)            The Obligors are the sole and exclusive legal and beneficial (and to the extent applicable, record) owners of all right, title and interest in and to all Material Intellectual Property and all other Intellectual Property that is, in each case, owned or purported to be owned by the Obligors, free and clear of any Liens or Claims other than Permitted Liens. The Obligors own or have sufficient and valid, rights to use and otherwise exploit all Material Intellectual Property. Without limiting the foregoing, and except as set forth in Schedule 7.05(b)(i):

(A)            other than (1) customary restrictions in in-bound licenses of Intellectual Property and non-disclosure Contracts, or (2) as would have been or is permitted by Section 9.09, there are no judgments, covenants not to sue, grants, Liens (other than Permitted Liens), or other Claims, agreements or arrangements relating to any Material Intellectual Property, which materially restrict any Obligor or any of its Subsidiaries with respect to its use, enforcement, or other exploitation of any Material Intellectual Property;

(B)            the operation and conduct of the business of any Obligor or any of its Subsidiaries, including their use or other exploitation of any Intellectual Property, does not infringe, misappropriate or otherwise violate, or has not in the past three (3) years infringed, misappropriated or otherwise violated, any Intellectual Property rights of any other Person, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect;

(C)            (1) there are no pending Claims, or Claims threatened in writing, against any Obligor or any of their Subsidiaries asserted by any other Person relating to Intellectual Property, including any material Claims alleging ownership, invalidity or unenforceability of any Material Intellectual Property, or infringement, misappropriation, or violation of such Person’s Intellectual Property rights in any material respect; and (2) neither any Obligor nor any of their Subsidiaries has received any notice from, or Claim by, any Person that the operation and conduct of the businesses of any Obligor or any of its Subsidiaries (including their use or other exploitation of Intellectual Property), as currently conducted, infringes, misappropriates or otherwise violates any Intellectual Property of any other Person in each case of Sections 7.05(b)(i)(C)(1) and (2), that would reasonably be expected to result in material liability to any Obligor or any of their Subsidiaries;

(D)            to the knowledge of any Obligor and its Subsidiaries, no Material Intellectual Property is being infringed, misappropriated or otherwise violated by any other Person in any material respect; and neither such Obligor nor any of its Subsidiaries has put any other Person on notice of such actual or potential infringement, misappropriation or violation of any such Material Intellectual Property, and neither any Obligor nor any of their Subsidiaries has initiated any Claim with respect to any such Material Intellectual Property;

(E)            all current and former employees and contractors that have developed or created, or contributed to the development or creation of, any Material Intellectual Property for or on behalf of any Obligor or any of their Subsidiaries have executed a valid, written confidentiality and invention assignment Contracts with such Obligor or Subsidiary, as applicable, under which such employees and contractors have irrevocably and presently assigned to such Obligor or Subsidiary, as applicable, all rights of such employees and contractors to any such Material Intellectual Property;

(F)            each Obligor and each of its Subsidiaries has taken reasonable precautions to protect the secrecy, confidentiality and value of its Material Intellectual Property consisting of Trade Secrets, and no such Trade Secret constituting Material Intellectual Property has been used or discovered by, or disclosed to, any Person except pursuant to written, valid and enforceable non-disclosure agreements protecting the confidentiality thereof, which agreements, to the knowledge of each Obligor and their Subsidiaries, have not been breached in any material respect; and

(G)            except as would not, individually or in the aggregate, be reasonably expected to be material to the Obligor or any of its Subsidiaries or to the value of any of their material software constituting Collateral (“Material Software”), neither the Obligor nor any of its Subsidiaries has embedded, used, linked to, distributed or made available any open source or copyleft source code, in each case in a manner that requires (1) any such Material Software owned or purported to be owned by the Obligor or any of its Subsidiaries (other than the open source software itself) be disclosed or distributed in source code form or be licensed for the purpose of making derivative works; (2) any restriction on the consideration to be charged for the distribution of such Material Software; (3) the grant to any third Person of any rights or immunities under such Material Software; or (4) the licensing under terms that allow such Material Software or portions thereof to be reverse engineered, reverse assembled or disassembled.

(ii)            With respect to Material Intellectual Property consisting of Patents, except as set forth in Schedule 7.05(b)(ii), and without limiting the representations and warranties in Section 7.05(b)(i):

(A)            to the knowledge of the Obligors, none of the issued claims in such Patents has been judged invalid or unenforceable;

(B)            subsequent to the issuance of such Patents, no Obligor nor any of its Subsidiaries or predecessors-in-interest, has filed any disclaimer or made or permitted any other voluntary reduction in the scope of the Inventions claimed in such Patents;

(C)            to the knowledge of any Obligor and its Subsidiaries, no allowable or allowed subject matter of such Patents is subject to any competing conception claims of allowable or allowed subject matter of any patent applications or patents of any third party and have not been the subject of any interference, and are not and have not been the subject of any re-examination, opposition or any other post-grant proceedings, nor is any Obligor or its Subsidiaries aware of any basis for any such interference, re-examination, opposition, inter partes review, post grant review, or any other post-grant proceedings; and

(D)            no such Patents have ever been finally adjudicated to be invalid, unpatentable or unenforceable for any reason in any administrative, arbitration, judicial or other proceeding, and, with the exception of publicly available documents with respect to any such Material Intellectual Property, no Obligor nor any of its Subsidiaries has received any written notice asserting that such Patents are invalid, unpatentable or unenforceable.

(iii)            All maintenance fees, registration fees, renewal fees, annuities, and the like due or payable on or with respect to any Material Intellectual Property consisting of Patents, Trademarks or registered designs owned, not licensed, by any Obligor or its Subsidiaries have been timely paid or the failure to so pay would not reasonably be expected to result in a Material Adverse Effect.

(iv)            each Obligor, and each of its attorneys, agents and relevant employees, have met the duty of candor and good faith required under 37 C.F.R. § 1.56, which includes a duty to disclose all information known to that individual to be “material to patentability,” as such is defined in 37 C.F.R. § 1.56, and complied with any analogous Laws outside the United States.

(v)            Except as set forth in Schedule 7.05(b)(v) the Obligors and their respective Subsidiaries (A) have had and have appropriate privacy policies and data security policies in place that are in compliance in all material respects with all applicable data protection, privacy and other Laws, and generally accepted industry standards relating to the protection, collection, use, access, storage, maintenance, processing, transmission, distribution, transfer (including cross-border transfer) or disclosure of personally identifiable information and data, (B) are and have been in compliance in all material respects with (and have contractually required Persons who have access to such information or data to comply with) such policies, Laws and standards, and contractual obligations to which any Obligor and any of its Subsidiaries are bound that relate to the protection, collection, use, access, storage, maintenance, processing, transmission, distribution, transfer (including cross-border transfer) or disclosure of personally identifiable information or data, and (C) have not received any notice, and are not and have not been subject to any Claim, and, to the knowledge of any Obligor and its Subsidiaries, no such notice or Claim is or has been threatened, regarding the protection, collection, use, access, storage, maintenance, processing, transmission, distribution, transfer (including cross-border transfer) or disclosure of personally identifiable information or data. To the knowledge of any Obligor and its Subsidiaries, during the past three (3) years, neither any Obligor nor any of their respective Subsidiaries has experienced any breach of security or unauthorized access by third parties of any personally identifiable information or confidential or proprietary data that is in its possession, custody, or control, in each case, except as would not reasonably be expected to have a Material Adverse Effect.

7.06        No Actions or Proceedings.

(a)            Litigation. There is no litigation, investigation or proceeding pending or, to the knowledge of any Obligor or any of its Subsidiaries threatened in writing, with respect to such Obligor or any such Subsidiaries by or before any Governmental Authority or arbitrator that, (i) if adversely determined, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect or (ii) involves this Agreement or any other Loan Document.

(b)            Environmental Matters. No Obligor nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, except for any such failure to comply with such Environmental Law or failure to obtain, maintain or comply with a permit that would not reasonably be expected to have a Material Adverse Effect, (ii) has become subject to any Environmental Liability that would reasonably be expected to have a Material Adverse Effect, (iii) except as disclosed on Schedule 7.06(b) (as updated from time to time, including in any Compliance Certificate), has received any material Environmental Claim, or has knowledge that any is threatened, (iv) has entered into any agreement in which such Obligor or any Subsidiary has assumed or undertaken material responsibility or obligations of any other person with respect to any Environmental Liability or (v) has knowledge of any basis for any other Material Environmental Liability.

(c)            Labor Matters. No Obligor or any of its Subsidiaries has engaged in unfair labor practices as defined in 29 U.S.C. § §152(8) and 158 of the National Labor Relations Act (or any similar practices under any equivalent laws or regulations applicable to them in any other jurisdiction) and there are no pending or, to the knowledge of any Obligor, threatened in writing labor actions, disputes, grievances, arbitration proceedings, or similar Claims or actions involving the employees of any Obligor or any of its Subsidiaries, in each case, that would reasonably be expected to have a Material Adverse Effect. There are no strike or work stoppages in existence or, to the knowledge of any Obligor, threatened in writing against such Obligor and to the knowledge of such Obligor, no union organizing activity is taking place, in each case, that would reasonably be expected to have a Material Adverse Effect. There are no collective bargaining agreements covering employees of any Obligor or any of its Subsidiaries.

7.07        Compliance with Laws and Agreements. Each Obligor is in compliance with all applicable Laws and all Contracts binding upon it or its property, except, in each case, where the failure to do so would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing. The Obligors and their Subsidiaries are, and all Product Commercialization and Development Activities of such Persons are being conducted, in compliance with all applicable Healthcare Laws, except where such failure to comply would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

7.08        Taxes. Except as set forth on Schedule 7.08, each Obligor and its Subsidiaries has timely filed or caused to be filed (taking into account valid extensions) all income tax returns and other material Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which such Obligor or such Subsidiary, as applicable, has set aside on its books adequate reserves with respect thereto in accordance with GAAP or (b) to the extent that the failure to so file or pay would not reasonably be expected to have a Material Adverse Effect.

7.09         Full Disclosure. None of the reports, financial statements, certificates or other written information concerning the Obligors and their Subsidiaries furnished by or on behalf of the Obligors or any of their Subsidiaries to the Administrative Agent (on behalf of itself and the Lenders) in connection with the negotiation of this Agreement and the other Loan Documents or delivered hereunder or thereunder (as modified or supplemented by other information so furnished, including the Borrower’s filings publicly available on “EDGAR”) contains, when furnished, any material misstatement of material fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time delivered, and it being understood that such projected financial information and all other forward looking information are not to be viewed as facts and are subject to uncertainties and contingencies, many of which are beyond the control of the Obligors or any of their Subsidiaries, and that actual results during the period or periods covered thereby may differ from such projected results and that the differences may be material.

7.10        Investment Company Act and Margin Stock Regulation.

(a)            Investment Company Act. No Obligor is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended.

(b)            Margin Stock. No Obligor is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock, and no part of the proceeds of the Loans will be used, whether immediately, incidentally or ultimately to buy or carry any Margin Stock, to extend credit to others for the purpose of buying or carrying any Margin Stock, or in any way that is in violation of Regulation T, U or X.

7.11        Solvency. The Obligors, on a consolidated basis, are and, immediately after giving effect to the making of the Loans, the use of proceeds thereof, and the consummation of the Transactions, will be, Solvent.

7.12        Subsidiaries. Set forth on Schedule 7.12 (as updated from time to time, including in any Compliance Certificate) is a complete and correct list of all direct and indirect Subsidiaries of the Borrower. Each such Subsidiary is duly organized or incorporated, as applicable, and validly existing under the jurisdiction of its organization shown in said Schedule 7.12, and the percentage ownership by each Obligor of each such Subsidiary thereof is as shown in said Schedule 7.12.

7.13        Indebtedness and Liens. Set forth on Schedule 7.13(a) is a complete and correct list of all Indebtedness (other than Permitted Indebtedness under any clause of Section 9.01 other than clause (b) thereof) of each Obligor and each of its Subsidiaries outstanding as of the Closing Date. Set forth on Schedule 7.13(b) is a complete and correct list of all Liens (other than Permitted Liens under any clause of Section 9.02 other than clause (b) thereof) granted by the Obligors and each of their respective Subsidiaries with respect to their respective property and outstanding as of the Closing Date.

7.14        Material Agreements. Except as set forth on Schedule 7.14 (as updated from time to time, including in any Compliance Certificate), no Obligor or any of its Subsidiaries is in material default under any Material Agreement, nor does any Obligor have knowledge of (i) any Claim against it or any of its Subsidiaries for any material breach of any such Material Agreement or (ii) as of the Closing Date any material default by any party to any such Material Agreement.

7.15        Restrictive Agreements. Except as set forth in Schedule 7.15, as of the Closing Date, no Obligor or any of its Subsidiaries is subject to any Restrictive Agreement, except (i) those permitted under Section 9.11, (ii) restrictions and conditions imposed by Law or by this Agreement, (iii) any stockholder agreement, charter, by-laws, or other organizational documents of an Obligor or any of its Subsidiaries as in effect on the date hereof and (iv) limitations associated with Permitted Liens.

7.16        Real Property. Schedule 7.16 correctly sets forth all real property that is owned or leased by the Obligors, indicating in each case whether the respective property is owned or leased, the identity of the owner and lessee (if applicable) and the location of the respective property. Except as set forth in Schedule 7.16, no Obligor owns or leases (as tenant thereof) any real property as of the Closing Date.

7.17        Pension Matters.

(a)            Except as would not, in the aggregate, reasonably be expected to result in a Material Adverse Effect, each Qualified Plan, and each trust thereunder, intended to qualify for tax exempt status under Section 401 or 501 of the Code or other Laws so qualifies. Except for those that would not, in the aggregate, reasonably be expected to result in a Material Adverse Effect, (x) each Benefit Plan is in compliance with applicable provisions of ERISA, the Code and other Laws, (y) there are no existing or pending (or to the knowledge of any Obligor or any of its Subsidiaries, threatened) claims (other than routine claims for benefits in the normal course), sanctions, actions, lawsuits or other proceedings or investigation involving any Benefit Plan to which any Obligor or Subsidiary thereof incurs or otherwise has or could have an obligation or any liability or Claim and (z) no ERISA Event is reasonably expected to occur. Except as would not, in the aggregate, reasonably be expected to result in a Material Adverse Effect, the Borrower and each of its ERISA Affiliates has met all applicable requirements under the ERISA Funding Rules with respect to each Title IV Plan, and no waiver of the minimum funding standards under the ERISA Funding Rules has been applied for or obtained.

(b)            Neither Holdings nor any of its Subsidiaries is or has at any time been an employer (for the purposes of sections 38 to 51 of the U.K. Pensions Act 2004) of an occupational pension scheme which is not a money purchase scheme (both terms as defined in the U.K. Pension Schemes Act 1993); and, save as would not reasonably be expected to have a Material Adverse Effect, neither Holdings nor any of its Subsidiaries is or has at any time in the last six years been "connected" with or an "associate" of (as those terms are used in sections 38 and 43 of the U.K. Pensions Act 2004) such an employer.

7.18        Regulatory Approvals.

(a)            Each Obligor and each of its Subsidiaries holds, and will continue to hold, either directly or through licensees and agents, all Product Authorizations necessary or required for the Borrower and each of its Subsidiaries to conduct their respective operations and businesses in the manner currently conducted and to conduct its Product Commercialization and Development Activities in each case except where the failure to hold any such Product Authorizations would not reasonably be expected to result in a Material Adverse Effect.

(b)            During the past two (2) years, neither any Obligor, nor any of their respective Subsidiaries has received any written notice from the FDA or any Governmental Authority that (i) it is considering suspending, revoking or materially limiting any Product Authorization or (ii) it will not approve any applications submitted to such Governmental Authority with respect to any of the Products or any Material Agreement, where such suspension, revocation, limitation or non-approval, would reasonably be expected to result in a Material Adverse Effect. The Obligors and their Subsidiaries have made all material required notices, registrations and reports and other filings with respect to the Products and Product Commercialization and Development Activities, in each case except where the failure to make the same would not reasonably be expected to result in a Material Adverse Effect.

(c)            Except as set forth on Schedule 7.18(c): (i) no Obligor, nor any of its Subsidiaries nor, to the knowledge of any Obligor, any of their respective agents, suppliers, licensors or licensees have received any inspection reports, warning letters or notices or similar documents with respect to any Product or any Product Commercialization and Development Activities from any Regulatory Authority within the last two (2) years that asserts material lack of compliance with any applicable Healthcare Laws or Product Authorizations; (ii) no Obligor, nor any of its Subsidiaries nor, to the knowledge of any Obligor, any of their respective agents, suppliers, licensors or licensees have received any material notification from any Regulatory Authority within the last two (2) years asserting that any Product or any Product Commercialization and Development Activities lacks a required Product Authorization; (iii) there is no pending regulatory action, investigation or inquiry (other than non-material routine or periodic inspections or reviews) against any Obligor, any of its Subsidiaries or, to the knowledge of any Obligor, with respect to any Product or any Product Commercialization and Development Activities, and, to the knowledge of any Obligor, there is no reasonable basis in fact for any material adverse regulatory action against such Obligor or any of its Subsidiaries or, to the knowledge of such Obligor, any of their respective agents, suppliers, licensors or licensees with respect to any Product or any Product Commercialization and Development Activities; (iv) during the past two (2) years, no Obligor, nor any of its Subsidiaries nor, to the knowledge of any Obligor, any of their respective manufacturers has experienced any significant failures in the manufacturing or supply of the Product that, individually or in the aggregate, have had or would reasonably be expected to result in, if such failure occurred again, a Material Adverse Effect; and (v) no criminal, injunctive, seizure, detention or civil penalty action has been commenced or threatened in writing by any Regulatory Authority within the last two (2) years with respect to or in connection with any Product or any Product Commercialization and Development Activities, and there are no consent decrees (including plea agreements) that relate to any Product or any Product Commercialization and Development Activities. No Obligor nor any of its Subsidiaries, nor, to the knowledge of any Obligor, any of their respective agents, suppliers, licensees or licensors, is employing or utilizing the services of any individual, in connection with Product Commercialization and Development Activities, who has been debarred from any federal healthcare program, where such debarment would reasonably be expected to have a Material Adverse Effect.

7.19        Transactions with Affiliates. As of the Closing Date, except as set forth on Schedule 7.19, no Obligor nor any of its Subsidiaries has entered into, renewed, extended or been a party to, any transaction (including the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any Affiliate.

7.20        OFAC; Anti-Terrorism Laws.

(a)            Neither the Borrower nor any of its Subsidiaries is in violation of any Anti-Terrorism Law or engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any applicable Anti-Terrorism Laws.

(b)            Neither the Borrower nor any of its Subsidiaries, nor, to the knowledge of the Borrower, any of their respective directors, officers, or employees (i) is currently the target of any Sanctions, (ii) is located, organized or incorporated, or residing in any Designated Jurisdiction in violation of Sanctions, or (iii) is or has been (within the previous five (5) years) engaged in any transaction with, or for the benefit of, any Person who is now or was then the target of Sanctions or who is located, organized or incorporated, or residing in any Designated Jurisdiction, in violation of Sanctions. No Loan, nor the proceeds from any Loan, has been or will be used, directly or, to the knowledge of the Borrower, indirectly, to lend, contribute or provide to, or has been or will be otherwise made available for the purpose of funding, any activity or business in any Designated Jurisdiction in violation of Sanctions or for the purpose of funding any activity or business of any Person located, organized or incorporated, or residing in any Designated Jurisdiction or who is the subject of any Sanctions, in violation of Sanctions, or in any manner that will result in any violation by any party to this Agreement of Sanctions.

7.21        Anti-Corruption. Neither the Borrower nor any of its Subsidiaries, nor, to the knowledge of the Borrower, any of their respective directors, officers or employees, directly or, to the knowledge of the Borrower, indirectly, has (i) materially violated or is in material violation of any applicable anti-corruption Law, or (ii) made, offered to make, promised to make or authorized the payment or giving of, directly or, to the knowledge of the Borrower, indirectly, any Prohibited Payment.

7.22        Priority of Obligations. The Obligations constitute unsubordinated obligations of the Obligors, and except for any obligations which have priority under applicable Law, rank at least pari passu in right of payment with all other unsubordinated Indebtedness of the Obligors.

7.23        Royalty and Other Payments. Except as set forth on Schedule 7.23, no Obligor, nor any of its Subsidiaries, is obligated to pay any royalty, milestone payment, deferred payment or any other contingent payment in respect of any Product.

7.24         Non-Competes. Neither the Borrower, any other Obligor, nor any of their respective Subsidiaries, nor any of their respective directors, officers or employees, is subject to a non-compete agreement that prohibits or will interfere in any material respect with any of the Product Commercialization and Development Activities, including the development, commercialization or marketing of any Product.

7.25        Security Interest. The Security Documents provide the Secured Parties with effective, valid, legally binding and enforceable first priority Liens on all of the Collateral, subject to Permitted Liens (subject to the Permitted Working Capital Intercreditor Agreement, and provided that in the case of a U.K. Obligor, this is subject to the Legal Reservations and the Perfection Requirements). As of the Closing Date, (a) there are no security interests in, or Liens on, any of the Collateral other than Permitted Liens and (b) all necessary action (including as described in Section 7.03) has been taken under applicable Law to (i) establish and perfect the first priority rights of the Secured Parties in and to the Collateral, if applicable (except for any Perfection Requirements in relation to the security constituted by the English Debenture entered into on the Closing Date which Perfection Requirements will be satisfied promptly after execution of the Debenture and in any event within applicable time limits specified by the Debenture and subject in all cases to the Permitted Working Capital Intercreditor Agreement), and (ii) terminate and/or release all existing security interests in, and Liens on, the Collateral, in each case, under their respective applicable Law, in each case of Sections 7.25(a) and (b), subject to Permitted Liens.

7.26        New Molecular Entity. As of the Closing Date, the NDA for Ensifentrine in the United States is being reviewed by the FDA as a New Molecular Entity (NME).

Section 8.
AFFIRMATIVE COVENANTS

Each Obligor covenants and agrees with the Administrative Agent and the Lenders that, until the Commitments have expired or been terminated and all Obligations (other than inchoate indemnification and expense reimbursement obligations for which no claim has been made) have been paid in full in cash:

8.01        Financial Statements and Other Information. The Borrower will furnish to the Administrative Agent (which shall, in turn, provide such information to the Lenders):

(a)            as soon as available and in any event within forty-five (45) days after the end of the first three (3) fiscal quarters of each fiscal year (commencing with the fiscal quarter ending June 30, 2024) (i) the consolidated balance sheets of Holdings and its Subsidiaries as of the end of such fiscal quarter and (ii) the related consolidated statements of income, shareholders’ equity and cash flows of Holdings and its Subsidiaries for such quarter and the portion of the fiscal year through the end of such fiscal quarter, in each case prepared in all material respects in accordance with GAAP consistently applied, all in reasonable detail and setting forth in comparative form the figures for the corresponding period in the preceding fiscal year, together with (iii) a certificate of a Responsible Officer of the Borrower stating that (x) such financial statements fairly present in all material respects the financial condition of Holdings and its Subsidiaries as at such date and (y) the results of operations of Holdings and its Subsidiaries for the period ended on such date have been prepared in all material respects in accordance with GAAP consistently applied, subject to changes resulting from normal, year-end audit adjustments and except for the absence of notes; provided that documents required to be furnished pursuant to this Section 8.01(a) shall be deemed furnished on the date that such documents are publicly available on “EDGAR” (with the related certificate separately delivered);

(b)            as soon as available and in any event within ninety (90) days after the end of each fiscal year (i) the consolidated balance sheets of Holdings and its Subsidiaries as of the end of such fiscal year and (ii) the related consolidated statements of income, shareholders’ equity and cash flows of Holdings and its Subsidiaries for such fiscal year, in each case prepared in all material respects in accordance with GAAP consistently applied, all in reasonable detail and setting forth in comparative form the figures for the previous fiscal year, accompanied by a report and opinion thereon of PricewaterhouseCoopers LLP, Ernst & Young LLP or another firm of independent certified public accountants of recognized national standing reasonably acceptable to the Administrative Agent, which report and opinion shall be prepared in accordance with generally accepted auditing standards and such report and opinion shall not be subject to any “going concern” or like qualification or exception or emphasis of matter of going concern footnote or any qualification or exception as to the scope of such audit, and in the case of such consolidated financial statements, certified by a Responsible Officer of the Borrower; provided that documents required to be furnished pursuant to this Section 8.01(b) shall be deemed furnished on the date that such documents are publicly available on “EDGAR”;

(c)            as soon as available and in any event no later than thirty (30) days after the last day of each month (other than the last month of any fiscal quarter), (i) the consolidated balance sheets of Holdings and its Subsidiaries as of the end of such month and (ii) the related consolidated statements of income and cash flows of Holdings and its Subsidiaries for such month, in each case prepared in all material respects in accordance with GAAP consistently applied, together with (iii) a certificate of a Responsible Officer of the Borrower stating that (x) such financial statements fairly present in all material respects the financial condition of Holdings and its Subsidiaries as at such date, (y) the results of operations of Holdings and its Subsidiaries for the period ended on such date have been prepared in all material respects in accordance with GAAP consistently applied, subject to changes resulting from normal, year-end audit adjustments and quarterly adjustments and except for the absence of notes and (z) the Borrower is in compliance with the Minimum Liquidity Covenant as set forth in Section 10.01 and attaching evidence reasonably satisfactory to the Administrative Agent, based upon the Borrower’s bank account statements that the Borrower is in compliance with the Minimum Liquidity Covenant;

(d)            together with the financial statements required pursuant to Sections 8.01(a) and (b), a compliance certificate signed by a Responsible Officer of the Borrower as of the end of the applicable accounting period (which delivery may be by electronic communication including fax or email and shall be deemed to be an original, authentic counterpart thereof for all purposes) substantially in the form of Exhibit E (a “Compliance Certificate”) including (i) details of any issues that are material that are raised by auditors and any occurrence or existence of any event, circumstance, act or omission that would cause any representation or warranty contained in Section 7.07 or Section 7.18 to be incorrect in any material respect (or in any respect if such representation or warranty is qualified by materiality or by reference to Material Adverse Effect or Material Adverse Effect) if such representation or warranty were to be made at the time of delivery of a Compliance Certificate (it being understood that no representation or warranty contained in Section 7.07 or Section 7.18 is required to be, shall be or shall be deemed to be made in connection with a delivery of any Compliance Certificate), and (ii) for any fiscal period when the Minimum Net Sales Covenant is in effect and tested, a certification as to whether or not the Borrower is in compliance with the Minimum Net Sales Covenant as of the last day of such period or certification that a Waiver Condition applies;

(e)            as soon as available and in any event no later than thirty (30) days after the end of each fiscal year, a consolidated financial forecast for Holdings and its Subsidiaries for the following fiscal year;

(f)            promptly after the same are released, copies of any press release required by U.S. securities laws to be filed with the SEC (excluding, for the avoidance of doubt, any immaterial, routine or administrative press releases); provided that documents required to be furnished pursuant to this Section 8.01(f) shall be deemed furnished on the date that such documents are publicly available on “EDGAR” or Holdings’ website;

(g)            promptly, and in any event within five (5) Business Days after receipt thereof by an Obligor thereof, copies of each notice or other correspondence received from any securities regulator or exchange to the authority of which Holdings may become subject from time to time concerning any investigation or possible investigation or other inquiry (other than routine comment letters from the SEC) by such agency regarding financial or other operational results of such Obligor, in each case, excluding any investigation or inquiry that is immaterial, routine or administrative in nature; provided that documents required to be furnished pursuant to this Section 8.01(g) shall be deemed furnished on the date that such documents are publicly available on “EDGAR”;

(h)            promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of each Obligor and its Subsidiaries (other than any report or any communication that is immaterial, routine or administrative in nature), and copies of all annual, regular, periodic and special reports and registration statements which any Obligor or its Subsidiaries may file or be required to file with any securities regulator or exchange to the authority of which such Obligor or such Subsidiary, as applicable, may become subject from time to time; provided that documents required to be furnished pursuant to this Section 8.01(h) shall be deemed furnished on the date that such documents are publicly available on “EDGAR”;

(i)            the information regarding insurance maintained by Holdings and its Subsidiaries as and when required under Section 8.05;

(j)            promptly and in any event within five (5) Business Days after the Borrower obtains knowledge of any Claim related to any Product or inventory involving more than $5,000,000 (or the Equivalent Amount in other currencies), written notice thereof from a Responsible Officer of the Borrower which notice shall include a statement setting forth details of such Claim;

~~(k)            [reserved]~~

(k)            promptly after the end of each calendar month and in any event no later than fifteen (15) days after the last day of each month, produce and deliver to the Administrative Agent a flash report disclosing (i) the number of units of Products sold in the preceding calendar month (it being agreed that “Products” as used in this Section 8.01(k) shall be limited to clauses (i) and (ii) of such defined term) and (ii) the gross amount billed, invoiced or otherwise recorded for sales of the Product anywhere in the world for such calendar month, in each case of (i) and (ii), solely to enable the Lenders to review the progress of the commercialization of the Product and which shall be preliminary, unaudited, and subject to further verifications and modifications by the Borrower;

~~(k)~~(l)             together with the delivery of the Compliance Certificate, a report stating the (i) the Net Sales for such fiscal quarter, including the calculations and adjustments from gross sales from which such Net Sales are derived, (ii) Net Sales as a percentage of gross sales for such fiscal quarter and (iii) Net Sales divided by the number of units of the Product sold in such fiscal quarter;

~~(l)~~(m)          promptly, copies of any reports of Holdings and its Subsidiaries with respect to additional key performance indicators in the form provided to senior management of Holdings to the extent such reports are determined to be material by the Board of Holdings; and

~~(m)~~(n)            such other information respecting the businesses, financial performance, operations condition of the assets or liabilities of the Obligors (including with respect to the Collateral), taken as a whole, as the Administrative Agent may from time to time reasonably request.

8.02               Notices of Material Events. The Borrower will furnish to the Administrative Agent (which shall, in turn, provide such information to the Lenders) written notice of the following (x) with respect to clause (a) below within three (3) Business Days and (y) with respect to clause (b) through clause (l) below, within five (5) Business Days, in each case, after a Responsible Officer of the Borrower first learns or acquires knowledge (after reasonable due inquiry) with respect to:

(a)            the occurrence of any Default or Event of Default;

(b)            the occurrence of any event or series of related events with respect to the property or assets of Holdings or any of its Subsidiaries resulting in a Loss aggregating $5,000,000 (or the Equivalent Amount in other currencies) or more;

(c)            (i) any proposed acquisition of stock, assets or property by Holdings or any of its Subsidiaries that would reasonably be expected to result in Material Environmental Liability, and (ii) any spillage, leakage, discharge, disposal, leaching, migration or release of any Hazardous Material by Holdings or any of its Subsidiaries required to be reported to any Governmental Authority or that would reasonably be expected to result in Material Environmental Liability;

(d)            the assertion of any Claim under any Environmental Law by any Person against, or with respect to the activities of, Holdings or any of its Subsidiaries and any alleged liability or non-compliance with any Environmental Laws or any permits, licenses or authorizations issued pursuant to Environmental Laws, in each case, which would reasonably be expected to result in a Material Environmental Liability;

(e)            the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting Holdings or any of its Affiliates that would reasonably be expected to result in a Material Adverse Effect;

(f)            (i) the intention of Holdings or any of its Subsidiaries to file any notice of intent to terminate any Title IV Plan, a copy of such notice and (ii) the filing by Holdings or any of its Subsidiaries of a request for a minimum funding waiver under Section 412 of the Code with respect to any Title IV Plan or Multiemployer Plan, in each case in writing and in reasonable detail (including a description of any action that any ERISA Affiliate proposes to take with respect thereto, together with a copy of any notice filed with the PBGC or the IRS pertaining thereto);

(g)            (i) the termination of any Material Agreement or other Contract pursuant to which any Obligor or any of its Subsidiaries receives or grants a license, covenant not to sue or other rights, including Permitted License, that is material to the Product Commercialization and Development Activities (each such Contract, a “Material License”), other than in accordance with its terms and not as a result of a breach or default, (ii) the receipt by Holdings or any of its Subsidiaries of any notice of a material breach or default under such Material Agreement or Material License (and a copy thereof) asserting a default by such Obligor or any of its Subsidiaries where such alleged default would permit such counterparty to terminate such Material Agreement or Material License, (iii) the entering into of (A) any new Material Agreement by any Obligor (and a copy thereof) or (B) any Material License or (iv) any material amendment to a Material Agreement or Material License that would be adverse in any material respect to the Lenders (and a copy thereof); provided, that the Borrower shall not be required to provide such notice if such documents become publicly available on “EDGAR” within the time period notice would otherwise be required pursuant to this Section 8.02;

(h)            any material change in accounting policies or financial reporting practices by Holdings or any of its Subsidiaries (other than as required under GAAP);

(i)            any labor controversy resulting in or threatening to result in any strike, work stoppage, boycott, shutdown or other material labor disruption against or involving an Obligor that would reasonably be expected to result in a Material Adverse Effect;

(j)             the creation, development or other acquisition (including any in-bound exclusive licenses) of any Material Intellectual Property by any Obligor after the Closing Date that is issued, registered or becomes issued or registered or the subject of an application for issuance or registration with any Governmental Authority; provided that, with respect to any such Material Intellectual Property created, developed or acquired (including through any in-bound exclusive license) in any fiscal year, notice thereof pursuant to this Section 8.02(j) shall be made in accordance with the timing of the financial statements for such fiscal year required pursuant to Section 8.01(b);

(k)            any change to any Obligor’s ownership of any Controlled Account, by delivering the Administrative Agent a notice setting forth a complete and correct list of all such accounts as of the date of such change; and

(l)            (i) any Claim of actual or alleged infringement, misappropriation or other violation of any Intellectual Property by or against Holdings or any of its Subsidiaries that results in or would reasonably be expected to result in a Material Adverse Effect, (ii) any revocation, withdrawal, suspension, cancellation, material limitation, termination or materially adverse modification of any material Product Authorization in the U.S., and (iii) any written notice or other written communication from the FDA that the FDA (A) intends to take any action described in subsection (ii), or (B) will not approve, or will materially delay its review of, any NDA submitted to the FDA.

Each notice delivered under this Section 8.02 shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto. Nothing in this Section 8.02 is intended to waive, consent to or otherwise permit any action or omission that is otherwise prohibited by this Agreement or any other Loan Document.

8.03        Existence. Such Obligor shall, and shall cause each of its Subsidiaries to, preserve, renew and maintain in full force and effect its legal existence; provided that the foregoing shall not prohibit any merger, amalgamation, consolidation, liquidation or dissolution permitted under Section 9.03 or any Asset Sale permitted under Section 9.09.

8.04        Payment of Obligations. Such Obligor will, and will cause each of its Subsidiaries to, pay and discharge its obligations, including (i) all material Taxes, fees, assessments and governmental charges or levies imposed upon it or upon its properties or assets prior to the date on which penalties attach thereto, and all lawful claims for labor, materials and supplies which, if unpaid, might become a Lien upon any properties or assets of such Obligor or any of its Subsidiaries not constituting a Permitted Lien, except to the extent such Taxes, fees, assessments or governmental charges or levies or such claims are being contested in good faith by appropriate proceedings and are adequately reserved against in accordance with GAAP and (ii) all lawful claims which, if unpaid, would by law become a Lien upon its property not constituting a Permitted Lien, except, in each case, to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect.

8.05        Insurance. Such Obligor will, and will cause each of its Subsidiaries to maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations, including commercial property, liability and business interruption coverage. Upon the request of the Administrative Agent, the Borrower shall furnish the Administrative Agent from time to time with (i) material information as to the insurance carried by it and, if so requested, copies of all such insurance policies and (ii) a certificate from the Borrower’s insurance broker or other insurance specialist stating that all premiums then due on the policies relating to insurance on the Collateral have been paid and that such policies are in full force and effect. Receipt of notice of termination or cancellation of any such insurance policies or reduction of coverages or amounts thereunder to levels which do not meet the levels required pursuant to the first sentence of this Section 8.05 shall entitle the Secured Parties to renew any such policies, cause the coverages and amounts thereof to be maintained at levels required pursuant to the first sentence of this Section 8.05 or otherwise to obtain similar insurance in place of such policies, and in each case, the Borrower will be responsible for the reasonable and documented cost of such insurance (to be payable on demand). The amount of any such reasonable and documented expenses shall accrue interest at the Default Rate if not paid on demand and shall constitute “Obligations.” Other than in the case of a U.K. Obligor, such Obligor shall cause each such policy of insurance (with respect to each such policy outstanding as of the Closing Date, within the time period set forth in Section 8.18(b)) to (i) name the Administrative Agent, on behalf of the Secured Parties, as an additional insured thereunder as its interests may appear, and (ii) in the case of each casualty insurance policy (including business interruption, if any) contain a lender loss payable clause or endorsement naming the Administrative Agent, on behalf of the Secured Parties, as loss payee thereunder and providing for at least thirty (30) days’ prior written notice to the Administrative Agent (ten (10) days’ prior written notice in the event of cancellation for nonpayment) of any material modification or cancellation of such policy, and otherwise reasonably satisfactory in form and substance to the Administrative Agent.

8.06        Books and Records; Inspection Rights. Such Obligor will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct (in all material respects) entries are made of all dealings and transactions in relation to its business and activities. Such Obligor will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition (financial or otherwise) with its officers and independent accountants (so long as a representative of the Borrower is provided a reasonable opportunity to participate in such discussion), during normal business hours (but not more often than once per calendar year for all such visits and inspections unless an Event of Default has occurred and is continuing) as the Administrative Agent may reasonably request; provided that such representative shall use its commercially reasonable efforts to minimize disruption to the business and affairs of the Borrower as a result of any such visit, inspection, examination or discussion. Notwithstanding anything to the contrary contained herein or in any other Loan Document, no Obligor nor any of its Subsidiaries will be required to disclose or permit the inspection or discussion of, any document, information or other matter (i) that constitutes trade secrets or proprietary information, (ii) in respect of which disclosure to any Lender (or their respective representatives or contractors) is prohibited by any applicable Law or any binding agreement with a third party (so long as such agreement is not entered into in contemplation of this Agreement) or (iii) that is subject to attorney-client or similar privilege, which would reasonably be expected to be lost or forfeited if disclosed to the Administrative Agent or any Lender. The Borrower shall pay all reasonable and documented costs of all such inspections.

8.07        Compliance with Laws and Other Obligations. Such Obligor will, and will cause each of its Subsidiaries to, (v) comply with all Laws (including Anti-Terrorism Laws, Sanctions and Environmental Laws) applicable to it and its business activities, (vi) comply with all Healthcare Laws and Governmental Approvals (including Product Authorizations) applicable to it and its business activities and (vii) maintain in full force and effect (other than termination of such agreement in accordance with its terms), remain in compliance with, and perform all obligations under all Material Agreement to which it is a party, except, in the case of clauses (i), (ii) and (iii) above, where the failure to do so would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Each Obligor shall maintain in effect and enforce policies and procedures reasonably designed to promote compliance by such Obligor, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Terrorism Laws and Sanctions.

8.08        Maintenance of Properties, Etc.

(a)            Such Obligor shall, and shall cause each of its Subsidiaries to, maintain and preserve all of its assets and properties, including all assets and properties, whether tangible or intangible, relating to its Products or Product Commercialization and Development Activities, necessary or useful in the conduct of its business in good working order and condition in accordance with the general practice of other Persons of similar character and size, ordinary wear and tear and damage from casualty or condemnation excepted and except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

(b)            Such Obligor shall, and shall cause each of its Subsidiaries to, use commercially reasonable efforts to renew, file for, prosecute, enforce and maintain all Material Intellectual Property, owned or controlled by such party.

8.09        Licenses. Such Obligor shall, and shall cause each of its Subsidiaries to, obtain and maintain all Governmental Approvals, including Product Authorizations, necessary in connection with the execution, delivery and performance of the Loan Documents, the consummation of the Transactions or the operation and conduct of its business and ownership of its properties (including its Product Commercialization and Development Activities), except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

8.10        Use of Proceeds. The proceeds of the Loans will be used only as provided in Section 2.05. No part of the proceeds of the Loans will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board of Governors of the Federal Reserve System, including Regulations T, U and X.

8.11        Certain Obligations Respecting Subsidiaries; Further Assurances.

(a)            Subsidiary Guarantors, etc. In the event that Holdings or any of its Subsidiaries shall form or acquire any new Subsidiary, Holdings shall promptly (and in any event within forty-five (45) calendar days from the date of such formation or acquisition or such longer period agreed to by the Administrative Agent in its sole discretion):

(i)             cause such new Subsidiary to become (x) a “Subsidiary Guarantor” hereunder pursuant to a Guarantee Assumption Agreement and (y) a “Grantor” under the Security Agreement, and (z) in the event that such Subsidiary (A) is incorporated in England or (B) has material assets located in England accede to the English Debenture as a “Chargor”;

(ii)            take such action or cause such Subsidiary to take such action (which may include but shall not be limited to joining the Security Agreement, acceding to the English Debenture, and delivering shares of stock or share certificates (or equivalent), together with undated transfer powers or stock transfer forms (or equivalent) executed in blank, applicable control agreements, notices and other instruments, making any required registrations and, in the case of any Subsidiary organized or incorporated outside of the United States, executing and delivering such applicable local law security documents)) as shall be reasonably necessary or reasonably requested by the Administrative Agent in order to create and perfect, in favor of the Administrative Agent, for the benefit of the Secured Parties, valid and enforceable first priority (subject to Permitted Priority Liens, any Permitted Intercreditor Agreement, any Permitted Working Capital Intercreditor Agreement and the Legal Reservations and Perfection Requirements) Liens on substantially all of the personal property of such new Subsidiary as collateral security for the Obligations hereunder as and when required by the terms of the Security Documents; provided that any such security interest or Lien shall be subject to the relevant requirements of the Security Documents and the Intercompany Subordination Agreement;

(iii)            to the extent that the parent of such Subsidiary is not a party to the Security Agreement or has not otherwise pledged Equity Interests in its Subsidiaries in accordance with the terms of the Security Agreement and this Agreement, cause the parent (if possible) of such Subsidiary to execute and deliver a pledge agreement in favor of the Administrative Agent, for the benefit of the Secured Parties, in respect of all outstanding issued shares of such Subsidiary; and

(iv)           deliver such proof of corporate action, incumbency of officers, and other applicable documents as is consistent with those delivered by each Obligor pursuant to Section 6.01 or as the Administrative Agent shall reasonably request; and

(v)            cause each new Subsidiary to become a party to the Intercompany Subordination Agreement.

(b)            Further Assurances.

(i)            such Obligor will take such action from time to time as shall reasonably be requested by the Administrative Agent to effectuate the purposes and objectives of this Agreement and the Security Documents;

(ii)            in the event that such Obligor creates, develops or otherwise acquires Intellectual Property during the term of this Agreement, then the provisions of this Agreement, the Security Agreement and the English Debenture shall and hereby does automatically apply thereto and any such Intellectual Property shall automatically constitute and hereby does constitute part of the Collateral under the Security Documents (other than Excluded Assets (as defined in the Security Agreement or in such other Security Document, as applicable)), without further action by any party, in each case from and after the date of such creation, development or acquisition;

(iii)           without limiting the generality of the foregoing, each Obligor will, and will cause each Person that is required to be a Subsidiary Guarantor to, take such action from time to time (which may include but shall not be limited to joining the Security Agreement, acceding to the English Debenture, and delivering shares of stock or share certificates (or equivalent), together with undated transfer powers or stock transfer forms (or equivalent) executed in blank, applicable control agreements, notices and other instruments and making any required registrations (including such applicable local law security documents) as shall be required by the terms of the Security Documents or reasonably requested by the Administrative Agent to create, in favor of the Administrative Agent for the benefit of the Secured Parties, perfected security interests and Liens in substantially all of the personal property (other than, in relation to the Security Documents, the Excluded Assets (as defined in the Security Agreement or such Security Document)) of such Obligor as collateral security for the Obligations; provided that any such security interest or Lien shall be subject to the relevant requirements of the Security Documents;

(iv)           promptly (and in any event within five (5) Business Days) following the acquisition by any Obligor following the Closing Date of any fee interest in real property or lessee interest under a ground lease having a value in excess of $1,000,000, such Obligor shall notify Administrative Agent of such fact and shall, if so requested by Administrative Agent, within thirty (30) days following such request by Administrative Agent (or such longer period as agreed by Administrative Agent in its reasonable discretion), with respect to any such owned or leased real estate, deliver or cause to be delivered to Administrative Agent the following (collectively, “Mortgage Deliverables”): (A) a mortgage or deed of trust, as applicable, in form and substance reasonably satisfactory to Administrative Agent, executed by the title holder thereof and recorded in the applicable jurisdiction, granting Administrative Agent, on behalf of the Lenders, a first priority Lien on the fee or lessee interest in such real estate, (B) a lender’s title insurance policy issued by a title insurer reasonably satisfactory to Administrative Agent in form and substance and in amounts reasonably satisfactory to Administrative Agent insuring Administrative Agent’s, for itself and on behalf of the Lenders’, first priority Lien in the fee or lessee interest in such real estate, free and clear of all defects and encumbrances except Permitted Liens, (C) a current ALTA survey, certified to Administrative Agent, for itself and on behalf of the Lenders, by a licensed surveyor, in form and substance reasonably satisfactory to Administrative Agent, or survey affidavits sufficient to allow the issuer of the lender’s title insurance policy to issue such policy without a survey exception, (D) a certificate, in form and substance reasonably acceptable to Administrative Agent, to Administrative Agent from a national certification agency acceptable to Administrative Agent, indicating whether such real estate is located in a special flood hazard area and (E) legal opinions in form and substance reasonably acceptable to Administrative Agent from one or more law firms reasonably acceptable to Administrative Agent opining as to due execution, authority, noncircumvention, recordability, perfection and enforceability of such mortgage or deed of trust; and

(v)            subject to Section 8.18(d) with respect to any such agreements in effect as of the Closing Date, in the event that such Obligor is party to (i) any lease agreement with respect to real property or (ii) any warehousing or bailment arrangement pursuant to which inventory, equipment or other assets of the Obligors are stored at a third-party warehouse or other facility, in each case of clauses (i) and (ii), where the location of such real property, warehouse or facility is in the United States and the Collateral at such location is valued in excess of $2,000,000, such Obligor shall, use its commercially reasonable efforts to obtain a Landlord Consent or Bailee Letter, as applicable, within 45 days after entry into such agreement or arrangement (or such longer period as agreed to by the Administrative Agent in its reasonable discretion). For purposes of clarity, no Obligor shall be required to enter into or obtain any leasehold mortgage, Landlord Consent, Bailee Waiver or any similar agreement in respect of any leasehold interest in real property in any jurisdiction outside of the United States. For avoidance of doubt, the failure to obtain any such Landlord Consent or Bailee Waiver (as applicable) after the use of commercially reasonable efforts shall not be a Default or an Event of Default.

(c)            Permitted Working Capital Intercreditor Agreement. Notwithstanding anything in this Section 8.11 to the contrary, the terms of this Section 8.11 shall be subject to the terms of the Permitted Working Capital Intercreditor Agreement, if any, and prior to the repayment, prepayment or satisfaction of the Working Capital Indebtedness, with respect to any obligation under this Section 8.11 or any Security Document to deliver possession or control of any Collateral that is not “Term Priority Collateral” (or other equivalent term in the Permitted Working Capital Intercreditor Agreement), such obligation shall be deemed satisfied by the delivery of possession or control of such Collateral to the Permitted Working Capital Agent.

8.12        Termination of Non-Permitted Liens. In the event that any Obligor shall become aware of, or be notified by the Administrative Agent or any Lender of the existence of, any outstanding Lien against any assets or property of such Obligor or any of its Subsidiaries, which Lien is not a Permitted Lien, such Obligor shall use its commercially reasonable efforts to promptly terminate or cause the termination of such Lien. This provision shall not limit any rights or remedies the Administrative Agent and Lenders have upon the occurrence and during the continuance of an Event of Default.

8.13        Quarterly Call with Borrower and Management. Quarterly, at a time selected by the Borrower and reasonably acceptable to the Administrative Agent that is promptly after the delivery of the information required pursuant to Section 8.01(a) or (b), as applicable, commencing with the delivery of information with respect to the fiscal period ending June 30, 2024, the Borrower and its senior management team shall participate in a conference call for Lenders to discuss the financial position and results of operations of Holdings and its Subsidiaries for the most recently ended period for which financial statements have been delivered.

8.14        [Reserved].

8.15        Maintenance of Regulatory Approvals, Contracts, Intellectual Property, Etc. With respect to the Products and all Product Commercialization and Development Activities, such Obligor will, and will cause each of its Subsidiaries (to the extent applicable) to, (i) maintain in full force and effect all Product Authorizations, Material Agreements, Material Licenses, Material Intellectual Property and other rights, interests or assets (whether tangible or intangible) used in or reasonably necessary for the operations of such Person’s business, except as would not reasonably be expected to have a Material Adverse Effect if not so maintained, (ii) maintain in full force and effect, (as applicable) prosecute, and pay all costs and expenses relating to, such Product Authorizations, Material Agreements, Material Licenses and Material Intellectual Property owned, used or controlled by such Obligor or any such Subsidiary that are used in or reasonably necessary for any related Product Commercialization and Development Activities, except as would not be reasonably expected to have a Material Adverse Effect if not so maintained, (iii) promptly after obtaining knowledge thereof, notify the Administrative Agent of any infringement or other violation by any Person of such Obligor’s or any such Subsidiaries’ Material Intellectual Property, and use commercially reasonable efforts to stop, curtail or abate such infringement if determined appropriate by the Borrower in the exercise of its business judgment and (iv) promptly after obtaining knowledge thereof, notify the Administrative Agent of any Claim by any Person that the conduct of the business of any Obligor or any of its Subsidiaries, including in connection with any Product Commercialization and Development Activities, has infringed, misappropriated or otherwise violated any Intellectual Property of such Person, where such Claim would reasonably be expected to have a Material Adverse Effect.

8.16        ERISA Compliance. Such Obligor shall comply, and shall cause each of its Subsidiaries to comply, with the provisions of ERISA with respect to any Plans to which such Obligor or such Subsidiary is a party as an employer, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

8.17        Cash Management. Such Obligor shall:

(a)            subject to Section 8.18, cause each deposit account, disbursement account, investment account (or other similar account) and lockbox of any Obligor (in each case, other than any Excluded Accounts) existing as of the Closing Date to and, with respect to any such deposit account, disbursement account or investment account (or other similar account) or lockbox opened after the Closing Date to, within forty five (45) days (or such longer period as agreed to by the Administrative Agent in its sole discretion) of account opening and for all such accounts and lockboxes at all times thereafter be subject to an account control agreement between the applicable Obligor, the Administrative Agent and the applicable depositary institution in favor of the Administrative Agent in form and substance reasonably acceptable to the Administrative Agent (each such deposit account, disbursement account, investment account (or similar account) and lockbox, a “Controlled Account”) that (A) ensures, to the extent necessary under applicable Law, the perfection of a first priority (subject to Liens permitted under Section 9.02(i)) security interest in favor of the Administrative Agent on such Controlled Account, (B) provides that, upon written notice from the Administrative Agent, such depositary institution shall comply with instructions originated by the Administrative Agent directing disposition of the funds in such Controlled Account without further consent of the applicable Obligor and (C) may not be terminated without prior written consent of the Administrative Agent (it being understood that in the case of any Obligor organized or incorporated outside of the United States, the requirements of this clause (a) will be subject to applicable local law security documents); and

(b)            at any time after the occurrence and during the continuance of a payment or bankruptcy Event of Default, at the request of the Administrative Agent, each Obligor shall cause all payments constituting proceeds of accounts to be directed into lockbox accounts under agreements in form and substance satisfactory to the Administrative Agent.

8.18        Post-Closing Obligations.

(a)            Within five (5) Business Days following the Closing Date (or such longer period of time as agreed by the Administrative Agent in its sole discretion) Borrower shall deliver (or cause Holdings to deliver) to the Administrative Agent the share certificate, together with the signed and undated stock transfer form, with respect to shares of Nuance Biotech held by Holdings.

(b)            Within thirty (30) days following the Closing Date (or such longer period of time as agreed by the Administrative Agent in its sole discretion), Borrower shall cause all insurance policies so required pursuant to the Loan Documents to (i) name the Administrative Agent, on behalf of the Secured Parties, as an additional insured thereunder as its interests may appear, and (ii) in the case of each casualty insurance policy (including business interruption, if any) contain a lender loss payable clause or endorsement naming the Administrative Agent, on behalf of the Secured Parties, as loss payee thereunder and providing for at least thirty (30) days’ prior written notice to the Administrative Agent (ten (10) days’ prior written notice in the event of cancellation for nonpayment) of any material modification or cancellation of such policy.

(c)            Within thirty (30) days following the Closing Date (or such longer period of time as agreed by the Administrative Agent in its sole discretion) (the “Account Control Agreement Completion Date”), the Administrative Agent shall have received evidence that (i) all deposit accounts, lockboxes, disbursement accounts, investment accounts or other similar accounts (other than Excluded Accounts) of each Obligor located (x) within the U.S. are Controlled Accounts and (y) outside the U.S., are subject to applicable local law security documents to establish control over such account.

(d)            Within forty-five (45) days after the Closing Date (or such later date as may be agreed by the Administrative Agent in its reasonable discretion) the Obligors shall use commercially reasonable efforts to obtain (i) a Landlord Consent with respect to any lease agreement in existence on the Closing Date with respect to real property or (ii) a Bailee Letter with respect to any warehousing or bailment arrangement in existence on the Closing Date pursuant to which inventory, equipment or other assets of such Obligor are stored at a third-party warehouse or other facility, in each case of clauses (i) and (ii), where the location of such real property, warehouse or facility is in the United States and the Collateral at such location is valued in excess of $2,000,000. For purposes of clarity, no Obligor shall be required to enter into or obtain any Landlord Consent or Bailee Waiver in respect of any leasehold interest in real property in any jurisdiction outside of the United States. For avoidance of doubt, the failure to obtain any such Landlord Consent or Bailee Waiver (as applicable) after the use of commercially reasonable efforts shall not be a Default or an Event of Default.

8.19        Pension Schemes.

(a)            Holdings shall ensure that, save as would not reasonably be expected to have a Material Adverse Effect, all pension schemes operated or maintained by Holdings or any of its Subsidiaries in the U.K. are funded in accordance with applicable Law; and that no action or omission is taken by Holdings or any of its Subsidiaries in relation to such a U.K. pension scheme which has or is reasonably likely to have a Material Adverse Effect (including, without limitation, the termination or commencement of winding-up proceedings of any such pension scheme or Holdings or any of its Subsidiaries ceasing to employ any member of such a pension scheme).

(b)            Holdings shall ensure that neither it nor any of its Subsidiaries is or has been at any time an employer (for the purposes of sections 38 to 51 of the U.K. Pensions Act 2004) of a U.K. occupational pension scheme which is not a money purchase scheme (both terms as defined in the U.K. Pension Schemes Act 1993) or, save as would not reasonably be expected to have a Material Adverse Effect, is, or in the last six years has been, "connected" with or an "associate" of (as those terms are used in sections 38 or 43 of the U.K. Pensions Act 2004) such an employer.

(c)            If applicable, Holdings shall deliver to the Administrative Agent as soon as reasonably practicable following any such times as those reports are finalized in order to comply with applicable Law, actuarial reports in relation to all pension schemes mentioned in Section 8.19(a) above (which shall exclude, for the avoidance of doubt, any U.K. pension arrangement which is a money purchase scheme as defined in the U.K. Pension Schemes Act 1993).

(d)            Solely where any such change would reasonably be expected to have a Material Adverse Effect, the Borrower shall promptly notify the Administrative Agent of any material increase in the rate of employer contributions to any pension schemes mentioned in Section 8.19(a) above which are paid or required to be paid (by applicable Law or otherwise).

Section 9.
NEGATIVE COVENANTS

Each Obligor covenants and agrees with the Administrative Agent and the Lenders that, until the Commitments have expired or been terminated and all Obligations (other than inchoate indemnification and expense reimbursement obligations for which no claim has been made), have been paid in full in cash:

9.01        Indebtedness. Such Obligor will not, and will not permit any of its Subsidiaries to, create, incur, assume or permit to exist any Indebtedness, whether directly or indirectly, except:

(a)            the Obligations;

(b)            Indebtedness existing on the date hereof and set forth on Schedule 7.13(a) and Permitted Refinancings thereof; provided that, if such Indebtedness is intercompany Indebtedness, (i) any Permitted Refinancing of such Indebtedness shall also be intercompany Indebtedness among the same parties and (ii) such Indebtedness shall be subject to the Intercompany Subordination Agreement;

(c)            [Reserved];

(d)            Indebtedness consisting of guarantees resulting from the endorsement of negotiable instruments for collection in the Ordinary Course;

(e)            Indebtedness of an Obligor owing to any other Obligor, in each case, subject to the Intercompany Subordination Agreement;

(f)            Indebtedness with respect to letters of credit that are at any time outstanding and issued on behalf of Holdings or any Subsidiary in an amount not to exceed $1,000,000 (or the Equivalent Amount in other currencies) in the aggregate at any time;

(g)            [Reserved];

(h)            [Reserved];

(i)            Guarantees by any Obligor of Permitted Indebtedness of any other Obligor;

(j)            Ordinary Course equipment and software financing and leasing (including Capital Lease Obligations and purchase money Indebtedness); provided that (i) if secured, the collateral therefor consists solely of the assets being financed, the products and proceeds thereof and books and records related thereto and (ii) the aggregate outstanding principal amount of such Indebtedness does not exceed $5,000,000 (or the Equivalent Amount in other currencies) in the aggregate at any time;

(k)            Indebtedness under (i) Permitted Hedging Agreements and (ii) Permitted Bond Hedge Transactions not exceeding, net of the proceeds of any Permitted Warrant Transactions entered in connection therewith, 15% of the net proceeds obtained in the related Permitted Convertible Debt issuance;

(l)            Indebtedness assumed pursuant to any Permitted Acquisition and Permitted Refinancings thereof; provided that (i) no such Indebtedness (individually) shall exceed 15% of the total purchase price paid in connection with such Permitted Acquisition, (ii) the aggregate outstanding principal amount of Indebtedness permitted pursuant to this Section 9.01(l) shall not exceed $10,000,000 (or the Equivalent Amount in other currencies) at any time outstanding and (iii) no such Indebtedness was created or incurred in connection with, or in contemplation of, such Permitted Acquisition;

(m)            Indebtedness pursuant to(i) any Permitted Revenue Interest Financing or (ii) any Permitted Working Capital Indebtedness, in aggregate principal amount not to exceed $75,000,000 at any time outstanding;

(n)            other unsecured Indebtedness in an aggregate outstanding principal amount not to exceed $5,000,000 (or the Equivalent Amount in other currencies);

(o)            Permitted Convertible Debt in aggregate principal amount not to exceed $300,000,000 ~~in principal amount~~ at any time outstanding;

(p)            Indebtedness in respect of (i) letters of credit, bank guarantees, bankers’ acceptances, warehouse receipts or similar instruments issued or created, or related to obligations or liabilities incurred, in the Ordinary Course, (ii) workers compensation claims, health, disability or other employee benefits, or performance of commercial contracts, or (iii) leases, subleases or liability insurance or self-insurance, workshare arrangements, or (iv) other Indebtedness with respect to reimbursement-type obligations regarding workers compensation claims;

(q)            Indebtedness arising in connection with the financing of insurance premiums in the Ordinary Course;

(r)            Indebtedness in respect of (i) customary performance bonds, bid bonds, appeal bonds, surety bonds, customs bonds, government bonds, performance and completion guarantees and similar obligations in each case arising in the Ordinary Course and (ii) customary indemnification obligations to purchasers in connection with Asset Sales permitted by Section 9.09;

(s)            Indebtedness in respect of (i) netting services, (ii) overdraft protections, (iii) business credit cards, (iv) purchasing cards, (v) payment processing, (vi) automatic clearinghouse arrangements, (vii) arrangements in respect of pooled deposit or sweep accounts, (viii) check endorsement guarantees, and (ix) otherwise in connection with deposit accounts or cash management services, in each case, in the Ordinary Course; provided that the aggregate amount outstanding under clause (iii) shall not to exceed $3,000,000 at any time outstanding;

(t)            customary purchase price adjustments, indemnity payments and other Deferred Acquisition Consideration in connection with any Permitted Acquisition, in each case that are permitted pursuant to the definition of “Permitted Acquisition”; and

(u)            Permitted Warrant Transactions that constitute Indebtedness.

9.02        Liens. Such Obligor will not, and will not permit any of its Subsidiaries to, create, incur, assume or permit to exist any Lien on any property now owned by it or such Subsidiary, except:

(a)            Liens securing the Obligations;

(b)            any Lien on any property or asset of such Obligor or any of its Subsidiaries existing on the date hereof and set forth on Schedule 7.13(b) and renewals and extensions thereof in connection with Permitted Refinancings of the Indebtedness being secured by such Lien; provided that (i) no such Lien (including any renewal or extension thereof) shall extend to any other property or asset of such Obligor or any of its Subsidiaries (other than improvements and accessions to such property or asset) and (ii) any such Lien shall secure only those obligations which it secures on the date hereof and renewals, extensions and replacements thereof in connection with Permitted Refinancings of the Indebtedness being secured by such Lien that do not increase the outstanding principal amount thereof (other than by an amount equal to unpaid interest and premiums thereon, required prepayment premiums, and any customary underwriting discounts, fees, commissions and expenses associated with such extension, renewal or replacement);

(c)           Liens securing Indebtedness permitted under Section 9.01(j); provided that such Liens are restricted solely to the collateral described in Section 9.01(j);

(d)           Liens imposed by operation of Law arising in the Ordinary Course related to carriers’, warehousemen’s, landlords’, and mechanics’ liens, liens relating to leasehold improvements and other similar Liens arising in the Ordinary Course and which (x) are not in respect of Indebtedness for borrowed money, (y) do not in the aggregate materially detract from the value of the property subject thereto or materially impair the use thereof in the operations of the business of such Person or (z) are being contested in good faith by appropriate proceedings, which proceedings diligently conducted have the effect of preventing the forfeiture or sale of the property subject to such Liens and for which adequate reserves have been made if required in accordance with GAAP;

(e)            pledges or deposits made in the Ordinary Course (i) in connection with bids, leases, appeal bonds, workers’ compensation, unemployment insurance or other similar social security legislation or (ii) securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees) insurance carriers providing property, casualty or liability insurance to Holdings or any Subsidiary;

(f)            Liens for Taxes, assessments and other governmental charges not delinquent or that are being contested in good faith by appropriate proceedings diligently conducted, for which adequate reserves with respect thereto are being maintained in accordance with GAAP;

(g)            servitudes, easements, rights of way, restrictions and other similar encumbrances on real property imposed by any Law and Liens consisting of zoning or building restrictions, easements, licenses, restrictions on the use of real property or minor imperfections in title thereto which, in the aggregate, are not material, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of any of the Obligors or any of their Subsidiaries;

(h)           with respect to any real property, (i) such defects or encroachments as might be revealed by an up-to-date survey of such real property, and such other defects in title that (A) do not interfere in any material respect with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes and (B) could not reasonably be expected to prevent or interfere with the ability of any Obligor or any of its Subsidiaries to conduct any Product Commercialization and Development Activities with respect to Ensifentrine in any material respect; (ii) the reservations, limitations, provisos and conditions expressed in the original grant, deed or patent of such property by the original owner of such real property pursuant to all applicable Laws; and (iii) rights of expropriation, access or user or any similar right conferred or reserved by or in any Law, which, in the aggregate for foregoing clauses (i), (ii) and (iii), are not material, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of any of the Obligors or its Subsidiaries;

(i)            (i) Liens that are contractual or common law rights of set-off relating to (A) the establishment of depository relations in the Ordinary Course with banks not given in connection with the issuance of Indebtedness or (B) pooled deposit or sweep accounts of Holdings and any Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the Ordinary Course, (ii) other Liens securing cash management obligations with depositary institutions (that do not constitute Indebtedness) in the Ordinary Course and (iii) Liens encumbering customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the Ordinary Course of business;

(j)            Liens securing Indebtedness permitted under Section 9.01(l); provided that (i) such Lien is not created in contemplation of or in connection with such Permitted Acquisition pursuant to which such Indebtedness was assumed, (ii) such Lien shall not apply to any other property or assets of the Borrower or any Subsidiary and (iii) such Lien shall secure only those obligations that it secured immediately prior to the consummation of such Permitted Acquisition and any Permitted Refinancings thereof;

(k)            Liens securing Indebtedness permitted under Sections 9.01(f), (p), (q), (r), and (s);

(l)            any judgment Lien or Liens arising from decrees or attachments not constituting an Event of Default;

(m)            Liens arising from precautionary UCC financing statement filings regarding operating leases of personal property and consignment arrangements entered into in the Ordinary Course;

(n)            other Liens not securing borrowed money which secure obligations in an aggregate amount not to exceed $2,500,000 (or the Equivalent Amount in other currencies) at any time outstanding;

(o)            (i) Liens securing Indebtedness permitted under Section 9.01(m)(i) and which are subject to the Permitted Intercreditor Agreement and (ii) Liens securing Indebtedness permitted under Section 9.01(m)(ii) and which are subject to a Permitted Working Capital Intercreditor Agreement;

(p)            Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods and incurred in the Ordinary Course;

(q)            (i) Permitted Licenses, (ii) solely with respect to assets owned by third parties and licensed or leased to such Obligor or any of its Subsidiaries, retained interests or title of licensors or lessors that do not conflict with such Obligor’s or any such Subsidiaries’ use thereof and (iii) leases, subleases, non-exclusive licenses or sublicenses of personal property (other than Intellectual Property) granted in the Ordinary Course of any Obligor or any Subsidiary thereof;

(r)            Liens on cash and Permitted Cash Equivalent Investments securing obligations under Permitted Hedging Agreements;

(s)            (i) Liens to secure payment of workers’ compensation, employment insurance, old age pensions, social security and other like social and welfare obligations incurred in the Ordinary Course (other than Liens imposed by ERISA) and (ii) deposits in respect of letters of credit, bank guarantees or similar instruments issued for the account of any Obligor or any Subsidiary in the Ordinary Course supporting obligations of the type set forth in clause (i) above;

(t)            Liens solely on any cash earnest money deposits or customary cash escrow arrangements made by Holdings or any of the Subsidiaries in connection with any letter of intent or purchase agreement in respect of any Investment permitted hereunder;

(u)           Liens arising out of any sale-leaseback transaction not prohibited by Section 9.14, so long as such Liens attach only to the property sold and being leased in such transaction and any accessions and additions thereto or proceeds and products thereof and related property;

(v)           Liens of sellers of goods to Holdings and any Subsidiaries arising under Article 2 of the UCC or otherwise in the Ordinary Course, covering only the goods sold and securing only the unpaid purchase price for such goods and related expenses; and

(w)           any Lien arising under conditional sale, title retention, consignment or similar arrangements for the sale of goods in the Ordinary Course; provided that such Lien attaches only to the goods subject to such sale, title retention, consignment or similar arrangement;

provided that no Lien otherwise permitted under any of the foregoing shall apply to any Material Intellectual Property, other than Sections 9.02(a), (l), (o) and (q) of this Section 9.02.

9.03        Fundamental Changes and Acquisitions. Such Obligor will not, and will not permit any of its Subsidiaries to, (i) other than Permitted Acquisitions, enter into any transaction of merger, amalgamation or consolidation (or otherwise merge, amalgamate or consolidate), (ii) liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), (iii) other than in the case of Holdings, sell or issue any of its Equity Interests or (iv) other than Permitted Acquisitions and any Acquisition permitted by Section 9.05(a), make any Acquisition or otherwise acquire any business or substantially all the property from, or Equity Interests of, or be a party to any Acquisition of, any Person, except:

(a)            the merger, amalgamation, consolidation or liquidation of any (i) Subsidiary with or into any Obligor; provided that with respect to any such transaction involving (x) the Borrower, the Borrower must be the surviving or successor entity of such transaction or (y) any other Obligor, such Obligor must be the surviving or successor entity of such transaction or the surviving Person shall concurrently become an Obligor (unless such transaction involves more than one Obligor, then an Obligor must be the surviving or successor entity of such transaction) or (ii) any Subsidiary that is not an Obligor with or into any other Subsidiary that is not an Obligor;

(b)            the sale, lease, transfer or other disposition by (i) any Subsidiary of any or all of its property (upon voluntary liquidation or otherwise) to any Obligor or to any entity that concurrently shall become an Obligor or (ii) any Subsidiary that is not an Obligor of any or all of its property (upon voluntary liquidation or otherwise) to any other Subsidiary that is not an Obligor;

(c)            the sale, transfer or other disposition of the Equity Interests of (i) any Subsidiary to any Obligor or (ii) any Subsidiary that is not an Obligor to any other Subsidiary that is not an Obligor;

(d)            mergers, amalgamations, consolidations, dissolutions, winding ups or liquidations of any Subsidiary (other than the Borrower) to effectuate any Asset Sales permitted under Section 9.09; provided that an Obligor shall be the surviving or receiving party, as applicable, with respect to any such event that involves an Obligor (unless such transaction involves more than one Obligor, then an Obligor must be the surviving or successor entity of such transaction); and

(e)            in connection with any Permitted Acquisition or other Investment permitted under Section 9.05, any Obligor or any of its Subsidiaries may merge or amalgamate into or consolidate with any other Person or permit any other Person to merge or amalgamate into or consolidate with it, so long as (i) the Person surviving such merger or amalgamation with any Subsidiary shall be a direct or indirect wholly-owned Subsidiary of Holdings, (ii) in the case of any such event to which the Borrower is a party, the Borrower is the surviving Person, and (iii) in the case of any such event to which a Guarantor is a party, the surviving Person is such Guarantor or concurrently therewith becomes a Guarantor (unless such transaction involves more than one Guarantor, then a Guarantor must be the surviving or successor entity of such transaction).

9.04        Lines of Business. Such Obligor will not, and will not permit any of its Subsidiaries to, engage in any business other than the business engaged in on the date hereof by such Persons or a business reasonably related, incidental or complementary thereto or reasonable extensions thereof.

9.05        Investments. Such Obligor will not, and will not permit any of its Subsidiaries to make, directly or indirectly, or permit to remain outstanding any Investments except:

(a)            Investments (but without giving effect to the cash return provision contained in the definition thereof) outstanding on the date hereof and identified in Schedule 9.05 and any renewals, amendments and replacements thereof that do not increase the amount thereof of any such Investment, net of cash returns thereon, or require that any additional Investment be made (unless otherwise permitted hereunder);

(b)           operating deposit accounts with banks (or similar deposit-taking institutions) and securities accounts (and the cash and Permitted Cash Equivalent Investments therein) that, in the case maintained by Obligors, are compliant with Section 8.17(a);

(c)            extensions of credit in the nature of accounts receivable or notes receivable arising from the sales of goods or services or the grant of trade credit in the Ordinary Course;

(d)            Permitted Cash Equivalent Investments;

(e)            Investments by an Obligor in another Obligor;

(f)            Investments in connection with, and the performance of obligations under (including, for the avoidance of doubt, the entry into, payment of any premium with respect to and the settlement of), any Permitted Convertible Debt, any Permitted Hedging Agreement, any Permitted Bond Hedge Transaction or any Permitted Warrant Transaction, in each case in accordance with its terms and as otherwise permitted by this Agreement;

(g)            Investments consisting of prepaid expenses, deposits under contracts for the purchase of assets, negotiable instruments held for collection or deposit, security deposits with utilities, landlords and other like Persons and deposits in connection with workers’ compensation and similar deposits, in each case, made in the Ordinary Course, and other deposits and cash collateral constituting Permitted Liens;

(h)           employee, officer and director loans, travel advances and guarantees in accordance with the Borrower’s usual and customary practices with respect thereto (if permitted by applicable Laws) which in the aggregate shall not exceed $2,500,000 (or the Equivalent Amount in other currencies) outstanding at any time;

(i)            Investments received in connection with any Insolvency Proceedings in respect of any customers, suppliers or clients and in settlement of delinquent obligations of, and other disputes with, customers, suppliers or clients;

(j)            Investments in joint ventures; provided that (A) such Investments consisting of cash and Permitted Cash Equivalent Investments shall not exceed $5,000,000 (or the Equivalent Amount in other currencies) in the aggregate outstanding at any time and (B) no Intellectual Property shall be subject to an Investment pursuant to this Section 9.05(j) (other than pursuant to Permitted Licenses and Product Authorizations in non-U.S. jurisdictions contributed or transferred to a non-U.S. joint venture for purposes of Product Commercialization and Development Activities in non-U.S. jurisdictions);

(k)            the increase in value of any Investment otherwise permitted pursuant to this Section 9.05;

(l)            other Investments in an amount not to exceed $2,000,000 (or the Equivalent Amount in other currencies) in any fiscal year;

(m)           Investments of any Person in existence at the time such Person becomes a Subsidiary (including via a Permitted Acquisition); provided such Investment was not made in connection with or anticipation of such Person becoming a Subsidiary and any modification, replacement, renewal or extension thereof;

(n)            Investments (including Permitted Acquisitions) permitted under Section 9.03 (other than clause (e) thereof);

(o)            Investments consisting of the non-cash portion of the sales consideration received by Holdings or any of its Subsidiaries in connection with any Asset Sale permitted under Section 9.09;

(p)            to the extent constituting Investments, Guarantees of Indebtedness, which Guarantees are permitted under Section 9.01; and

(q)            Investments in the Ordinary Course consisting of endorsements for collection or deposit and UCC Article 4 customary trade arrangements with customers consistent with past practices.

9.06        Restricted Payments. Such Obligor will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment; provided that the following Restricted Payments shall be permitted:

(a)            dividends with respect to Holdings’ Equity Interests payable solely in shares of its Qualified Equity Interests (or the equivalent thereof);

(b)            so long as no Event of Default has occurred and is continuing or would reasonably be expected to occur or result from such Restricted Payment, Holdings’ purchase, redemption, retirement, or other acquisition of shares of its Equity Interests with the proceeds received from a substantially concurrent issue of new shares of its Qualified Equity Interests;

(c)            dividends or distributions paid in cash by any Subsidiary of an Obligor to any Obligor;

(d)            so long as no Event of Default has occurred and is continuing or would reasonably be expected to occur or result from such Restricted Payment, any purchase, redemption, retirement or other acquisition of Equity Interests of Holdings held by consultants, officers, directors and employees or former consultants, officers, directors or employees (or their transferees, estates, or beneficiaries under their estates) of Holdings and its Subsidiaries not to exceed $1,000,000 (or the Equivalent Amount in other currencies) in any fiscal year;

(e)            cashless repurchases of Equity Interests deemed to occur upon exercises of options and warrants or the settlement or vesting of other equity awards if such Equity Interests represent a portion of the exercise price of such options or warrants or similar equity incentive awards;

(f)            cash payments made by Holdings in lieu of fractional shares upon exercise of warrants or options or conversions of convertible securities;

(g)           Holdings may acquire (or withhold) its Equity Interests pursuant to any employee equity incentive or similar plan to pay withholding taxes for which Holdings is liable in respect of a current or former officer, director, employee, member of management or consultant upon such grant or award (or upon vesting or exercise thereof);

(h)            (i) distributions or other payments to Holdings for the purpose of paying customary franchise Taxes and other customary fees required to maintain the legal existence of Holdings, the Borrower or any Subsidiary and (ii) for any taxable period for which Holdings or any of its Subsidiaries is a member of a consolidated, combined, unitary or similar income Tax group for U.S. federal, state, local and/or non-U.S. income tax purposes, payments or distributions to the common parent thereof to pay the U.S. federal, state, local and/or non-U.S. income Taxes, as applicable, of such Tax group that are attributable to the taxable income of Holdings and/or its applicable Subsidiaries for such taxable period, as applicable; and

(i)            so long as no Event of Default has occurred and is continuing or would reasonably be expected to occur or result from such Restricted Payment, other Restricted Payments in an aggregate amount not to exceed $2,000,000 (or the Equivalent Amount in other currencies) in any fiscal year.

Notwithstanding anything to the contrary in the foregoing, the issuance of, entry into (including any payments of premiums in connection therewith), performance of obligations under (including any payments of interest), and conversion, exercise, repurchase, redemption, settlement or early termination or cancellation of (whether in whole or in part and including by netting or set-off) (in each case, whether in cash, Common Shares, American Depositary Shares, or, following a merger event or other change of the Common Shares, other securities or property), or the satisfaction of any condition that would permit or require any of the foregoing, any Permitted Convertible Debt, any Permitted Bond Hedge Transaction and any Permitted Warrant Transaction, in each case, shall not constitute a Restricted Payment by the Borrower.

9.07        Payments of Indebtedness. Such Obligor will not, and will not permit any of its Subsidiaries to, make any payments in respect of any Indebtedness other than (i) payments of the Obligations, (ii) scheduled payments of Indebtedness (including any Permitted Revenue Interest Financing (subject to the terms and conditions of the Permitted Intercreditor Agreement) or any Permitted Working Capital Indebtedness (subject to the terms and conditions of the Permitted Working Capital Intercreditor Agreement)) to the extent permitted pursuant to the terms, if any, of any applicable subordination or intercreditor agreement in respect of the Obligations, (iii) intercompany indebtedness permitted under Section 9.01 subject to the Intercompany Subordination Agreement, (iv) Indebtedness permitted to be incurred under Sections 9.01(b), (c), (d), (i) (to the extent the underlying Indebtedness is otherwise permitted to be paid under this Section 9.07), (j), (k), (l), (m), (n), (p), (q), (r), (s) and (t), (v) Indebtedness permitted to be incurred under Section 9.01(o) and (u) and Permitted Refinancings thereof, (vi) scheduled payments of interest on such Indebtedness permitted pursuant to Section 9.01(o) and (vii) Permitted Refinancings not prohibited hereunder.

9.08        Change in Fiscal Year. Such Obligor will not, and will not permit any of its Subsidiaries to, change the last day of its fiscal year from that in effect on the date hereof (without the prior written consent of the Administrative Agent), except to change the fiscal year of a Subsidiary acquired in connection with an Acquisition to conform its fiscal year to that of Holdings.

9.09        Sales of Assets, Etc. Such Obligor will not, and will not permit any of its Subsidiaries to sell, lease or sublease (as lessor or sub-lessor), sale and leaseback, assign, convey, exclusively license (in terms of geography or field of use), transfer, or otherwise dispose of any of its businesses, assets or property of any kind, whether real, personal, or mixed and whether tangible or intangible, whether now owned or hereafter acquired (including accounts receivable and Equity Interests of Subsidiaries, but excluding de minimis shares of Equity Interests required for qualification of directors under applicable law), in each case, involving property of Holdings or any of its Subsidiaries in excess of $2,000,000 (or the Equivalent Amount in other currencies) in one transaction or series of transactions (any thereof, an “Asset Sale”), except:

(a)           sales, transfers and other dispositions of receivables in connection with the compromise, settlement or collection thereof in the Ordinary Course;

(b)           (i) sales of inventory in the Ordinary Course in an Arm’s Length Transaction and (ii) the use of cash and Permitted Cash Equivalent Investments in the Ordinary Course or as otherwise permitted pursuant to this Agreement;

(c)            the forgiveness, release or compromise of trade payables owed to any Obligor or Subsidiary in the Ordinary Course;

(d)           Permitted Licenses;

(e)            licenses, transfers of assets, rights or property by Holdings or any Subsidiary to any Obligor;

(f)            dispositions (including by way of abandonment or cancellation) of any equipment and other tangible property that is obsolete or worn out or no longer used or useful in the business disposed of in the Ordinary Course in an Arm’s Length Transaction;

(g)           dispositions resulting from Casualty Events (without giving effect to the Dollar exception set forth in the definition thereof);

(h)           the unwinding of any Hedging Agreements permitted by Section 9.05 pursuant to its terms;

(i)            in connection with any transaction permitted by Section 9.02, Section 9.03, Section 9.05, Section 9.06 or Section 9.14, in each case, other than by reference to this Section 9.09;

(j)            in connection with any Permitted Revenue Interest Financing;

(k)            so long as no Event of Default has occurred and is continuing, other Asset Sales (other than with respect to Material Intellectual Property) with a fair market value not in excess of $5,000,000 (or the Equivalent Amount in other currencies) in the aggregate in any fiscal year;

(l)            (i) the issuance or sale of any Permitted Convertible Debt by Holdings, (ii) the sale of any Permitted Warrant Transaction by Holdings, (iii) the purchase of any Permitted Bond Hedge Transaction by Holdings or (z) the performance by Holdings of its obligations under any Permitted Convertible Debt, any Permitted Warrant Transaction or any Permitted Bond Hedge Transaction, so long as, with respect solely to redemptions or any principal payments in cash, the Permitted Convertible Debt Payment Conditions are met immediately prior to the making of such redemption or principal payment in cash and at all times thereafter;

(m)          other Asset Sales (other than with respect to Material Intellectual Property) not in excess of (i) $2,000,000 (or the Equivalent Amount in other currencies) in the aggregate in any fiscal year and (ii) $7,500,000 (or the Equivalent Amount in other currencies) in the aggregate during the term of this Agreement in which any Obligor or any Subsidiary will receive cash proceeds in an amount equal to no less than seventy-five percent (75%) of the total consideration (fixed or contingent) paid or payable to such Obligor or Subsidiary, but only so long as, unless otherwise waived by the Majority Lenders in their sole discretion, the Net Cash Proceeds from such Asset Sale are utilized to repay or prepay, in whole or in part, Indebtedness under and in accordance with this Agreement; and

(n)           dispositions in the Ordinary Course consisting of the abandonment, lapse, forfeiture, cancellation or dedication to the public of Intellectual Property (other than Material Intellectual Property) which, in the reasonable good faith determination of Borrower, are not material to the conduct of the business of the Obligors and their Subsidiaries.

Notwithstanding anything in this Agreement to the contrary, (i) Holdings shall not, and shall not permit any of its Subsidiaries to (x) directly or indirectly transfer, by means of contribution, sale, sale and leaseback, assignment, lease or sublease, conveyance, license or sublicense, disposition of any kind or otherwise, Material Intellectual Property owned or controlled by any other Obligor or any of its Subsidiaries to any Person other than the Borrower or a Guarantor, other than pursuant to Permitted Licenses or as permitted pursuant to Section 9.09(j) or Section 9.03 (other than by reference to this Section 9.09), or (y) permit any Person other than the Borrower or a Guarantor to hold any interest in such Material Intellectual Property (other than (A) pursuant to non-exclusive intercompany licenses or Permitted Licenses (B) as permitted by Section 9.09(j) or Section 9.03 (other than by reference to this Section 9.09), or (C) in the case of a foreign subsidiary, a foreign Product Authorization), and (ii) no Material Intellectual Property owned or controlled by Holdings, the Borrower or a Guarantor shall be contributed as an Investment to any Subsidiary other than to the Borrower or a Guarantor (other than pursuant to Permitted Licenses).

9.10        Transactions with Affiliates. Such Obligor will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction to sell, lease, license or otherwise transfer any assets to, or purchase, lease, license or otherwise acquire any assets from, or otherwise engage in any other transactions with, any of its Affiliates, unless such arrangement or transaction (i) is an Arm’s Length Transaction, (ii) is of the kind which would be entered into by a prudent Person in the position of the Obligor or its Subsidiaries with another Person that is not an Affiliate; provided that (x) in connection with any such transaction involving aggregate consideration or payments of at least $5,000,000 (or the Equivalent Amount in other currencies), such transaction shall have been approved by a majority of the directors serving on the applicable Obligor or Subsidiary’s board of directors that do not have any material direct or indirect financial interest in or with respect to such transaction and (y) in connection with any such transaction involving aggregate consideration or payments of at least $10,000,000 (or the Equivalent Amount in other currencies), such Obligor or Subsidiary shall have received a fairness opinion from a nationally recognized appraisal or investment banking firm with respect to such transaction, (iii) is between or among (x) one or more Obligors, on the one hand, and, on the other hand, one or more Obligors, (y) one or more Subsidiaries of the Obligors that are not Obligors, on the one hand, and, on the other hand, one or more Subsidiaries of the Obligors that are not Obligors and (z) one or more Obligors or their Subsidiaries that are not Obligors, on the one hand, and, on the other hand, one or more Obligors or their Subsidiaries that are Obligors (provided that, with respect to clause (z) only, the terms thereof are no less favorable to the Obligors than those that would be obtained in a comparable arm’s-length transaction with a non-affiliated Person), (iv) constitutes customary compensation (including performance, discretionary, retention, relocation, transaction and other special bonuses and payment, severance payments and payments pursuant to employment agreements), other benefits (including retirement, health, stock option and other benefit plans, life insurance, disability insurance and other equity (or equity-linked) awards) and indemnification of, and other employment arrangements with, directors, officers, and employees of any Obligor or its Subsidiaries in the Ordinary Course, (v) constitutes payment of customary fees, reimbursement of expenses, and payment of indemnification to officers and directors and customary payment of insurance premiums on behalf of officers and directors by the Obligors or their Subsidiaries, in each case, in the Ordinary Course, (vi) is permitted pursuant to Section 9.05(h) or Section 9.06(d) or are the transactions set forth on Schedule 7.19, or (vii) is a transaction or a series of related transactions with an aggregate consideration of less than $250,000 (or the Equivalent Amount in other currencies).

9.11        Restrictive Agreements. Such Obligor will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any Restrictive Agreement other than (i) restrictions and conditions imposed by applicable Laws or by the Loan Documents, (ii) Restrictive Agreements listed on Schedule 7.15, (iii) limitations associated with Permitted Liens or any document or instrument governing any Permitted Lien, (iv) any documentation governing Indebtedness referenced in Section 9.01(l), (m) or (o) (or any Permitted Refinancing thereof), (v) customary provisions in leases, subleases, Permitted Licenses and other Contracts restricting the assignment thereof or restricting the assignment, pledge, transfer or sublease or sublicense of the property leased, licensed or otherwise the subject thereof; (vi) any restrictions or conditions set forth in any agreement in effect at any time any Person becomes a Subsidiary (but not any modification or amendment expanding the scope of any such restriction or condition); provided that such agreement was not entered into in contemplation of such Person becoming a Subsidiary; (vii) restrictions or conditions in any Indebtedness permitted pursuant to Section 9.01 that is incurred or assumed by Subsidiaries that are not Obligors to the extent such restrictions or conditions are no more restrictive in any material respect than the restrictions and conditions in the Loan Documents; (viii) restrictions or conditions imposed by any agreement relating to purchase money Indebtedness and other secured Indebtedness or to leases, subleases and licenses permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness or the property leased, subleased or licensed; (ix) customary provisions in contracts for the disposition of any assets; provided that the restrictions in any such contract shall apply only to the assets or Subsidiary that is to be disposed of and such disposition is permitted hereunder (or, in the case of the sale of Holdings or the Borrower, such agreement contemplates the repayment in full of the Obligations hereunder (other than inchoate indemnification and expense reimbursement obligations for which no claim has been made); (x) customary provisions regarding confidentiality or restricting assignment, pledges or transfer of any Permitted License or any other agreement entered into in the Ordinary Course; (xi) customary net worth provisions or similar financial maintenance provisions contained in any agreement entered into by a Subsidiary; (xii) customary provisions in joint venture agreements and other similar agreements applicable to joint ventures and applicable solely to such joint ventures; and (xiii) restrictions or encumbrances in any agreement in effect at the time a Person becomes a Subsidiary, so long as such agreement was not entered into in contemplation of such Person becoming a Subsidiary and such restrictions or encumbrances do not extend beyond such Subsidiary or its assets.

9.12         Modifications and Terminations of Material Agreements and Organic Documents. Such Obligor will not, and will not permit any of its Subsidiaries to:

(a)            waive, amend, terminate, replace or otherwise modify any term or provision of any Organic Document in any way or manner materially adverse to the interests of the Administrative Agent and the Lenders; or

(b)            waive, amend, replace or otherwise modify any term or provision of any Material License or Material Agreement, in each case, in a manner materially adverse to the rights and remedies the Administrative Agent and the Lenders hereunder; or

(c)            (x) take or omit to take any action that results in the termination of, or permits any other Person to terminate, any Material Agreement or Material Licenses or results in the termination or limitation of the scope of such Obligor’s rights under any Material Intellectual Property or (y) take any action that permits any Material Agreement or Material Licenses or such Obligor’s rights under any Material Intellectual Property to be terminated by any counterparty thereto prior to its stated date of expiration, in each such case if such action or omission would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(d)            enter into, waive, terminate, replace or otherwise modify any Contract that involves or results in the disposition, assignment or licensing of any Material Intellectual Property, unless such agreement is (i) a Permitted License, (ii) permitted pursuant to Section 9.09 or (iii) approved in writing by the Majority Lenders.

9.13        Outbound Licenses. No Obligor shall, nor shall it permit any of its Subsidiaries to, enter into or become or remain bound by any outbound license, covenant not to sue or other grant of rights or immunities under Material Intellectual Property, except for Permitted Licenses.

9.14        Sales and Leasebacks. Except as otherwise consented to in writing by the Administrative Agent in its sole discretion, such Obligor will not, and will not permit any of its Subsidiaries to, become liable, directly or indirectly, with respect to any lease, whether an operating lease or a Capital Lease Obligation, of any property (whether real, personal, or mixed), whether now owned or hereafter acquired, (i) which such Person has sold or transferred or is to sell or transfer to any other Person and (ii) which such Obligor or Subsidiary intends to use for substantially the same purposes as property which has been or is to be sold or transferred.

9.15        Hazardous Material(a)          . Such Obligor will not, and will not permit any of its Subsidiaries to use, generate, manufacture, install, treat, release, store or dispose of any Hazardous Material, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

9.16        Accounting Changes. Such Obligor will not, and will not permit any of its Subsidiaries to, make any significant change in accounting treatment or reporting practices, except as required or permitted by GAAP.

9.17        Compliance with ERISA. No ERISA Affiliate shall cause or suffer to exist (i) any event that could result in the imposition of a Lien with respect to any Title IV Plan or Multiemployer Plan or (ii) any other ERISA Event that in each case, would, in the aggregate, reasonably be expected to result in a Material Adverse Effect. No Obligor or any of its Subsidiaries shall cause or suffer to exist any event that could result in the imposition of a Lien with respect to any material Benefit Plan.

9.18        Sanctions; Anti-Corruption Use of Proceeds.

(a)           No Obligor nor any of its Subsidiaries or their respective agents shall (i) conduct any business or engage in any transaction or dealing with any Sanctioned Person, including the making or receiving any contribution of funds, goods or services to or for the benefit of any Sanctioned Person; (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to any Sanctions; or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any applicable Sanctions, the Patriot Act or any other Anti-Terrorism Law.

(b)           The Borrower will not, directly or, to the knowledge of the Borrower, indirectly, use the proceeds of the Loans, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any applicable anti-corruption Law, or (ii) (A) for the purpose of funding any activities or business of or with any Sanctioned Person, or in any Designated Jurisdiction, in violation of Sanctions or (B) in any other manner that would result in a violation of Sanctions by any party to this Agreement.

Section 10.
FINANCIAL COVENANTS

10.01      Minimum Liquidity. The Obligors shall maintain the Minimum Liquidity Amount in cash and/or Permitted Cash Equivalent Investments, and at all times after the Account Control Agreement Completion Date, in one or more Controlled Accounts that is free and clear of all Liens, other than Liens granted under the Loan Documents in favor of the Administrative Agent and Liens permitted under Section 9.02(i) (such covenant, the “Minimum Liquidity Covenant”).

10.02      Minimum Net Sales.

(a)            Beginning with the fiscal quarter of Holdings ending on September 30, 2025 and with respect to each subsequent fiscal quarter, Net Sales for the four consecutive fiscal quarter period of Holdings ending on the last day of such fiscal quarter shall not be less than the Minimum Net Sales (such covenant, the “Minimum Net Sales Covenant”).

(b)           Notwithstanding anything herein to the contrary, compliance with the Minimum Net Sales Covenant shall not be tested at the end of any fiscal quarter if one of the following conditions have been met: (i) the Obligors’ cash and/or Permitted Cash Equivalent Investments in one or more Controlled Accounts that is free and clear of all Liens, other than Liens granted under the Loan Documents in favor of the Administrative Agent and Liens permitted under Section 9.02(i) on the last Business Day of such quarter is equal to or greater than the product of (A) 1.25 multiplied by (B) the aggregate principal amount of outstanding Loans on such date; or (ii) the Market Capitalization as of the last Trading Day of such quarter is at least One Billion Dollars ($1,000,000,000.00) (any of the immediately foregoing clauses (i) or (ii), a “Waiver Condition”). To the extent Borrower elects not to test compliance with the Minimum Net Sales Covenant for a given fiscal quarter, the fulfillment of a Waiver Condition shall be met by (x) with respect to clause (i) above, delivery of bank statements as of the last Business Day of such fiscal quarter (to be delivered as set forth in Section 8.01(k)) showing compliance with the applicable cash and Permitted Cash Equivalent Investments requirements, or (y) with respect to clause (ii) above calculations of Market Capitalization as of the last Trading Day of such fiscal quarter (to be delivered concurrently with the delivery of a Compliance Certificate for such fiscal quarter).

Section 11.
EVENTS OF DEFAULT

11.01      Events of Default. Each of the following events shall constitute an “Event of Default”:

(a)            Principal Payment Default. The Borrower shall fail to pay any principal of the Loan, when and as the same shall become due and payable, whether at the due date thereof, at a date fixed for prepayment thereof or otherwise.

(b)           Other Payment Defaults. Any Obligor shall fail to pay interest or any other Obligation (other than an amount referred to in Section 11.01(a)) when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three (3) Business Days.

(c)            Representations and Warranties. Any representation or warranty made or deemed made by or on behalf of any Obligor or any of its Subsidiaries in or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof, shall: (i) prove to have been incorrect in any respect when made or deemed made to the extent that such representation or warranty contains any materiality or Material Adverse Effect qualifier; or (ii) prove to have been incorrect in any material respect when made or deemed made to the extent that such representation or warranty does not otherwise contain any materiality or Material Adverse Effect qualifier.

(d)           Certain Covenants. Any Obligor shall fail to observe or perform any covenant, condition or agreement contained in Sections 8.01(a), 8.01(b), 8.01(c), 8.02, 8.03 (with respect to the Borrower’s existence), 8.11, 8.15, 8.17, 8.18, Section 9 or Section 10; provided that any Event of Default under Section 10.02 is subject to cure as provided in Sections 11.04 and an Event of Default with respect to such Section shall not occur until the Cure Expiration Date.

(e)           Other Covenants. Any Obligor shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in Section 11.01(a), (b) or (d)) or any other Loan Document, and, only in the case of any failure that is capable of cure, such failure shall continue unremedied for a period of thirty (30) or more days.

(f)            Payment Default on Other Indebtedness. Any Obligor or any of its Subsidiaries shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness or any Permitted Revenue Interest Financing, when and as the same shall become due and payable after giving effect to any applicable grace or cure period as provided by the terms of such Indebtedness or the Permitted Revenue Interest Financing.

(g)            Other Defaults on Other Indebtedness. (i) Any material breach of, or “event of default” or similar event under, any Contract governing any Material Indebtedness, or similar event under any Permitted Revenue Interest Financing, shall occur and such breach or “event of default” or similar event shall continue unremedied, uncured or unwaived after the expiration of any grace or cure period thereunder, and as a result thereof enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of such Material Indebtedness or Permitted Revenue Interest Financing or any trustee or agent on its or their behalf to cause such Material Indebtedness or Permitted Revenue Interest Financing to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, in each case, in full, prior to its scheduled maturity; provided that this Section 11.01(g) shall not apply to (x) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Material Indebtedness, (y) any conversion of any convertible Indebtedness or satisfaction of any condition giving rise to or permitting a conversion of any convertible Indebtedness; provided that the Borrower or the applicable Subsidiary has the right to settle any such Indebtedness into Equity Interests of the Borrower or applicable Subsidiary (and nominal cash payments in respect of fractional shares and cash payments in respect of accrued and unpaid interest) in accordance with the express terms or conditions thereof) and (z) with respect to any Material Indebtedness consisting of Hedging Agreements, termination events or equivalent events pursuant to the terms of such Hedging Agreements and not as a result of any event of default thereunder by any Obligor or any Subsidiary.

(h)            Insolvency, Bankruptcy, Etc.

(i)            Any Obligor or any of its Subsidiaries becomes insolvent, or generally does not or becomes unable to pay its debts or meet its liabilities as the same become due, or admits in writing its inability to pay its debts generally, or declares any general moratorium on its indebtedness, or proposes a compromise or arrangement or deed of company arrangement, voluntary arrangement, schemes of arrangement or restructuring plans, between it and any class of its creditors.

(ii)            Any Obligor or any of its Subsidiaries commits an act of bankruptcy or makes an assignment of its property for the general benefit of its creditors or makes a proposal (or files a notice of its intention to do so).

(iii)           Any Obligor or any of its Subsidiaries institutes any proceeding seeking to adjudicate it an insolvent, or seeking liquidation, dissolution, winding-up, reorganization, compromise, arrangement, adjustment, protection, moratorium, relief, stay of proceedings of creditors generally (or any class of creditors), or composition of it or its debts or any other relief, under any Law, whether U.S. or non-U.S., now or hereafter in effect relating to bankruptcy, winding-up, insolvency, reorganization, receivership, plans of arrangement or relief or protection of debtors or at common law or in equity, or files an answer admitting the material allegations of a petition filed against it in any such proceeding.

(iv)           Any Obligor or any of its Subsidiaries applies for the appointment of, or the taking of possession by, a receiver, interim receiver, receiver/manager, sequestrator, conservator, custodian, administrator, trustee, liquidator, voluntary administrator, receiver and manager or other similar official for it or any substantial part of its property.

(v)            Any Obligor or any of its Subsidiaries takes any action, corporate or otherwise, to approve, effect, consent to or authorize any of the actions described in this Section 11.01(h), or otherwise acts in furtherance thereof or fails to act in a timely and appropriate manner in defense thereof.

(vi)           Any petition is filed, application made or other proceeding instituted against or in respect of any Obligor or any of its Subsidiaries:

(A)           seeking to adjudicate it as insolvent;

(B)            seeking a receiving order against it;

(C)            seeking liquidation, dissolution, winding-up, reorganization, compromise, arrangement, adjustment, protection, moratorium, relief, stay of proceedings of creditors generally (or any class of creditors), deed of company arrangement or composition of it or its debts or any other relief under any Law, whether U.S. or non-U.S., now or hereafter in effect relating to bankruptcy, winding-up, insolvency, reorganization, receivership, plans of arrangement, voluntary arrangement, schemes of arrangement or restructuring plans, or relief or protection of debtors or at common law or in equity, including the Bankruptcy Code or Insolvency Act; or

(D)            seeking the entry of an order for relief or the appointment of, or the taking of possession by, a receiver, interim receiver, receiver/manager, sequestrator, conservator, custodian, administrator, trustee, liquidator, voluntary administrator, receiver and manager or other similar official for it or any substantial part of its property, and such petition, application or proceeding continues undismissed, or unstayed and in effect, for a period of forty-five (45) days after the institution thereof; provided that if an order, decree or judgment is granted or entered (whether or not entered or subject to appeal) against such Obligor or such Subsidiary thereunder in the interim, such grace period will cease to apply; provided, further, that if such Obligor or Subsidiary files an answer admitting the material allegations of a petition filed against it in any such proceeding, such grace period will cease to apply.

(vii)            Any other event occurs which, under the Laws of any applicable jurisdiction, has an effect equivalent to any of the events referred to in this Section 11.01(h).

(i)            Judgments. One or more final judgments for the payment of money in an aggregate amount in excess of $10,000,000 (or the Equivalent Amount in other currencies) (except to the extent fully covered (other than to the extent of customary deductibles) by insurance pursuant to which the insurer has not denied coverage, or by indemnification by a solvent third party unaffiliated with any Obligor or any Subsidiary of any Obligor in favor of the applicable Obligor or Subsidiary) shall be rendered against any Obligor or any of its Subsidiaries or any combination thereof and the same shall remain unsatisfied or undischarged for a period of forty-five (45) calendar days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of any Obligor to enforce any such judgment.

(j)            ERISA. An ERISA Event shall have occurred that when taken together with all other ERISA Events that have occurred, would reasonably be expected to result in liability of Holdings and its Subsidiaries in an aggregate amount in excess of $10,000,000 (or the Equivalent Amount in other currencies).

(k)           Change of Control. A Change of Control shall have occurred.

(l)            [Reserved].

(m)           Regulatory Matters, Etc. If any of the following occurs: (i) the FDA initiates an enforcement action, or issues a warning letter with respect to Ensifentrine that causes any Obligor to discontinue or withdraw, or would reasonably be expected to cause any Obligor to discontinue or withdraw, marketing or sales of Ensifentrine, or causes a material delay in the manufacture or sale of Ensifentrine, (ii) any revocation, withdrawal, suspension, cancellation, material limitation, termination or adverse modification of any Product Authorization in the U.S. for Ensifentrine, (iii) any written notice or other written communication from the FDA that the FDA will not approve, or will materially delay the approval of, any NDA submitted to the FDA with respect to Ensifentrine, or (iv) a recall of any Product, in each case of clauses (i) – (iv) above, that results in or would reasonably be expected to result in a Material Adverse Effect.

(n)           [Reserved].

(o)           Impairment of Security, Etc. Subject in all respects to any applicable post-closing periods, certain other time periods and exceptions under the Loan Documents for any Obligor or Subsidiary to take perfection actions and in the case of a U.K. Obligor, the Legal Reservations, if any of the following events occurs: (i) Any Lien created by any of the Security Documents shall at any time (except as expressly permitted by the terms of any Loan Document) not constitute a valid and perfected Lien on the applicable Collateral in favor of the Secured Parties, free and clear of all other Liens (other than Permitted Liens) except due to the action or inaction of the Administrative Agent, (ii) except for expiration in accordance with its terms, any of the Security Documents or any Guarantee of any of the Obligations (including that contained in Section 13) shall for whatever reason cease to be in full force and effect, (iii) any Obligor shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability of any such Lien or any Loan Document, or (iv) any injunction, whether temporary or permanent, shall be rendered against any Obligor that prevents the Obligors from selling or manufacturing the Products or their commercially available successors, or any other their other material and commercially available products in the United States for more than forty-five (45) consecutive calendar days.

11.02      Remedies.

(a)           Defaults Other Than Bankruptcy Defaults. Upon the occurrence of any Event of Default, then, and in every such event (other than an Event of Default described in Section 11.01(h)), and at any time thereafter during the continuance of such event, the Administrative Agent may (or upon the direction of the Majority Lenders, shall), by notice to the Borrower, declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other Obligations, including any applicable Yield Protection Premium or Exit Fee shall become due and payable immediately (in the case of the Loans, at the Prepayment Price therefor), without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Obligor.

(b)           Bankruptcy Defaults. In case of an Event of Default described in Section 11.01(h), the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other Obligations, including any applicable Yield Protection Premium or Exit Fee shall automatically become due and payable immediately (in the case of the Loans, at the Prepayment Price therefor), without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Obligor.

11.03      Additional Remedies. If an Event of Default has occurred and is continuing, if any Obligor shall at such time be in default under a Material Agreement that is continuing, the Administrative Agent shall have the right (but not the obligation) to cause such default or defaults under such Material Agreement to be remedied (including by paying any unpaid amount thereunder) and otherwise exercise any and all rights of such Obligor, as the case may be, thereunder, as may be necessary to prevent or cure any such default, and each Obligor shall promptly execute, acknowledge and deliver to the Administrative Agent such instruments as the Administrative Agent may reasonably request in writing to permit the Administrative Agent to cure any such default under the applicable Material Agreement or permit the Administrative Agent to take such other action required to enable the Administrative Agent to cure or remedy such default and preserve the interests of the Administrative Agent. Any amounts paid by the Administrative Agent pursuant to this Section 11.03 shall be payable in accordance with Section 14.03(a), shall accrue interest at the Default Rate if not paid when due, and shall constitute “Obligations.”

11.04      Minimum Net Sales Covenant Cure.

(a)           Notwithstanding anything to the contrary contained in Section 11.02, in the event the Borrower fails to comply with the requirements of the Minimum Net Sales Covenant, during the period from the end of the relevant fiscal quarter until the expiration of the fifteenth (15th) Business Day subsequent to the date the financial statements are required to be delivered pursuant to Sections 8.01(a) or 8.01(b) (the “Cure Expiration Date”), the Borrower shall have the right to make a Net Sales Cure Payment with the proceeds from the sale or issuance of Equity Interests (other than Disqualified Equity Interests) (the “Minimum Net Sales Cure Right”). Upon the Administrative Agent’s receipt of the applicable Net Sales Cure Payment and the making of the prepayment pursuant to Section 3.03(b)(iv), the Borrower shall then be in compliance with the requirements of the Minimum Net Sales Covenant and the Borrower shall be deemed to have satisfied the requirements of the Minimum Net Sales Covenant as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach of the Minimum Net Sales Covenant and any related default that had occurred shall be deemed cured for the purposes of this Agreement. Any Net Sales Cure Payment shall be applied to the prepayment of the Loans, including accrued and unpaid interest and any applicable Yield Protection Premium or Exit Fee.

(b)           Upon the Administrative Agent’s receipt of a notice from the Borrower that it intends to exercise the Minimum Net Sales Cure Right (a “Notice of Intent to Cure Net Sales Covenant”), until the fifteenth (15th) Business Day subsequent to the date the financial statements are required to be delivered pursuant to Sections 8.01(a) or 8.01(b) to which such Notice of Intent to Cure Net Sales Covenant relates, no Lender shall be required to extend any credit pursuant to its Commitment during such period, and neither the Administrative Agent nor any Lender shall exercise the right to accelerate payment of the Loans or terminate the Commitments and neither the Administrative Agent nor any other Lender shall exercise any right to foreclose on or take possession of the Collateral, or any other remedy pursuant hereto, any other Loan Document or applicable Law solely on the basis of an allegation of an Event of Default having occurred and being continuing under Section 11.01 due to failure by the Borrower to comply with the requirements of the Minimum Net Sales Covenant for the applicable period. If prior to the Cure Expiration Date, the Majority Lenders decline the exercise by the Borrower of the Minimum Net Sales Cure Right by written notice to the Administrative Agent and the Borrower to that effect, then the Borrower shall be deemed to have satisfied the requirements of the Minimum Net Sales Covenant as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach of the Minimum Net Sales Covenant and any related Default that had occurred shall be deemed cured for the purposes of this Agreement and the other Loan Documents.

(c)           Notwithstanding anything else in this Agreement, there shall be no more than three (3) fiscal quarters in which the cure rights set forth in this Section 11.04 are exercised during the term of this Agreement.

11.05      Payment of Yield Protection Premium and Exit Fee. Notwithstanding anything in this Agreement to the contrary, each of the Yield Protection Premium and Exit Fee shall automatically be due and payable at any time the Obligations become due and payable prior to the Maturity Date in accordance with the terms hereof (other than as a result of a Casualty Event) as though such Indebtedness was voluntarily prepaid and shall constitute part of the Obligations, whether due to acceleration pursuant to the terms of this Agreement (in which case it shall be due immediately, upon the giving of notice to Borrower in accordance with Section 11.02(a), or automatically, in accordance with Section 11.02(b)), by operation of law or otherwise (including on account of any bankruptcy filing), in view of the impracticability and extreme difficulty of ascertaining the actual amount of damages to the Lenders or profits lost by the Lenders as a result of such acceleration, and by mutual agreement of the parties as to a reasonable estimation and calculation of the lost profits or damages of the Lenders as a result thereof. Any Yield Protection Premium or Exit Fee payable pursuant to this Agreement shall be presumed to be the liquidated damages sustained by each Lender as the result of the early termination, acceleration, redemption, repayment or prepayment and each Obligor agrees that such Yield Protection Premium or Exit Fee is reasonable under the circumstances currently existing. Each of the Yield Protection Premium and Exit Fee shall also become due and payable under this Agreement in the event the Obligations (and/or this Agreement) are satisfied or released by foreclosure (whether by power of judicial proceeding), deed in lieu of foreclosure or by any other means or the Obligations are reinstated pursuant to Section 1124 of the Bankruptcy Code. If either the Yield Protection Premium or Exit Fee (or both) becomes due and payable pursuant to this Agreement, such Yield Protection Premium or Exit Fee shall be deemed to be principal of the Loans and Obligations under this Agreement and interest shall accrue on the full principal amount of the Loans (including such Yield Protection Premium or Exit Fee) from and after the applicable triggering event. In the event the Yield Protection Premium is determined not to be due and payable by order of any court of competent jurisdiction, including by operation of the Bankruptcy Code, despite such a triggering event having occurred, each of the Yield Protection Premium and Exit Fee shall nonetheless constitute Obligations under this Agreement for all purposes hereunder. Each Obligor hereby waives the provisions of any present or future statute or law that prohibits or may prohibit the collection of the Yield Protection Premium and any defense to payment, whether such defense may be based in public policy, ambiguity, or otherwise. The Obligors, the Administrative Agent and the Lenders acknowledge and agree that any Yield Protection Premium or Exit Fee due and payable in accordance with this Agreement shall not constitute unmatured interest, whether under Section 5.02(b)(3) of the Bankruptcy Code or otherwise. Each Obligor further acknowledges and agrees, and waives any argument to the contrary, that payment of such amount does not constitute a penalty or an otherwise unenforceable or invalid obligation. Each Obligor expressly agrees that (i) each of the Yield Protection Premium and Exit Fee is reasonable and is the product of an arm’s-length transaction between sophisticated business people, ably represented by counsel, (ii) each of the Yield Protection Premium and Exit Fee shall be payable notwithstanding the then prevailing market rates at the time payment is made, (iii) there has been a course of conduct between the Lenders and the Obligors giving specific consideration in this transaction for such agreement to pay each of the Yield Protection Premium or Exit Fee, (iv) the Obligors shall not challenge or question, or support any other Person in challenging or questioning, the validity or enforceability of the Yield Protection Premium or Exit Fee or any similar or comparable prepayment fee under the circumstances described herein, and shall be estopped hereafter from claiming differently than as agreed to in this Section 11.05, (v) their agreement to pay each of the Yield Protection Premium or Exit Fee is a material inducement to the Lenders to make the Loans, and (vi) each of the Yield Protection Premium and Exit Fee represents a good faith, reasonable estimate and calculation of the lost profits, losses or other damages of the Lenders and that it would be impractical and extremely difficult to ascertain the actual amount of damages to the Lenders or profits lost by the Lenders as a result of such event. Each Obligor expressly acknowledges that its agreement to pay or guarantee the payment of the Yield Protection Premium or Exit Fee to the Lenders as herein described are individually and collectively a material inducement to holders to enter into this Agreement.

Section 12.
THE ADMINISTRATIVE AGENT

12.01      Appointment and Duties. Subject in all cases to clause (c) below:

(a)           Appointment of the Administrative Agent. Each of the Lenders hereby irrevocably appoints Oaktree Fund Administration, LLC (together with any successor Administrative Agent pursuant to Section 12.09) as the Administrative Agent hereunder and authorizes the Administrative Agent to (i) execute and deliver the Loan Documents and accept delivery thereof on its behalf from any Obligor or any of its Subsidiaries, (ii) take such action on its behalf and to exercise all rights, powers and remedies and perform the duties as are expressly delegated to the Administrative Agent under such Loan Documents and (iii) exercise such powers as are reasonably incidental thereto. Except as expressly set forth herein, the provisions of this Section 12 are solely for the benefit of the Administrative Agent and the Lenders, and no Obligor or any Affiliate thereof shall have rights as a third-party beneficiary of any such provisions.

(b)           Duties as Collateral and Disbursing Agent. Without limiting the generality of Section 12.01(a), the Administrative Agent shall have the sole and exclusive right and authority (to the exclusion of the Lenders), and is hereby authorized, to (i) act as the disbursing and collecting agent for the Lenders with respect to all payments and collections arising in connection with the Loan Documents (including in any proceeding described in Section 11.01(h) or any other bankruptcy, insolvency or similar proceeding), and each Person making any payment in connection with any Loan Document to any Secured Party is hereby authorized to make such payment to the Administrative Agent, (ii) file and prove claims and file other documents necessary or desirable to allow the claims of the Secured Parties with respect to any Obligation in any proceeding described in Section 11.01(h) or any other bankruptcy, insolvency or similar proceeding (but not to vote, consent or otherwise act on behalf of such Secured Party), (iii) act as collateral agent for each Secured Party for purposes of acquiring, holding, enforcing and perfecting all Liens created by the Loan Documents and all other purposes stated therein, (iv) manage, supervise and otherwise deal with the Collateral, (v) take such other action as is necessary or desirable to maintain the perfection and priority of the Liens created or purported to be created by the Loan Documents, (vi) except as may be otherwise specified in any Loan Document, exercise all remedies given to the Administrative Agent and the other Secured Parties with respect to the Collateral, whether under the Loan Documents, applicable Laws or otherwise and (vii) execute any amendment, consent or waiver under the Loan Documents on behalf of any Lender that has consented in writing to such amendment, consent or waiver; provided that the Administrative Agent hereby appoints, authorizes and directs each Lender to act as collateral sub-agent for the Administrative Agent and the Lenders for purposes of the perfection of all Liens with respect to the Collateral, including any deposit account maintained by a Obligor with, and cash and cash equivalents held by, such Lender, and may further authorize and direct the Lenders to take further actions as collateral sub-agents for purposes of enforcing such Liens or otherwise to transfer the Collateral subject thereto to the Administrative Agent, and each Lender hereby agrees to take such further actions to the extent, and only to the extent, so authorized and directed.

(c)           Limited Duties. The Lenders and the Obligors hereby each acknowledge and agree that the Administrative Agent (i) has undertaken its role hereunder purely as an accommodation to the parties hereto and the Transactions, (ii) is receiving no compensation for undertaking such role and (iii) subject only to the notice provisions set forth in Section 12.09, may resign from such role at any time for any reason or no reason whatsoever. Without limiting the foregoing, the parties hereto further acknowledge and agree that under the Loan Documents, the Administrative Agent (i) is acting solely on behalf of the Lenders (except to the limited extent provided in Section 12.11), with duties that are entirely administrative in nature, notwithstanding the use of the defined term “the Administrative Agent”, the terms “agent”, “administrative agent” and “collateral agent” and similar terms in any Loan Document to refer to the Administrative Agent, which terms are used for title purposes only, (ii) is not assuming any duty or obligation under any Loan Document other than as expressly set forth therein or any role as agent, fiduciary or trustee of or for any Lender or any other Secured Party and (iii) shall have no implied functions, responsibilities, duties, obligations or other liabilities under any Loan Document (fiduciary or otherwise), in each case, regardless of whether a Default has occurred and is continuing, and each Lender hereby waives and agrees not to assert any claim against the Administrative Agent based on the roles, duties and legal relationships expressly disclaimed in this Section 12.01(c). Without in any way limiting the foregoing, the Administrative Agent shall not, except as expressly set forth in this Agreement and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Obligor or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

12.02      Binding Effect. Each Lender agrees that (i) any action taken by the Administrative Agent or the Majority Lenders (or, if expressly required hereby, a greater proportion of the Lenders) in accordance with the provisions of the Loan Documents, (ii) any action taken by the Administrative Agent in reliance upon the instructions of the Majority Lenders (or, where so required, such greater proportion) and (iii) the exercise by the Administrative Agent or the Majority Lenders (or, where so required, such greater proportion) of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Secured Parties.

12.03      Use of Discretion.

(a)           No Action without Instructions. The Administrative Agent shall not be required to exercise any discretion or take, or to omit to take, any action, including with respect to enforcement or collection, except (subject to Section 12.03(b) below) any action it is required to take or omit to take (i) under any Loan Document or (ii) pursuant to written instructions from the Majority Lenders (or, where expressly required by the terms of this Agreement, a greater proportion of the Lenders).

(b)           Right Not to Follow Certain Instructions. Notwithstanding Section 12.03(a) or any other term or provision of this Section 12, the Administrative Agent shall not be required to take, or to omit to take, any action (i) unless, upon demand, the Administrative Agent receives an indemnification satisfactory to it from the Lenders (or, to the extent applicable and acceptable to the Administrative Agent, any other Secured Party) against all liabilities that, by reason of such action or omission, may be imposed on, incurred by or asserted against the Administrative Agent or any Related Party thereof or (ii) that is, in the opinion of the Administrative Agent, in its sole and absolute discretion, contrary to any Loan Document or applicable Law, including, for the avoidance of doubt, any action that may be in violation of the automatic stay in connection with any Insolvency Proceeding.

12.04       Delegation of Rights and Duties. The Administrative Agent may, upon any term or condition it specifies, delegate or exercise any of its rights, powers and remedies under, and delegate or perform any of its duties or any other action with respect to, any Loan Document by or through any trustee, co-agent, employee, attorney-in-fact and any other Person (including any Secured Party). The Administrative Agent and any such Person may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. Any such Person and its Related Parties shall benefit from this Section 12 to the extent provided by the Administrative Agent; provided, however, that the exculpatory provisions of this Section 12 shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and of any such sub-agent, and shall apply to their respective activities in connection with their activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

12.05      Reliance and Liability.

(a)            The Administrative Agent may, without incurring any liability hereunder, (i) consult with any of its Related Parties and, whether or not selected by it, any other advisors, accountants and other experts (including advisors to, and accountants and experts engaged by, any Obligor) and (ii) rely and act upon any notice, request, certificate, consent, statement, instrument, document or other writing (including an electronic message, Internet or intranet website posting or other distribution), telephone message or conversation or oral conversation, in each case believed by it to be genuine and transmitted, signed or otherwise authenticated by the appropriate parties. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received written notice to the contrary from such Lender prior to the making of such Loan.

(b)           Neither the Administrative Agent nor any of its Related Parties shall be liable for any action taken or omitted to be taken by any of them under or in connection with any Loan Document, and each Lender and the Borrower hereby waive and shall not assert (and the Borrower shall cause each other Obligor to waive and agree not to assert) any right, claim or cause of action based thereon, except to the extent of liabilities resulting primarily from the fraudulent conduct or behavior of the Administrative Agent or, as the case may be, such Related Party (each as determined in a final, non-appealable judgment or order by a court of competent jurisdiction) in connection with the duties expressly set forth herein. Without limiting the foregoing, the Administrative Agent:

(i)            shall not be responsible or otherwise incur liability for any action or omission taken in reliance upon the instructions of, or with the consent of, the Majority Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in Section 14.03) or for the actions or omissions of any of its Related Parties selected with reasonable care (other than employees, officers and directors of the Administrative Agent, when acting on behalf of the Administrative Agent);

(ii)            shall not be responsible to any Secured Party for the (a) validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or (b) due execution, legality, validity, enforceability, effectiveness, genuineness, sufficiency or value of, or the attachment, perfection or priority of any Lien created or purported to be created under or in connection with, any Loan Document;

(iii)           makes no warranty or representation, and shall not be responsible, to any Secured Party for, and shall not have any duty to ascertain or inquire into, any statement, document, information, certificate, report, representation or warranty made or furnished by or on behalf of any Related Party, in or in connection with any Loan Document or any transaction contemplated therein, whether or not transmitted by the Administrative Agent, including as to completeness, accuracy, scope or adequacy thereof, or for the scope, nature or results of any due diligence performed by the Administrative Agent in connection with the Loan Documents, including, for the avoidance of doubt, the satisfaction of any condition set forth in Section 6 of this Agreement or elsewhere herein (other than to confirm receipt of items expressly required to be delivered to the Administrative Agent); and

(iv)           shall not have any duty to ascertain or to inquire as to the performance or observance of any provision of any Loan Document or whether any condition set forth in any Loan Document is satisfied or waived, including, without limiting the generality of the foregoing, as to the financial condition of any Obligor or as to the existence or continuation or possible occurrence or continuation of any Default or Event of Default and shall not be deemed to have notice or knowledge of such occurrence or continuation unless it has received a notice from the Borrower, any Lender describing such Default or Event of Default clearly labeled “notice of default” (in which case the Administrative Agent shall promptly give notice of such receipt to all Lenders);

and, for each of the items set forth in Sections 12.05(b)(i) through (iv) above, each Lender and the Borrower hereby waives and agrees not to assert (and the Borrower shall cause each other Obligor to waive and agree not to assert) any right, claim or cause of action it might have against the Administrative Agent based thereon.

(c)            The Secured Parties (other than the Administrative Agent) unconditionally waive any rights they may otherwise have to require the Administrative Agent:

(i)            not to deliver a Voting Rights Withdrawal Notice, or to require the Administrative Agent to indemnify, compensate or otherwise make good for any losses, costs or liabilities incurred by any of them in relation to or as a consequence of the Administrative Agent delivering a Voting Rights Withdrawal Notice; and

(ii)            not to deliver a Voting Rights Waiver Notice (and thereby elect to give up its right to deliver an Administrative Agent Voting Rights Notice), or to require the Administrative Agent to indemnify, compensate or otherwise make good for any losses, costs or liabilities incurred by any of them in relation to or as a consequence of the Administrative Agent delivering a Voting Rights Waiver Notice.

12.06      Administrative Agent Individually. The Administrative Agent and its Affiliates may make loans and other extensions of credit to, acquire stock and stock equivalents of, accept deposits from, act as the financial advisor for or in any other advisory capacity for, or engage in any kind of business with, any Obligor or Affiliate thereof as though it were not acting as the Administrative Agent and may receive separate fees and other payments therefor. To the extent the Administrative Agent or any of its Affiliates makes any Loan or otherwise becomes a Lender hereunder, it shall have and may exercise the same rights and powers hereunder and shall be subject to the same obligations and liabilities as any other Lender and the terms “Lender”, “Majority Lender”, and any similar terms shall, except where otherwise expressly provided in any Loan Document, include the Administrative Agent or such Affiliate, as the case may be, in its individual capacity as Lender or as one of the Majority Lenders, respectively.

12.07      Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, any Lender or any of their Related Parties or upon any document solely or in part because such document was transmitted by the Administrative Agent or any of its Related Parties, conducted its own independent investigation of the financial condition and affairs of each Obligor and has made and continues to make its own credit decisions in connection with entering into, and taking or not taking any action under, any Loan Document or with respect to any transaction contemplated in any Loan Document, in each case based on such documents and information as it shall deem appropriate.

12.08      Expenses; Indemnities.

(a)           Each Lender agrees to reimburse the Administrative Agent and each of its Related Parties (to the extent not reimbursed by any Obligor) promptly upon demand for such Lender’s Proportionate Share of any costs and expenses (including fees, charges and disbursements of financial, legal (including charges and disbursements of Sullivan & Cromwell LLP and Hogan Lovells US LLP) and other advisors and Other Taxes paid in the name of, or on behalf of, any Obligor) that may be incurred by the Administrative Agent or any of its Related Parties in connection with the preparation, syndication, execution, delivery, administration, modification, consent, waiver or enforcement (whether through negotiations, through any work-out, bankruptcy, restructuring or other legal or other proceeding or otherwise) of, or legal advice in respect of its rights or responsibilities under, any Loan Document.

(b)           Each Lender further agrees to indemnify the Administrative Agent (or any sub-agent thereof) and any Related Parties of the Administrative Agent (or any such sub-agent) (to the extent not paid by any Obligor), from and against such Lender’s aggregate Proportionate Share of the liabilities (including Taxes, interests and penalties imposed for not properly withholding or backup withholding on payments made to on or for the account of any Lender) that may be imposed on, incurred by or asserted against the Administrative Agent (or any sub-agent thereof) or any Related Parties of the Administrative Agent (or any such sub-agent) in any matter relating to or arising out of, in connection with or as a result of any Loan Document (including but not limited to the delivery by the Administrative Agent of any Voting Rights Withdrawal Notice or any Voting Rights Waiver Notice pursuant to the terms of the English Debenture), or any other act, event or transaction related, contemplated in or attendant to any such document, or, in each case, any action taken or omitted to be taken by the Administrative Agent (or any sub-agent thereof) or any Related Parties of the Administrative Agent (or any such sub-agent) under or with respect to any of the foregoing; provided that no Lender shall be liable to the Administrative Agent (or any sub-agent thereof) or any Related Parties of the Administrative Agent (or any such sub-agent) to the extent such liability has resulted primarily from the gross negligence or willful misconduct of the Administrative Agent (or any sub-agent thereof) or, as the case may be, such Related Party of the Administrative Agent (or any sub-agent thereof), as determined by a court of competent jurisdiction in a final non-appealable judgment or order.

12.09      Resignation of the Administrative Agent.

(a)           At any time upon not less than thirty (30) days prior written notice to the Lenders and the Borrower, the Administrative Agent may resign as the “the Administrative Agent” hereunder, in whole or in part (in the sole and absolute discretion of the Administrative Agent). If the Administrative Agent delivers any such notice, the Majority Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be (i) a Lender holding at least thirty percent (30%) of the outstanding principal amount of the Loans or any Affiliate thereof or (ii) any other financial institution consented to by the Borrower (provided that the consent of the Borrower shall not be required to the extent an Event of Default has occurred and is continuing). If a successor Administrative Agent has not been appointed on or before the effectiveness of the resignation of the resigning Administrative Agent (or such earlier date as shall be agreed by the Majority Lenders) (the “Resignation Effective Date”), then the resigning Administrative Agent may (but shall not be obligated to), on behalf of the Lenders, appoint any Person reasonably chosen by it as the successor Administrative Agent, notwithstanding whether the Majority Lenders have appointed a successor or the Borrower has consented to such successor. Whether or not a successor has been appointed, such resignation shall become effective on the Resignation Effective Date.

(b)           Effective from the Resignation Effective Date, (i) the resigning Administrative Agent shall be discharged from its duties and obligations under the Loan Documents to the extent set forth in the applicable resignation notice, (ii) the Lenders shall assume and perform all of the duties of the Administrative Agent until a successor Administrative Agent shall have accepted a valid appointment hereunder, (iii) the resigning Administrative Agent and its Related Parties shall no longer have the benefit of any provision of any Loan Document other than with respect to (x) any actions taken or omitted to be taken while such resigning Administrative Agent was, or because the Administrative Agent had been, validly acting as the Administrative Agent under the Loan Documents or (y) any continuing duties such resigning Administrative Agent will continue to perform, and (iv) subject to its rights under Section 12.04, the resigning Administrative Agent shall take such action as may be reasonably necessary to assign to the successor Administrative Agent its rights as the Administrative Agent under the Loan Documents. Effective immediately upon its acceptance of a valid appointment as the Administrative Agent, a successor Administrative Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the resigning Administrative Agent under the Loan Documents.

12.10      Release of Collateral or Guarantors. Each Lender hereby consents to the release and hereby directs the Administrative Agent to release, and the Administrative Agent hereby agrees, (or, in the case of Section 12.10(b), release or subordinate) the following:

(a)            any Subsidiary of the Borrower from its guaranty of any Obligation of any Obligor (i) if such Subsidiary ceases to be a Subsidiary of such Obligor as a result of a transaction permitted under the Loan Documents (including pursuant to a waiver or consent), to the extent that, after giving effect to such transaction, such Subsidiary would not be required to guaranty any Obligations pursuant to Section 8.11(a) and (ii) upon (x) termination of the Commitments and (y) payment and satisfaction in full of all Loans and all other Obligations that the Administrative Agent has been notified in writing are then due and payable (other than inchoate indemnification and expense reimbursement obligations for which no claim has been made); and

(b)            any Lien held by the Administrative Agent for the benefit of the Secured Parties against (i) any Collateral that is disposed of by an Obligor in a transaction permitted by the Loan Documents (including pursuant to a valid waiver or consent), (ii) any property subject to a Lien described in Section 9.02(c) or (j) and (iii) all of the Collateral and all Obligors, upon (x) termination of the Commitments and (y) payment and satisfaction in full of all Loans and all other Obligations that the Administrative Agent has been notified in writing are then due and payable (other than inchoate indemnification and expense reimbursement obligations for which no claim has been made). Each Lender hereby directs the Administrative Agent, and the Administrative Agent hereby agrees, upon receipt of reasonable advance notice from the Borrower, to execute and deliver or file such documents and to perform other actions reasonably necessary to release the guarantees and Liens when and as directed in this Section 12.10 and deliver to the Borrower, at the expense of the Borrower, any portion of such Collateral so released pursuant to this Section 12.10 that is in possession of the Administrative Agent. In addition, in connection with any Permitted Licenses, each Lender hereby authorizes Administrative Agent to, and at the request of the Borrower, the Administrative Agent shall, negotiate and enter into a non-disturbance agreement and other similar agreements in form and substance reasonably satisfactory to Administrative Agent.

Notwithstanding the foregoing or anything to the contrary herein, (i) the release of any Obligor from its guaranty of any Obligations under this Section 12.10 or otherwise hereunder shall only be permitted if any such permitted transaction or series of related transactions is not consummated for the primary purpose of effecting a release of such Obligor from its Obligations under the Loan Documents in accordance with the terms hereof, and (ii) the Administrative Agent may not effect a release of any Obligor that ceases to be an Obligor due solely to a disposition of Equity Interests in (or issuance of Equity Interests by) such Obligor, unless the transaction related to such release is a disposition of Equity Interests for fair market value to an unaffiliated third party and for a bona fide primary business purpose.

12.11      Additional Secured Parties. The benefit of the provisions of the Loan Documents directly relating to the Collateral or any Lien granted thereunder shall extend to and be available to any Secured Party that is not a Lender as long as, by accepting such benefits, such Secured Party agrees, as among the Administrative Agent and all other Secured Parties, that such Secured Party is bound by (and, if requested by the Administrative Agent, shall confirm such agreement in a writing in form and substance acceptable to the Administrative Agent) this Section 12 and the decisions and actions of the Administrative Agent and the Majority Lenders (or, where expressly required by the terms of this Agreement, a greater proportion of the Lenders) to the same extent a Lender is bound; provided that, notwithstanding the foregoing, (i) such Secured Party shall be bound by Section 12.08 only to the extent of liabilities, costs and expenses with respect to or otherwise relating to the Collateral held for the benefit of such Secured Party, in which case the obligations of such Secured Party thereunder shall not be limited by any concept of Proportionate Share or similar concept, (ii) each of the Administrative Agent and each Lender shall be entitled to act at its sole discretion, without regard to the interest of such Secured Party, regardless of whether any Obligation to such Secured Party thereafter remains outstanding, is deprived of the benefit of the Collateral, becomes unsecured or is otherwise affected or put in jeopardy thereby, and without any duty or liability to such Secured Party or any such Obligation and (iii) such Secured Party shall not have any right to be notified of, consent to, direct, require or be heard with respect to, any action taken or omitted in respect of the Collateral or under any Loan Document.

12.12      Agent May File Proofs of Claim. In case of the pendency of any Insolvency Proceeding or any other judicial proceeding relating to any Obligor, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower or any other Obligor) shall be entitled and empowered (but not obligated) by intervention or such proceeding or otherwise:

(a)            to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Section 14.03) allowed in such judicial proceeding; and

(b)            to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, examiner, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due to the Administrative Agent under Section 14.03.

12.13      Acknowledgements of Lenders.

(a)            If the Administrative Agent notifies a Lender, or any Person who has received funds on behalf of a Lender (any such Lender or other recipient, a “Payment Recipient”), that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds (as set forth in such notice from the Administrative Agent) received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands in writing the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent pending its return or repayment as contemplated below in this Section 12.13. and held in trust for the benefit of the Administrative Agent, and such Lender shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this Section 12.13(a) shall be conclusive, absent manifest error.

(b)           Without limiting immediately preceding clause (a), each Payment Recipient, hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment (a “Payment Notice”), (y) that was not preceded or accompanied by a Payment Notice, or (z) that such Payment Recipient otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then, in each such case: (i) it acknowledges and agrees that (A) in the case of immediately preceding clauses (x) or (y), an error and mistake shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error and mistake has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and (ii) such Payment Recipient shall promptly (and, in all events, within one (1) Business Day of its knowledge of the occurrence of any of the circumstances described in immediately preceding clauses (x), (y) or (z)) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 12.13(b).

(c)            Each Lender hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender under any Loan Document with respect to any payment of principal, interest, fees or other amounts, against any amount that the Administrative Agent has demanded to be returned under the preceding Section 12.13(a) above.

(d)            In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with the preceding Section 12.13(a) above, from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender at any time, then effective immediately (with the consideration therefor being acknowledged by the parties hereto), (i) such Lender shall be deemed to have assigned its Loans (but not its Commitments) with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Loans”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Loans, the “Erroneous Payment Deficiency Assignment”) (on a cashless basis and such amount calculated at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance)), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Assumption with respect to such Erroneous Payment Deficiency Assignment, and such Lender shall deliver any Notes evidencing such Loans to the Borrower or the Administrative Agent (but the failure of such Person to deliver any such Notes shall not affect the effectiveness of the foregoing assignment), (ii) the Administrative Agent as the assignee Lender shall be deemed to have acquired the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender, (iv) the Administrative Agent and the Borrower shall each be deemed to have waived any consents required under this Agreement to any such Erroneous Payment Deficiency Assignment, and (v) the Administrative Agent shall reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. Subject to Section 14.05, the Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). For the avoidance of doubt, no Erroneous Payment Deficiency Assignment shall reduce the Commitments of any Lender and such Commitments shall remain available in accordance with the terms of this Agreement. In addition, each party hereto agrees that, except to the extent that the Administrative Agent has sold a Loan (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether the Administrative Agent may be equitably subrogated, the Administrative Agent shall be contractually subrogated to all the rights and interests of the applicable Lender under the Loan Documents with respect to each Erroneous Payment Return Deficiency (the “Erroneous Payment Subrogation Rights”) (provided, that the Obligors’ Obligations under the Loan Documents in respect of the Erroneous Payment Subrogation Rights shall not be duplicative of such Obligations in respect of Loans that have been assigned to the Administrative Agent under an Erroneous Payment Deficiency Assignment).

(e)            The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Obligor; provided, that this Section 12.13 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of the Borrower relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by the Administrative Agent; provided, further, that for the avoidance of doubt, the last sentence of Section 12.13(d) above and this Section 12.13(e) shall not apply to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower or any other Obligor for the purpose of making such Erroneous Payment.

(f)            To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including waiver of any defense based on “discharge for value” or any similar doctrine.

(g)           Each party’s obligations, agreements and waivers under this Section 12.13 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

12.14      Permitted Intercreditor Agreement; Permitted Working Capital Intercreditor Agreement. The Lenders acknowledge that the Permitted Revenue Interest Financings and/or the Permitted Working Capital Indebtedness may be secured by Liens on the Collateral and that the exercise of certain of the rights and remedies of the Administrative Agent under the Loan Documents may be subject to the provisions of the Permitted Intercreditor Agreement and/or the Permitted Working Capital Intercreditor Agreement, as applicable. Each Lender irrevocably (a) consents to the terms and conditions in each Permitted Intercreditor Agreement and each Permitted Working Capital Intercreditor Agreement, (b) authorizes and directs the Administrative Agent to execute and deliver the Permitted Intercreditor Agreement and the Permitted Working Capital Intercreditor Agreement and, in each case, any documents relating thereto, in each case, on behalf of such Lenders and to take all actions (and execute all documents) required (or deemed advisable) by it in accordance with the terms of the Permitted Intercreditor Agreement and/or the Permitted Working Capital Intercreditor Agreement, as applicable, in each case, and without any further consent, authorization or other action by such Lender, (c) agrees that, upon the execution and delivery thereof, such Lender will be bound by the provisions of the Permitted Intercreditor Agreement and/or the Permitted Working Capital Intercreditor Agreement as if it were a signatory thereto and will take no actions contrary to the provisions of such Permitted Intercreditor Agreement or Permitted Working Capital Intercreditor Agreement, as applicable, and (d) agrees that no Lender shall have any right of action whatsoever against Agent as a result of any action taken by Agent pursuant to this Section 12.14 or in accordance with the terms of any Permitted Intercreditor Agreement or Permitted Working Capital Intercreditor Agreement. Each Lender hereby further irrevocably authorizes and directs the Administrative Agent to enter into such amendments, supplements or other modifications to the Permitted Intercreditor Agreement and/or the Permitted Working Capital Intercreditor Agreement as are approved by the Administrative Agent and the Majority Lenders; provided, that the Administrative Agent may execute and deliver such amendments, supplements and modifications thereto as are contemplated by the Permitted Intercreditor Agreement and/or the Permitted Working Capital Intercreditor Agreement in connection with any extension, renewal, refinancing or replacement of this Agreement or any refinancing of the Obligations, in each case, on behalf of such Lender and without any further consent, authorization or other action by any Lender. The Administrative Agent shall have the benefit of the provisions of Section 12 with respect to all actions taken by it pursuant to this Section 12.14 or in accordance with the terms of any Permitted Intercreditor Agreement and any Permitted Working Capital Intercreditor Agreement to the full extent thereof.

Section 13.
GUARANTY

13.01      The Guaranty. Each Guarantor hereby unconditionally jointly and severally guarantees to the Administrative Agent, for the benefit of the Secured Parties, the full and punctual payment in full or performance (whether at stated maturity, by acceleration or otherwise) of the Obligations, including (i) principal of and interest on the Loans, (ii) all fees and other amounts and Obligations from time to time owing to the Administrative Agent and the Lenders by the Borrower and each other Obligor under this Agreement or under any other Loan Document, in each case strictly in accordance with the terms hereof and thereof and (iii) the punctual and faithful performance, keeping, observance and fulfillment by the Borrower and Subsidiary Guarantors of all the agreements, conditions, covenants and obligations of the Borrower and Subsidiary Guarantors contained in the Loan Documents (such obligations being herein collectively called the “Guaranteed Obligations”). Each Guarantor hereby further jointly and severally agrees that if the Borrower or any other Obligor shall fail to pay any amount in full when due or perform any such obligation (whether at stated maturity, by acceleration or otherwise), the Guarantors will promptly pay such obligation at the place and in the manner specified herein or in the relevant Loan Document, as the case may be, without any demand or notice whatsoever, and that in the case of any extension of time of payment or performance or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

13.02      Obligations Unconditional. The obligations of the Guarantors under Section 13.01 shall constitute a guaranty of payment and performance and not of collection and are absolute and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the Guaranteed Obligations under this Agreement or any other agreement or instrument referred to herein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by all applicable Laws, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 13.02 that the obligations of the Guarantors hereunder shall be absolute and unconditional, joint and several, under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantors hereunder, which shall remain absolute and unconditional as described above:

(a)            at any time or from time to time, without notice to the Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

(b)            any of the acts mentioned in any of the provisions of this Agreement or any other agreement or instrument referred to herein shall be done or omitted;

(c)            the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be extended, modified, supplemented or amended in any respect, or any right under this Agreement or any other agreement or instrument referred to herein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

(d)            any lien or security interest granted to, or in favor of, the Secured Parties as security for any of the Guaranteed Obligations shall fail to be perfected or preserved;

(e)            any modification or amendment of or supplement to this Agreement or any other Loan Document, including any such amendment which may increase the amount of, or the interest rates applicable to, any of the Guaranteed Obligations guaranteed hereby;

(f)            any change in the corporate, partnership, limited liability company or other existence, structure or ownership of the Borrower, any Guarantor or any other guarantor of any of the Guaranteed Obligations, or any Insolvency Proceeding or other similar proceeding affecting the Borrower, any Guarantor or any other guarantor of the Guaranteed Obligations, or any of their respective assets, or any resulting release or discharge of any obligation of the Borrower, any Guarantor or any other guarantor of any of the Guaranteed Obligations;

(g)           the existence of any claim, setoff or other rights which any Guarantor may have at any time against the Borrower, any other Guarantor or any other guarantor of any of the Guaranteed Obligations, the Administrative Agent, any Secured Party or any other Person, whether in connection herewith or in connection with any unrelated transactions; provided that, notwithstanding any other provisions in this Guaranty, nothing in this Guaranty shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

(h)            the unenforceability or invalidity of the Guaranteed Obligations or any part thereof or the lack of genuineness, enforceability or validity of any agreement relating thereto or with respect to the Collateral, if any, securing the Guaranteed Obligations or any part thereof, or any other invalidity or unenforceability relating to or against the Borrower, any Guarantor or any other guarantor of any of the Guaranteed Obligations, for any reason, related to this Agreement or any other Loan Document, or any provision of applicable Law, decree, order or regulation of any jurisdiction purporting to prohibit the payment of any of the Guaranteed Obligations by the Borrower, any Guarantor or any other guarantor of the Guaranteed Obligations;

(i)            the disallowance, under any state or federal bankruptcy, insolvency or similar law, of all or any portion of the claims of the Secured Parties or the Administrative Agent for repayment of all or any part of the Guaranteed Obligations;

(j)            the failure of any other guarantor to sign or become party to this Agreement or any amendment, change, or reaffirmation hereof;

(k)            any release, surrender, compromise, settlement, waiver, subordination or modification, with or without consideration, of any Collateral securing the Guaranteed Obligations or any part thereof, any other guaranties with respect to the Guaranteed Obligations or any part thereof, or any other obligation of any person or entity with respect to the Guaranteed Obligations or any part thereof, or any nonperfection or invalidity of any direct or indirect security for the Guaranteed Obligations; or

(l)            any other act (other than payment in full of the Obligations) or omission to act or delay of any kind by the Borrower, such Guarantor, any other guarantor of the Guaranteed Obligations, the Administrative Agent, any Secured Party or any other Person or any other circumstance whatsoever which might, but for the provisions of this Section 13.02 constitute a legal or equitable discharge of any Guarantor’s obligations hereunder.

The Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any Lender exhaust any right, power or remedy or proceed against the Borrower or any other Guarantor under this Agreement or any other agreement or instrument referred to herein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

13.03      Discharge Only Upon Payment in Full. Subject to any prior release herefrom of any Guarantor by the Administrative Agent in accordance with (and pursuant to authority granted to the Administrative Agent under) the terms of this Agreement, each Guarantor’s obligations hereunder shall remain in full force and effect until all of the Guaranteed Obligations shall have been paid in full in cash (other than inchoate indemnification and expense reimbursement obligations for which no claim has been made) and all Commitments shall have terminated or expired (herein, the “Termination Conditions”), and until the prior and complete satisfaction of the Termination Conditions all of the rights and remedies under this Guaranty and the other Loan Documents shall survive. Notwithstanding the foregoing, the Administrative Agent hereby agrees to release any Subsidiary of the Borrower from its guaranty of any Obligation of any Obligor if all of the Equity Interests in such Subsidiary owned by any Obligor or any of its Subsidiaries are disposed of in an Asset Sale permitted under the Loan Documents (including pursuant to a waiver or consent), to the extent that, after giving effect to such Asset Sale, such Subsidiary would not be required to guarantee any Obligations pursuant to Section 8.11(a). At the request and expense of the Borrower or such Obligor, the Administrative Agent hereby agrees to execute and deliver all instruments and documents to evidence such release.

13.04      Additional Waivers; General Waivers.

(a)            Additional Waivers. Notwithstanding anything herein to the contrary, each of the Guarantors hereby absolutely, unconditionally, knowingly, and expressly waives, in each case other than a defense that the Guaranteed Obligations have been paid and performed in full:

(i)             any right it may have to revoke this Guaranty as to future indebtedness or notice of acceptance hereof;

(ii)            (A) notice of acceptance hereof; (B) notice of any other financial accommodations made or maintained under the Loan Documents or the creation or existence of any Guaranteed Obligations; (C) notice of the amount of the Guaranteed Obligations, subject, however, to each Guarantor’s right to make inquiry of the Administrative Agent and the Secured Parties to ascertain the amount of the Guaranteed Obligations at any reasonable time; (D) notice of any adverse change in the financial condition of the Borrower or of any other fact that might increase such Guarantor’s risk hereunder; (E) notice of presentment for payment, demand, protest, and notice thereof as to any instruments among the Loan Documents; (F) notice of any Event of Default; and (G) all other notices (except if such notice is specifically required to be given to such Guarantor under this Guaranty or under the other Loan Documents) and demands to which each Guarantor might otherwise be entitled;

(iii)           its right, if any, to require the Administrative Agent and the Secured Parties to institute suit against, or to exhaust any rights and remedies which the Administrative Agent and the Secured Parties now have or may hereafter have against, any other guarantor of the Guaranteed Obligations or any third party, or against any Collateral provided by such other guarantors or any third party; and each Guarantor further waives any defense arising by reason of any disability or other defense of any other guarantor of the Guaranteed Obligations or by reason of the cessation from any cause whatsoever of the liability of any other guarantor of the Guaranteed Obligations in respect thereof;

(iv)           (A) any rights to assert against the Administrative Agent and the Secured Parties any defense (legal or equitable), set-off, counterclaim, or claim which such Guarantor may now or at any time hereafter have against any other guarantor of the Guaranteed Obligations or any third party liable to the Administrative Agent and the Secured Parties; (B) any defense, set-off, counterclaim or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity or enforceability of the Guaranteed Obligations or any security therefor; (C) any defense such Guarantor has to performance hereunder, and any right such Guarantor has to be exonerated, arising by reason of: (1) the impairment or suspension of the Administrative Agent’s and the Secured Parties’ rights or remedies against any other guarantor of the Guaranteed Obligations; (2) the alteration by the Administrative Agent and the Secured Parties of the Guaranteed Obligations; (3) any discharge of the obligations of any other guarantor of the Guaranteed Obligations to the Administrative Agent and the Secured Parties by operation of law as a result of the Administrative Agent’s and the Secured Parties’ intervention or omission; or (4) the acceptance by the Administrative Agent and the Secured Parties of anything in partial satisfaction of the Guaranteed Obligations; and (D) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder or the enforcement thereof, and any act which shall defer or delay the operation of any statute of limitations applicable to the Guaranteed Obligations shall similarly operate to defer or delay the operation of such statute of limitations applicable to such Guarantor’s liability hereunder; and

(v)            any defense arising by reason of or deriving from (A) any claim or defense based upon an election of remedies by the Administrative Agent and the other Secured Parties; or (B) any election by the Administrative Agent and the other Secured Parties under any provision of any state or federal bankruptcy, insolvency or similar law to limit the amount of, or any Collateral securing, its claim against the Guarantors.

(b)           General Waivers. Each Guarantor irrevocably waives, to the fullest extent permitted by law, any notice not provided for herein.

13.05      Reinstatement. The obligations of the Guarantors under this Section 13 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower in respect of the Guaranteed Obligations is at any time rescinded, annulled, avoided, set aside, invalidated, declared to be fraudulent or must be otherwise restored or repaid by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization, equitable cause or otherwise, and the Guarantors jointly and severally agree that they will indemnify the Secured Parties on demand for all reasonable costs and expenses (including fees of counsel) incurred by such Persons in connection with such rescission, repayment or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any state or federal bankruptcy, insolvency or similar law. The provisions of this Section 13.05 shall survive termination of this Guaranty.

13.06      Subrogation. The Guarantors hereby jointly and severally agree that, until the prior and complete satisfaction of all Termination Conditions, they (i) shall have no right of subrogation with respect to the Guaranteed Obligations and (ii) waive any right to enforce any remedy which the Secured Parties or the Administrative Agent now have or may hereafter have against the Borrower, any endorser or any other guarantor of all or any part of the Guaranteed Obligations or any other Person, and each Guarantor waives any benefit of, and any right to participate in, any security or Collateral that may from time to time be given to the Secured Parties and the Administrative Agent to secure the payment or performance of all or any part of the Guaranteed Obligations or any other liability of the Borrower to the Secured Parties. Should any Guarantor have the right, notwithstanding the foregoing, to exercise its subrogation rights prior to complete satisfaction of the Termination Conditions, each Guarantor hereby expressly and irrevocably (A) subordinates any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set-off that such Guarantor may have prior to the complete satisfaction of the Termination Conditions, and (B) waives any and all defenses available to a surety, guarantor or accommodation co-obligor until all Termination Conditions are satisfied in full. Each Guarantor acknowledges and agrees that this subordination is intended to benefit the Administrative Agent and the Secured Parties and shall not limit or otherwise affect such Guarantor’s liability hereunder or the enforceability of this Guaranty, and that the Administrative Agent, the Secured Parties and their respective successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 13.06.

13.07      Remedies. The Guarantors jointly and severally agree that, as between the Guarantors, on one hand, and the Administrative Agent and the Lenders, on the other hand, the obligations of the Borrower under this Agreement and under the other Loan Documents may be declared to be forthwith due and payable as provided in Section 11 (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 11) for purposes of Section 13.01 notwithstanding any stay, injunction or other prohibition, including any such stay upon an Insolvency Proceeding, preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrower) shall forthwith become due and payable by the Guarantors for purposes of Section 13.01.

13.08      Instrument for the Payment of Money. Each Guarantor hereby acknowledges that the guarantee in this Section 13 constitutes an instrument for the payment of money, and consents and agrees that the Administrative Agent and the Lenders, at their sole option, in the event of a dispute by such Guarantor in the payment of any moneys due hereunder, shall have the right to proceed by motion for summary judgment in lieu of complaint pursuant to N.Y. Civ. Prac. L&R § 3213.

13.09      Continuing Guarantee. The guarantee in this Section 13 is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

13.10      Contribution with Respect to Guaranteed Obligations.

(a)           To the extent that any Guarantor shall make a payment under this Guaranty (a “Guarantor Payment”) which, taking into account all other Guarantor Payments then previously or concurrently made by any other Guarantor, exceeds the amount which otherwise would have been paid by or attributable to such Guarantor if each Guarantor had paid the aggregate Guaranteed Obligations satisfied by such Guarantor Payment in the same proportion as such Guarantor’s “Allocable Amount” (as defined below) (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of each of the Guarantors as determined immediately prior to the making of such Guarantor Payment, then, following the prior and complete satisfaction of the Termination Conditions, such Guarantor shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Guarantor for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.

(b)           As of any date of determination, the “Allocable Amount” of any Guarantor shall be equal to the maximum amount of the claim which could then be recovered from such Guarantor under this Agreement without rendering such claim voidable or avoidable under any state or federal bankruptcy, insolvency or similar law or other applicable Law.

(c)           This Section 13.10 is intended only to define the relative rights of the Guarantors, and nothing set forth in this Section 13.10 is intended to or shall impair the obligations of the Guarantors, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Agreement.

(d)           The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the Guarantor or Guarantors to which such contribution and indemnification is owing.

(e)           The rights of the indemnifying Guarantors against other Guarantors under this Section 13.10 shall be exercisable only upon the prior and complete satisfaction of the Termination Conditions.

13.11       General Limitation on Guarantee Obligations. In any action or proceeding involving any provincial, territorial or state corporate law, or any state or federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guarantor under Section 13.01 would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 13.01, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Guarantor, the Administrative Agent, any Lender or any other Person, be automatically limited and reduced to the highest amount valid and enforceable, not constituting a fraudulent transfer or conveyance and not subordinated to the claims of other creditors, as applicable, as determined in such action or proceeding.

This guarantee does not apply to any liability to the extent that it would result in this guarantee constituting unlawful financial assistance within the meaning of Section 678 or 679 of the Companies Act 2006.

Section 14.
MISCELLANEOUS

14.01      No Waiver. No failure on the part of the Administrative Agent or the Lenders to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any Loan Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

14.02      Notices. All notices, requests, instructions, directions and other communications provided for herein (including any modifications of, or waivers, requests or consents under, this Agreement) or in the other Loan Documents shall be given or made in writing (including by telecopy or email) delivered, if to the Borrower, another Obligor, the Administrative Agent or any Lender, to its address specified on the signature pages hereto or its Guarantee Assumption Agreement, as the case may be, or at such other address as shall be designated by such party in a written notice to the other parties. Except as otherwise provided in this Agreement or therein, all such communications shall be deemed to have been duly given upon receipt of a legible copy thereof, in each case given or addressed as aforesaid. All such communications provided for herein by telecopy shall be confirmed in writing promptly after the delivery of such communication (it being understood that non-receipt of written confirmation of such communication shall not invalidate such communication).

14.03      Expenses, Indemnification, Etc.

(a)            Expenses. Each Obligor, jointly and severally, agrees to pay or reimburse (i) the Administrative Agent and the Lenders and their respective Affiliates for all of their reasonable and documented out of pocket costs and expenses (including the reasonable and documented out of pocket fees, expenses, charges and disbursements of Sullivan & Cromwell LLP, counsel to the Administrative Agent and the Lenders, and (if necessary) of a single local counsel to the Administrative Agent and the Lenders, taken as a whole, in each relevant material jurisdiction and one regulatory counsel for the Administrative Agent and the Lenders taken as a whole, and any sales, goods and services or other similar Taxes applicable thereto, and reasonable and documented printing, reproduction, document delivery, communication and travel costs) in connection with (x) the negotiation, preparation, execution and delivery of this Agreement and the other Loan Documents and the making of the Loans (exclusive of post-closing costs); provided, that, notwithstanding the foregoing, (A) the Obligors shall only be required to pay or reimburse legal and Intellectual Property diligence expenses (collectively “Legal and IP Expenses”) pursuant to this clause (i)(x) in an amount equal to (1) 100% of any Legal and IP Expenses up to $500,000 (in the aggregate with any due diligence expenses required to be paid or reimbursed by the Obligors under the Revenue Interest Financing Agreement) and (2) 50% of any Legal and IP Expenses in excess thereof and (B) the Obligors shall only be required to pay or reimburse due diligence expenses (other than Intellectual Property diligence expenses constituting Legal and IP Expenses) pursuant to this clause (i)(x) in an amount equal to (1) 100% of any such due diligence expenses up to $125,000 (in the aggregate with any due diligence expenses (other than intellectual property diligence expenses) required to be paid or reimbursed by the Obligors under the Revenue Interest Financing Agreement) and (2) 50% of any such due diligence expenses in excess thereof; provided, further, that the amount of all Legal and IP Expenses, due diligence expenses and all other fees, costs and expenses payable pursuant to this clause (i) shall be net of any amounts previously paid by the Borrower to the Administrative Agent or any Lender as a deposit against such fees, costs and expenses, (y) post-closing costs (including costs of the administration of this Agreement and the other Loan Documents) and (z) the negotiation or preparation of any modification, supplement or waiver of any of the terms of this Agreement or any of the other Loan Documents (whether or not consummated) and (ii) each of the Administrative Agent and the Lenders for all of their documented out of pocket costs and expenses (including the reasonable and documented fees and expenses of any legal counsel, provided, that such documentation shall not include legal time entries, but may include aggregate hours) in connection with the enforcement, exercise or protection of their rights in connection with this Agreement and the other Loan Documents, including their rights under this Section 14.03, or in connection with the Loans made hereunder, including such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

(b)           Indemnification. Each Obligor, jointly and severally, hereby indemnifies the Administrative Agent (and any sub-agent thereof), the Lenders and their respective Affiliates, directors, officers, employees, attorneys, agents, advisors and controlling parties (each, an “Indemnified Party”) from and against, and agrees to hold them harmless against, any and all Claims and Losses of any kind including reasonable and documented out of pocket fees and disbursements of any counsel for the Indemnified Parties (limited to, at most, one legal counsel for the Indemnified Parties, taken as a whole, in each relevant jurisdiction, and, if reasonably necessary in the case of an actual or perceived conflict of interest, one additional conflict counsel to each similarly-situated Indemnified Party), that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or relating to (i) Agreement or any of the other Loan Documents or the Transactions, (ii) any use made or proposed to be made with the proceeds of the Loans, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Obligor or any of its Subsidiaries, or (iv) any actual or prospective claim, investigation, litigation or proceeding relating to any of the foregoing, whether based on contract, tort, or any other theory, whether or not such investigation, litigation or proceeding is brought by any Obligor, any of its Subsidiaries, shareholders or creditors, an Indemnified Party or any other Person, or an Indemnified Party is otherwise a party thereto, and whether or not any of the conditions precedent set forth in Section 6 are satisfied or the other transactions contemplated by this Agreement are consummated, except to the extent such Claim or Loss is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence or willful misconduct. No Obligor shall assert any claim against any Indemnified Party, on any theory of liability, for consequential, indirect, special or punitive damages arising out of or otherwise relating to this Agreement or any of the other Loan Documents or any of the Transactions or the actual or proposed use of the proceeds of the Loans. The Borrower, its Subsidiaries and Affiliates and their respective directors, officers, employees, attorneys, agents, advisors and controlling parties are each sometimes referred to in this Agreement as a “Borrower Party”. None of the Administrative Agent, any Lender or any Indemnified Party shall assert any claim against any Borrower Party, on any theory of liability, for consequential, indirect, special or punitive damages arising out of or otherwise relating to this Agreement or any of the other Loan Documents or any of the Transactions or the actual or proposed use of the proceeds of the Loans. Notwithstanding the foregoing in this Section 14.03(b), the Obligors shall not be liable for any settlement of any proceeding effected without the Obligors’ consent (which consent shall not be unreasonably withheld, delayed or conditioned), but if settled with the Obligors’ written consent, or if there is a judgment against an Indemnified Party in any such proceeding, the Obligors shall indemnify and hold harmless each Indemnified Party to the extent and in the manner set forth above. The Obligors shall not, without the prior written consent of an Indemnified Party (which consent shall not be unreasonably withheld, conditioned or delayed), effect any settlement of any pending or threatened proceeding against such Indemnified Party in respect of which indemnity could have been sought hereunder by such Indemnified Party unless (x) such settlement includes an unconditional release of such Indemnified Party from all liability or claims that are the subject matter of, or arise out of, such proceeding and (y) such settlement does not include any statement as to, or any admission of fault, culpability, wrongdoing or a failure to act by or on behalf of such Indemnified Party. This Section shall not apply to (x) Taxes other than Taxes relating to a non-Tax Claim or Loss governed by this Section 14.03(b) or (y) yield protection matters covered by Section 5.01, which shall be governed exclusively by such Section.

14.04      Amendments, Etc. Except as otherwise expressly provided in this Agreement, any provision of this Agreement and any other Loan Document may be modified or supplemented only by an instrument in writing signed by the Borrower, the Administrative Agent and the Majority Lenders; provided that:

(a)           any such modification or supplement that is disproportionately adverse to any Lender as compared to other Lenders or subjects any Lender to any additional obligation shall not be effective without the consent of such affected Lender;

(b)           the consent of all of the Lenders shall be required to:

(i)             amend, modify, discharge, terminate or waive any of the terms of this Agreement or any other Loan Agreement (including by modifying any defined term used therein or any provision referenced therein) if such amendment, modification, discharge, termination or waiver would (A) increase the amount of the Loans or Commitment, reduce the fees payable hereunder or under any other Loan Document, (B) reduce interest rates (provided that the Majority Lenders may waive or revoke the imposition of the Default Rate) or other amounts payable with respect to the Loans (it being understood that the waiver or declining of any mandatory prepayment of Loans pursuant to Section 3.03(b) shall not constitute a reduction of any amount payable with respect to the Loans), (C) extend any date fixed for payment of principal, interest or other amounts payable relating to the Loans (it being understood that the waiver or declining of any mandatory prepayment of Loans pursuant to Section 3.03(b) shall not constitute an extension of any date fixed for payment of principal, interest or other amounts payable relating to the Loans), (D) extend the repayment dates of the Loans, (E) modify the Commitments (it being understood and agreed that a waiver of any condition precedent set forth in Section 6.02 or of any Default or Event of Default or a mandatory reduction in Commitments is not considered a modification of any Commitment), or (F) modify the definition of “Proportionate Share,” provided, for the avoidance of doubt, that any waiver relating to an Event of Default or Default shall only require the consent of the Majority Lenders (other than an Event of Default under Section 11.01(a) or (b), to the extent such payments have not been made by the Obligors);

(ii)            amend, modify, discharge, terminate or waive any Security Document or Guarantee if the effect is to release all or substantially all of the Collateral, or to release all or substantially all of the value of the Guarantee, subject thereto other than pursuant to the terms hereof or thereof; or

(iii)           amend this the definition of “Majority Lenders”, Section 3.01(b), Section 4.01, the final paragraph of Section 9.09, this Section 14.04 or any other provision requiring the consent of each Lender or all Lenders.

(iv)           amend, modify, discharge, terminate or waive any of the terms of this Agreement with respect to (A) any conditions precedent to funding including the definitions of “Applicable Availability Period”, “Applicable Funding Conditions” or “Applicable Funding Date” and (B) any change to the requirements to repay the Obligations hereunder in Dollars.

(c)            the consent of OMERS Lender shall be required to amend, modify, discharge, terminate or waive the definitions of “Affiliate”, “Company Competitor”, Distressed Debt Investor”, this Section 14.04(c) or Section 14.05(b) in any manner adverse to OMERS Lender.

Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.

14.05      Successors and Assigns.

(a)           General. The provisions of this Agreement and the other Loan Documents shall be binding upon and inure to the benefit of the parties hereto or thereto and their respective successors and assigns permitted hereby or thereby, except that no Obligor may assign or otherwise transfer any of its rights or obligations hereunder (except, with respect to any Subsidiary Guarantor, in connection with an event permitted under Section 9.03) without the prior written consent of each Lender. Any Lender may assign or otherwise transfer any of its rights or obligations hereunder or under any of the other Loan Documents (i) to an assignee in accordance with the provisions of Section 14.05(b) or (ii) by way of participation in accordance with the provisions of Section 14.05(e). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 14.05(e) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)           Assignments by Lender. Any Lender may at any time assign to one or more Eligible Transferees (or, if an Event of Default under Section 11.01(a), (b) or (h) has occurred and is continuing, to any Person) all or a portion of its rights and obligations under this Agreement (including all or a portion of the Loans at the time owing to it) and the other Loan Documents; provided that (i) no such assignment shall be made to any Defaulting Lender, any Obligor, any Affiliate of any Obligor, any employees or directors of any Obligor at any time and (ii) no such assignment shall be made without the prior written consent of the Administrative Agent; provided that the consent of the Administrative Agent shall not be required for any assignment to a Lender or an Affiliate of a Lender. The consent of the Borrower (such consent not to be unreasonably withheld, conditioned or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to an Eligible Transferee; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received written notice thereof; provided further that the consent of the Borrower shall not be required for any assignment to (x) Oaktree Capital Management, L.P. or any of its managed funds or accounts, (y) any Affiliate of the foregoing, or (z) any OMERS Lender, in each case that is not a Defaulting Lender. Subject to the recording thereof by the Administrative Agent pursuant to Section 14.05(d), and to receipt by the Administrative Agent of a processing and recordation fee in the amount of $3,500 (provided that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment) from and after the date such Assignment and Assumption is recorded in the Register, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of the Lender under this Agreement and the other Loan Documents, and correspondingly the assigning Lender shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) and the other Loan Documents but shall continue to be entitled to the benefits of Section 5 and Section 14.03. Any assignment or transfer by the Lender of rights or obligations under this Agreement that does not comply with this Section 14.05(b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 14.05(e).

(c)           Amendments to Loan Documents. Each of the Administrative Agent, the Lenders and the Obligors agrees to enter into such amendments to the Loan Documents, and such additional Security Documents and other instruments and agreements, in each case in form and substance reasonably acceptable to the Administrative Agent, the Lenders and the Obligors, as shall reasonably be necessary to implement and give effect to any assignment made under this Section 14.05.

(d)           Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices in the United States a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior written notice. Notwithstanding anything to the contrary, any assignment of any Loan shall be effective only upon appropriate entries with respect thereto being made in the Register.

(e)           Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower, sell participations to any Eligible Transferee (other than a natural person, a Defaulting Lender or any Obligor or any of its Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of the Lender’s rights and/or obligations under this Agreement (including all or a portion of the Commitment and/or the Loans owing to it) and the other Loan Documents; provided that (i) such Lender’s obligations under this Agreement and the other Loan Documents shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower shall continue to deal solely and directly with such Lender in connection therewith. Any agreement or instrument pursuant to which any Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that would (i) increase or extend the term of such Lender’s Commitment (it being understood and agreed that a waiver of any condition precedent set forth in Section 6.02 or of any Default or Event of Default or a mandatory reduction in Commitments is not considered an increase or extension of any Commitment), (ii) extend the date fixed for the payment of principal of or interest on the Loans or any portion of any fee hereunder payable to the Participant (it being understood that the waiver or declining of any prepayment of Loans shall not constitute an extension of any date fixed for payment of principal, interest or other amounts payable to the Participant), (iii) reduce the amount of any such payment of principal (it being understood that the waiver or declining of any prepayment of Loans shall not constitute a reduction of any amount payable with respect to the Loans), or (iv) reduce the rate at which interest is payable thereon to a level below the rate at which the Participant is entitled to receive such interest (provided that the Majority Lenders may waive or revoke the imposition of the Default Rate). The Borrower agrees that each Participant shall be entitled to the benefits of Section 5.01 or 5.03 (subject to the requirements and limitations therein, including the requirements under Section 5.03(f) (it being understood that the documentation required under Section 5.03(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 14.05(b); provided that such Participant (i) agrees to be subject to the provisions of Section 5.04 as if it were an assignee under Section 14.05(b) and (ii) shall not be entitled to receive any greater payment under Section 5.01 or 5.03, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a change in Law that occurs after the Participant acquired the applicable participation or the sale of the participation to such Participant is made with the Borrower’s prior written consent. To the extent permitted by Law, each Participant also shall be entitled to the benefits of Section 4.03(a) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(f)            [Reserved].

(g)           Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under the Loan Documents to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

14.06      Survival. The obligations of the Borrower under Sections 5.01, 5.02, 5.03, 14.03, 14.05, 14.06, 14.09, 14.10, 14.11, 14.12, 14.13 and 14.14 and the obligations of the Guarantors under Section 13 (solely to the extent guaranteeing any of the obligations under the foregoing Sections) shall survive the repayment of the Obligations and the termination of the Commitments and, in the case of the Lenders’ assignment of any interest in the Commitments or the Loans hereunder, shall survive, in the case of any event or circumstance that occurred prior to the effective date of such assignment, the making of such assignment, notwithstanding that the Lenders may cease to be “Lenders” hereunder. In addition, each representation and warranty made, or deemed to be made by a Borrowing Notice, herein or pursuant hereto shall survive the making of such representation and warranty.

(h)           Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable Proportionate Share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full Proportionate Share of all Loans. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

14.07      Captions. The table of contents and captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

14.08      Counterparts, Effectiveness. This Agreement may be executed in any number of counterparts (including electronic imaging means), all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart. Delivery of an executed signature page of this Agreement by facsimile transmission or electronic transmission (e.g., in PDF format) shall be effective as delivery of a manually executed counterpart hereof. This Agreement shall become effective when counterparts hereof executed on behalf of the Obligors, the Administrative Agent and the Lender shall have been received by the Administrative Agent. The words “execution,” execute”,

“signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

14.09      Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with, the law of the State of New York, without regard to principles of conflicts of laws that would result in the application of the laws of any other jurisdiction; provided that Section 5-1401 of the New York General Obligations Law shall apply.

14.10      Jurisdiction, Service of Process and Venue.

(a)           Submission to Jurisdiction. Each party hereby irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or tort or otherwise, against such other party in any way relating to this Agreement or any Loan Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the exclusive jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable Law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(b)           [Reserved].

(c)            Waiver of Venue, Etc. Each party hereto irrevocably waives to the fullest extent permitted by law any objection that it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document and hereby further irrevocably waives to the fullest extent permitted by law any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. A final judgment (in respect of which time for all appeals has elapsed) in any such suit, action or proceeding shall be conclusive and may be enforced in any court to the jurisdiction of which such party is or may be subject, by suit upon judgment.

14.11      Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

14.12      Waiver of Immunity. To the extent that any Obligor may be or become entitled to claim for itself or its property or revenues any immunity on the ground of sovereignty or the like from suit, court jurisdiction, attachment prior to judgment, attachment in aid of execution of a judgment or execution of a judgment, and to the extent that in any such jurisdiction there may be attributed such an immunity (whether or not claimed), such Obligor hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity with respect to its obligations under this Agreement and the other Loan Documents.

14.13      Entire Agreement. This Agreement and the other Loan Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof, including any confidentiality (or similar) agreements. EACH OBLIGOR ACKNOWLEDGES, REPRESENTS AND WARRANTS THAT IN DECIDING TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS OR IN TAKING OR NOT TAKING ANY ACTION HEREUNDER OR THEREUNDER, IT HAS NOT RELIED, AND WILL NOT RELY, ON ANY STATEMENT, REPRESENTATION, WARRANTY, COVENANT, AGREEMENT OR UNDERSTANDING, WHETHER WRITTEN OR ORAL, OF OR WITH ADMINISTRATIVE AGENT OR THE LENDERS OTHER THAN THOSE EXPRESSLY SET FORTH IN THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

14.14      Severability. If any provision hereof is found by a court to be invalid or unenforceable, to the fullest extent permitted by any Law the parties agree that such invalidity or unenforceability shall not impair the validity or enforceability of any other provision hereof. Without limiting the foregoing provisions of this Section 14.14, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by the Bankruptcy Code, or any other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, examinership, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect, as determined in good faith by the Administrative Agent, then such provisions shall be deemed to be in effect only to the extent not so limited.

14.15      No Fiduciary Relationship. The Borrower acknowledges that the Administrative Agent and the Lenders have no fiduciary relationship with, or fiduciary duty to, the Borrower arising out of or in connection with this Agreement or the other Loan Documents, and the relationship between the Lenders and the Borrower is solely that of creditor and debtor. This Agreement and the other Loan Documents do not create a joint venture among the parties.

14.16      Confidentiality. The Administrative Agent and each Lender agree to keep confidential, and not disclose to any Person all non-public information provided to them by or on behalf of any Obligor pursuant to this Agreement that is designated by such Obligor as confidential in accordance with its customary procedures for handling its own confidential information; provided that nothing herein shall prevent the Administrative Agent or any Lender from disclosing any such information (i) to the Administrative Agent, any other Lender or any Affiliate of a Lender, (ii) subject to an agreement to comply with the provisions of this Section, to any Eligible Transferee or assignee permitted under Section 14.05(b), and any actual or prospective direct or indirect counterparty to any Hedging Agreement (or any professional advisor to such counterparty), (iii) to its employees, officers, directors, agents, attorneys, accountants, trustees and other professional advisors or those of any of its affiliates (provided that, in each case, such Persons were informed of the confidential nature of such confidential information and instructed to keep such information confidential or are otherwise subject to professional obligations to maintain the confidentiality of such confidential information) (collectively, its “Related Parties”), in each case on a need-to-know basis, (iv) upon the requirement or demand of any Governmental Authority or any Regulatory Authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (v) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Law, (vi) if required to do so in connection with any litigation or similar proceeding, (vii) that has been publicly disclosed (other than as a result of a disclosure in violation of this Section 14.16), (viii) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender’s investment portfolio in connection with ratings issued with respect to such Lender, (ix) to the extent necessary in connection with the exercise of any remedy hereunder or under any other Loan Document, (x) on a confidential basis to (A) any rating agency in connection with rating the Borrower or its Subsidiaries or the Loans or (B) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers of other market identifiers with respect to the Loans or (xi) to any other party hereto; provided that, in the case of disclosure pursuant to clauses (iv), (v) and (vi) above, the Administrative Agent or applicable Lender, as applicable, shall promptly provide notice to the Borrower to the extent reasonable and not prohibited by Law or any applicable Governmental Authority.

14.17      Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts that are treated as interest on such Loan under applicable Law (collectively, “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by the Administrative Agent and the Lender holding such Loan in accordance with applicable Law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate. To the extent lawful, the interest and Charges that would have been paid in respect of such Loan but were not paid as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the amount collectible at the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate for each day to the date of repayment, shall have been received by such Lender. Any amount collected by such Lender that exceeds the maximum amount collectible at the Maximum Rate shall be applied to the reduction of the principal balance of such Loan so that at no time shall the interest and Charges paid or payable in respect of such Loan exceed the maximum amount collectible at the Maximum Rate.

14.18      Judgment Currency.

(a)            If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder in Dollars into another currency, the parties hereto agree, to the fullest extent permitted by Law, that the rate of exchange used shall be that at which, in accordance with normal banking procedures, the Administrative Agent could purchase Dollars with such other currency at the buying spot rate of exchange in the New York foreign exchange market on the Business Day immediately preceding that on which any such judgment, or any relevant part thereof, is given.

(b)           The obligations of the Obligors in respect of any sum due to the Administrative Agent hereunder and under the other Loan Documents shall, notwithstanding any judgment in a currency other than Dollars, be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in such other currency the Administrative Agent may, in accordance with normal banking procedures, purchase Dollars with such other currency. If the amount of Dollars so purchased is less than the sum originally due to the Administrative Agent in Dollars, the Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent against such loss. If the amount of Dollars so purchased exceeds the sum originally due to the Administrative Agent in Dollars, the Administrative Agent shall remit such excess to the Borrower.

14.19      USA PATRIOT Act. The Administrative Agent and the Lenders hereby notify the Obligors that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), they are required to obtain, verify and record information that identifies the Obligors, which information includes the name and address of each Obligor and other information that will allow such Person to identify such Obligor in accordance with the Patriot Act.

14.20      Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)            the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)            the effects of any Bail-In Action on any such liability, including, if applicable:

(i)             a reduction in full or in part or cancellation of any such liability;

(ii)            a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)           the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

Schedule 1

Loans Schedule

Tranche A Term Loans

Lenders and their respective Applicable Commitments:

Lender	Applicable Commitment
Oaktree-TCDRS Strategic Credit, LLC	[***]
Oaktree-Forrest Multi-Strategy, LLC	[***]
Oaktree-TBMR Strategic Credit Fund C, LLC	[***]
Oaktree-TBMR Strategic Credit Fund F, LLC	[***]
Oaktree-TBMR Strategic Credit Fund G, LLC	[***]
Oaktree-TSE 16 Strategic Credit, LLC	[***]
INPRS Strategic Credit Holdings, LLC	[***]
Oaktree Specialty Lending Corporation	[***]
Oaktree Strategic Credit Fund	[***]
Oaktree AZ Strategic Lending Fund, L.P.	[***]
Oaktree LSL Fund Delaware Holdings EURRC, L.P.	[***]
Oaktree Direct Lending Fund Delaware Holdings Non-EURRC, L.P	[***]
Oaktree Direct Lending Fund Unlevered Delaware Holdings Non-EURRC, L.P.	[***]
Oaktree Direct Lending Fund VCOC Delaware Holdings Non-EURRC, L.P.	[***]
Oaktree Loan Acquisition Fund, L.P.	[***]
OCM Life Sciences Portfolio LP	[***]
Tranche A Commitment	$55,000,000.00

Tranche B Term Loans

Lenders and their respective Applicable Commitments:

Lender	Applicable Commitment
Oaktree-TCDRS Strategic Credit, LLC	[***]
Oaktree-Forrest Multi-Strategy, LLC	[***]
Oaktree-TBMR Strategic Credit Fund C, LLC	[***]
Oaktree-TBMR Strategic Credit Fund F, LLC	[***]
Oaktree-TBMR Strategic Credit Fund G, LLC	[***]
Oaktree-TSE 16 Strategic Credit, LLC	[***]
INPRS Strategic Credit Holdings, LLC	[***]
Oaktree Specialty Lending Corporation	[***]
Oaktree Strategic Credit Fund	[***]
Oaktree AZ Strategic Lending Fund, L.P.	[***]
Oaktree LSL Fund Delaware Holdings EURRC, L.P.	[***]
Oaktree Direct Lending Fund Delaware Holdings Non-EURRC, L.P	[***]
Oaktree Direct Lending Fund Unlevered Delaware Holdings Non-EURRC, L.P.	[***]
Oaktree Direct Lending Fund VCOC Delaware Holdings Non-EURRC, L.P.	[***]
Oaktree Loan Acquisition Fund, L.P.	[***]
OCM Life Sciences Portfolio LP	[***]
Tranche B Commitment	$70,000,000.00

The following defined terms apply to the Tranche B Term Loans:

“Applicable Availability Period” means the period starting on the date of the funding of the Tranche A Term Loans and ending on September 30, 2024.

“Applicable Funding Condition” means that (i) the Closing Date shall have occurred and (ii) the Borrower shall have received approval from the FDA for Borrower’s NDA for Ensifentrine (NDA #217389) with an Indication and Usage section of the label stating that Ensifentrine is indicated for the maintenance treatment of certain patients with chronic obstructive pulmonary disease, with no Boxed Warning.

“Indications and Usage” means the section of the FDA-approved labeling for a drug product that states such drug is indicated for the treatment, prevention, mitigation, cure, or diagnosis of a recognized disease or condition, or of a manifestation of a recognized disease or condition, or for the relief of symptoms associated with a recognized disease or condition, as set forth in 21 C.F.R. Section 201.57(c)(2).

“Boxed Warning” means a contraindication or serious warning required by the FDA to be presented in a box within the approved labeling of a drug product, as set forth in 21 C.F.R. Sections 201.57(a)(4) and 201.57(c)(1).

Tranche C Term Loans

Lenders and their respective Applicable Commitments:

Lender	Applicable Commitment
Oaktree-TCDRS Strategic Credit, LLC	[***]
Oaktree-Forrest Multi-Strategy, LLC	[***]
Oaktree-TBMR Strategic Credit Fund C, LLC	[***]
Oaktree-TBMR Strategic Credit Fund F, LLC	[***]
Oaktree-TBMR Strategic Credit Fund G, LLC	[***]
Oaktree-TSE 16 Strategic Credit, LLC	[***]
INPRS Strategic Credit Holdings, LLC	[***]
Oaktree Specialty Lending Corporation	[***]
Oaktree Strategic Credit Fund	[***]
Oaktree AZ Strategic Lending Fund, L.P.	[***]
Oaktree LSL Fund Delaware Holdings EURRC, L.P.	[***]
Oaktree Direct Lending Fund Delaware Holdings Non-EURRC, L.P	[***]
Oaktree Direct Lending Fund Unlevered Delaware Holdings Non-EURRC, L.P.	[***]
Oaktree Direct Lending Fund VCOC Delaware Holdings Non-EURRC, L.P.	[***]
Oaktree Loan Acquisition Fund, L.P.	[***]
Oaktree Jalapeno Investment Fund, L.P.	[***]
OCM Life Sciences Portfolio LP	[***]
Tranche C Commitment	$125,000,000.00

Tranche D Term Loans

Lenders and their respective Applicable Commitments:

Lender	Applicable Commitment
Oaktree-TCDRS Strategic Credit, LLC	[***]
Oaktree-Forrest Multi-Strategy, LLC	[***]
Oaktree-TBMR Strategic Credit Fund C, LLC	[***]
Oaktree-TBMR Strategic Credit Fund F, LLC	[***]
Oaktree-TBMR Strategic Credit Fund G, LLC	[***]
Oaktree-TSE 16 Strategic Credit, LLC	[***]
INPRS Strategic Credit Holdings, LLC	[***]
Oaktree Specialty Lending Corporation	[***]
Oaktree Strategic Credit Fund	[***]
Oaktree AZ Strategic Lending Fund, L.P.	[***]
Oaktree LSL Fund Delaware Holdings EURRC, L.P.	[***]
Oaktree Direct Lending Fund Delaware Holdings Non-EURRC, L.P	[***]
Oaktree Direct Lending Fund Unlevered Delaware Holdings Non-EURRC, L.P.	[***]
Oaktree Direct Lending Fund VCOC Delaware Holdings Non-EURRC, L.P.	[***]
Oaktree Loan Acquisition Fund, L.P.	[***]
OCM Life Sciences Portfolio LP	[***]
Tranche D Commitment	$100,000,000.00

The following defined terms apply to the Tranche D Term Loans:

“Applicable Availability Period” means the period starting on the first Business Day following receipt by the Administrative Agent of the Tranche D Net Sales Condition Certificate and ending on June 30, 2026.

“Applicable Funding Condition” means that (i) the Closing Date shall have occurred, (ii) the Administrative Agent shall have received the Tranche D Net Sales Condition Certificate and (iii) the “Applicable Funding Condition” with respect to the Tranche A Term Loans, Tranche B Term Loans and Tranche C Term Loans and other conditions precedent to the borrowing of the Tranche A Term Loans Tranche B Term Loans and Tranche C Term Loans shall have been satisfied or waived and the Tranche A Term Loans Tranche B Term Loans and Tranche C Term Loans shall have been funded by the Lenders in accordance with Section 2.01.

“Tranche D Net Sales Condition Certificate” means a certificate substantially in the form of Exhibit M-2 signed by a Responsible Officer of the Borrower as of the end of the applicable quarter indicating that Net Sales for the trailing twelve (12) consecutive month period exceed [***].

Tranche E Term Loans

Lenders and their respective Applicable Commitments1:

Lender	Applicable Commitment
Oaktree-TCDRS Strategic Credit, LLC	[***]
Oaktree-Forrest Multi-Strategy, LLC	[***]
Oaktree-TBMR Strategic Credit Fund C, LLC	[***]
Oaktree-TBMR Strategic Credit Fund F, LLC	[***]
Oaktree-TBMR Strategic Credit Fund G, LLC	[***]
Oaktree-TSE 16 Strategic Credit, LLC	[***]
INPRS Strategic Credit Holdings, LLC	[***]
Oaktree Specialty Lending Corporation	[***]
Oaktree Strategic Credit Fund	[***]
Oaktree AZ Strategic Lending Fund, L.P.	[***]
Oaktree LSL Fund Delaware Holdings EURRC, L.P.	[***]
Oaktree Direct Lending Fund Delaware Holdings Non-EURRC, L.P	[***]
Oaktree Direct Lending Fund Unlevered Delaware Holdings Non-EURRC, L.P.	[***]
Oaktree Direct Lending Fund VCOC Delaware Holdings Non-EURRC, L.P.	[***]
Oaktree Loan Acquisition Fund, L.P.	[***]
OCM Life Sciences Portfolio LP	[***]
Tranche E Commitment	$100,000,000.00

The following defined terms apply to the Tranche E Term Loans:

“Applicable Availability Period” means the period starting on the first Business Day following receipt by the Administrative Agent of Lenders’ written consent (to be granted in the sole discretion of each such Lender) for funding the Tranche E Term Loans in accordance with this Agreement, and ending on the Maturity Date.

“Applicable Funding Condition” means that the Administrative Agent shall have received one or more Lender’s prior written consent for funding such Lender’s pro-rata portion of the Tranche E Term Loans in accordance with terms to be agreed among such Lenders and the Borrower, and any such funding shall be in any such Lender’s sole and absolute discretion.

1 It being acknowledged and agreed that at the Closing Date and until satisfaction of the conditions precedent to the Tranche E Term Loan (i) the Commitment set out for Tranche E in the amount set forth opposite such Lender’s name on Schedule 1 is not committed as at the Closing Date, but is indicative only of the amount that would constitute such Lender’s pro-rata portion of the Tranche E Term Loans to be offered and agreed in accordance with the terms hereof and (ii) any Lender’s decision to advance such Tranche E Term Loan funding shall be in any such Lender’s sole and absolute discretion.